                                                                  EXHIBIT 3.1(d)




                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                        DIGITAL TELEVISION SERVICES, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY


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                                TABLE OF CONTENTS
                                     OF THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY



RECITALS ......................................................................1

ARTICLE I-FORMATION............................................................1

         SECTION 1.1.   Formation; Conversion; Continuation; General Terms;
                        Effective Date.........................................1
         SECTION 1.2.   Name...................................................2
         SECTION 1.3.   Purposes...............................................2
         SECTION 1.4.   Registered Agent; Registered Office....................2
         SECTION 1.5.   Commencement and Term..................................2
         SECTION 1.6.   Tax Classification.....................................2

ARTICLE II-CAPITAL CONTRIBUTIONS; ISSUANCE OF ADDITIONAL
         INTERESTS; CAPITAL ACCOUNTS...........................................3

         SECTION 2.1.   Initial Capital Contributions..........................3
         SECTION 2.2.   Additional Capital Contributions; Issuance of
                        Additional Interests...................................3
         SECTION 2.3.   Liability of Members...................................5
         SECTION 2.4.   Maintenance of Capital Accounts; Withdrawals;
                        Interest...............................................5
         SECTION 2.5.   Classes of Members and Units...........................5
         SECTION 2.6.   Registration Rights....................................6

ARTICLE III-INTERIM DISTRIBUTIONS..............................................6

         SECTION 3.1.   Tax Distributions......................................6
         SECTION 3.2.   Discretionary Distributions............................7
         SECTION 3.3.   Withholding............................................7
         SECTION 3.4.   Noncash Interim and Liquidating Distributions..........7

ARTICLE IV-ALLOCATIONS.........................................................8

         SECTION 4.1.   Profits................................................8
         SECTION 4.2.   Losses.................................................8
         SECTION 4.3.   Code Section 704(c) Tax Allocations....................9
         SECTION 4.4.   Miscellaneous..........................................9



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ARTICLE V-MANAGEMENT..........................................................10

         SECTION 5.1.   Management by the Manager Acting Through its Board of
                        Managers; Actions Requiring Member Vote...............10
         SECTION 5.2.   Ascertaining the Action of the Manager................14
         SECTION 5.3.   Direct Authority of Members with Respect to the
                        Manager; Restrictions on Authority of Manager.........14
         SECTION 5.4.   Limitation of Liability...............................17
         SECTION 5.5.   Indemnification.......................................18
         SECTION 5.6.   Expense Reimbursement.................................18
         SECTION 5.7    Insurance.............................................18

ARTICLE VI-MEMBER MEETINGS....................................................18

         SECTION 6.1.   Actual Meetings of Members............................18
         SECTION 6.2.   Written Consent to Action in Lieu of
                        Actual Meetings.......................................19

ARTICLE VII-TRANSFER OF INTERESTS; RIGHTS OF FIRST REFUSAL AND
         CO-SALE; CORPORATE CONVERSIONS.......................................19

         SECTION 7.1.   In General; Registration and Certification of
                        Interests; Mandatory Pledge of Interests..............19
         SECTION 7.2    Conditions Precedent to Transfer of
                        Member's Interest.....................................20
         SECTION 7.3.   Rights of Assignees...................................21
         SECTION 7.4.   Admission of Assignees as Members.....................21
         SECTION 7.5.   Distributions and Allocations With Respect to
                        Transferred Interests.................................22
         SECTION 7.6.   Transfer of Interest of Columbia Inc. to
                        Columbia B or Columbia Capital........................22
         SECTION 7.7.   Right of First Refusal................................22
         SECTION 7.8.   Right of Co-Sale......................................26
         SECTION 7.9.   Corporate Conversions.................................27
         SECTION 7.10.  Limited Power of Attorney.............................30

ARTICLE VIII-CESSATION OF MEMBERSHIP..........................................31

         SECTION 8.1.   When Membership Ceases................................31
         SECTION 8.2.   Deceased, Incompetent or Dissolved Members............32
         SECTION 8.3.   Consequences of Cessation of Membership...............32
         SECTION 8.4.   No Voluntary Withdrawal or Resignation by Members.....32

ARTICLE IX-DISSOLUTION, WINDING UP AND LIQUIDATING
         DISTRIBUTIONS........................................................32

         SECTION 9.1.   Dissolution Triggers..................................32
         SECTION 9.2.   Winding Up or Sale....................................33
         SECTION 9.3.   Liquidating Distributions.............................33

                                       ii

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ARTICLE X-BOOKS AND RECORDS; INFORMATION RIGHTS...............................35

         SECTION 10.1.  Books and Records; Visit to Business Premises.........35
         SECTION 10.2.  Taxable Year; Tax Accounting Methods..................35
         SECTION 10.3.  Information Rights....................................35
         SECTION 10.4.  Tax Information.......................................35

ARTICLE XI-MISCELLANEOUS......................................................36

         SECTION 11.1.  Notices...............................................36
         SECTION 11.2.  Binding Effect........................................36
         SECTION 11.3.  Construction..........................................36
         SECTION 11.4.  Entire Agreement; No Oral Limited Liability
                        Company Agreements; Amendments to the Limited
                        Liability Company Agreement...........................36
         SECTION 11.5.  Headings..............................................36
         SECTION 11.6.  Severability..........................................37
         SECTION 11.7.  Additional Documents..................................37
         SECTION 11.8.  Variation of Pronouns.................................37
         SECTION 11.9.  Governing Law; Consent to Jurisdiction;
                        Dispute Resolution................................... 37
         SECTION 11.10. Waiver of Action for Partition........................37
         SECTION 11.11. Counterpart Execution; Facsimile Execution............37
         SECTION 11.12. Tax Matters Member....................................37
         SECTION 11.13. Time of the Essence...................................38
         SECTION 11.14. Exhibits; Preferred Stock Corporate
                        Conversion Documents..................................38


         EXHIBIT A:     Certificates of Conversion and Formation.
         EXHIBIT B:     Information Exhibit.
         EXHIBIT C:     Glossary of Terms.
         EXHIBIT D:     Regulatory Allocations Exhibit.
         EXHIBIT E:     Indemnification Exhibit.
         EXHIBIT F:     Dispute Resolution Exhibit.
         EXHIBIT G:     Appraisal Exhibit.
         EXHIBIT H:     Registration Rights Agreement.
         EXHIBIT I:     Draft Certificate of Designations of Preferred Stock.
         EXHIBIT J:     Draft Certificate of Merger -- Preferred Stock
                        Corporate Conversion.
         EXHIBIT K:     Draft Certificate of Merger -- Common Stock
                        Corporate Conversion.
         EXHIBIT L:     Draft Stockholders Agreement
         EXHIBIT M:     Draft Certificate of Incorporation and Bylaws
                        Upon Qualified Corporate Conversion
         EXHIBIT N:     Certificate of Limited Liability Company Interest
         EXHIBIT O:     Operating Agreement of DTS Management, LLC
         EXHIBIT P:     Designees to Management's Board of Managers

                                       iii

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                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


         THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT is made and entered into as of February 10, 1997, by and among the Persons whose names, addresses and taxpayer identification numbers are listed on the attached Information Exhibit attached hereto as Exhibit B. Unless otherwise indicated, capitalized words and phrases in this Amended and Restated Limited Liability Company Agreement (the "Agreement") shall have the meanings set forth in the attached Glossary of Terms attached hereto as Exhibit C.

                                    RECITALS

         A. DBS Holdings, L.P., a Delaware limited partnership (the "Partnership"), was formed on January 30, 1996.

         B. Pursuant to Act Section 18-214(d) the Partnership was converted into a Delaware limited liability company (the "LLC") on November 19, 1996.

         C. The Members now wish to amend and restate the Agreement for the purposes of, among other things, creating multiple classes of Units and admitting certain new Persons as Members in exchange for Capital Contributions from such Persons as reflected on the Information Exhibit attached hereto as Exhibit B.

         NOW THEREFORE, in consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree that the limited liability company agreement of the LLC shall be amended and restated to read as follows:

                                    ARTICLE I

                                    FORMATION

         SECTION 1.1. FORMATION; CONVERSION; CONTINUATION; GENERAL TERMS; EFFECTIVE DATE.

         The LLC is the successor in interest by conversion to the Partnership. The LLC was formed upon the filing of the Certificate of Formation with the Delaware Secretary of State on November 19, 1996, and the conversion of the Partnership to the LLC occurred on that date. It is agreed that those Persons whose names are listed on the attached Information Exhibit who were not Members prior to the date hereof shall be admitted to the LLC as Members as of the date of this Agreement. The initial and newly admitted Members agree that the LLC shall continue to carry on the business of the LLC subject to the terms of this Agreement in accordance with the provisions of the Act.

         The rights and obligations of the Members and the terms and conditions of the LLC shall be governed by the Act and this Agreement, including all the Exhibits to this Agreement. To the extent the Act and this Agreement are inconsistent with respect to any subject matter covered in this Agreement, this Agreement shall govern, but only to the extent permitted by law. This Agreement shall be effective as of the date hereof.

         The Manager shall cause to be executed and filed on behalf of the LLC all other instruments or documents, and shall do or cause to be done all such filing, recording, or other acts, including the filing of the LLC's annual statement for the annual tax with the Delaware Secretary of State, as may be necessary or appropriate from time to time to comply with the requirements of law for the continuation and operation of a limited liability company in Delaware and in the other states and jurisdictions in which the LLC shall transact business.

         SECTION 1.2. NAME. The name of the LLC shall be Digital Television Services, LLC. The name of the LLC shall be the exclusive property of the LLC, and no Member shall have any rights in the LLC's name or any derivation thereof, even if the name contains such Member's own name or a derivation thereof. The LLC's name may be changed only by an amendment to the Certificate of Formation attached hereto as Exhibit A adopted pursuant to the voting requirements set forth in this Agreement.

         SECTION 1.3. PURPOSES. The purposes of the LLC shall be (i) to acquire, own, hold and manage directly, or through investments in other entities, rights to distribute direct broadcast satellite services, programming, and products, or other services and products utilizing orbital satellites and related radio frequencies, (ii) to own, hold, maintain, encumber, lease, sell, transfer or otherwise dispose of all property or assets or interests in property or assets as may be necessary, appropriate or convenient to accomplish the activities described in clause (i) above, (iii) to incur indebtedness or obligations in furtherance of the activities described in clauses (i) and (ii) above, and (iv) to conduct such other activities as may be necessary or incidental to the foregoing and in the best interest of the LLC, all on the terms and conditions and subject to the limitations set forth in this Agreement.

         SECTION 1.4. REGISTERED AGENT; REGISTERED OFFICE. The LLC's registered agent and registered office are set forth in the Certificate of Formation attached hereto as Exhibit A, and may be changed from time to time upon the vote of the Members or as otherwise provided in the Act.

         SECTION 1.5. COMMENCEMENT AND TERM. The term of the LLC commenced on November 19, 1996, with the LLC being the successor in interest by conversion to the Partnership the term of which commenced January 30, 1996. The term of the LLC shall continue until it is dissolved, its affairs are wound up and final liquidating distributions are made pursuant to this Agreement. Pursuant to Act
Section 18-801(1), and except as otherwise provided herein, the LLC shall have perpetual existence.

         SECTION 1.6. TAX CLASSIFICATION. The parties acknowledge that pursuant to Treasury Regulation Section 301.7701-3, the LLC shall be classified as a partnership for federal income tax purposes until the effective date of any election it may make to change its classification for federal income tax purposes to that of a corporation on IRS Form 8832, Entity

                                        2

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Classification Election. It is agreed that the Manager shall have authority, on behalf of the LLC and each Member, to file and make such election to change the tax classification of the LLC from a partnership to a corporation at such time as the Manager determines that such a change is in the best interests of the LLC; provided, however, that no such election shall be made without the vote of the holders of Class A Units as provided in Section 5.3(c)(xii) of this Agreement.


                                   ARTICLE II

                       CAPITAL CONTRIBUTIONS; ISSUANCE OF
                              ADDITIONAL INTERESTS;
                                CAPITAL ACCOUNTS

         SECTION 2.1. INITIAL CAPITAL CONTRIBUTIONS. As of the date hereof, the Members have made the Capital Contributions as set forth in the Information Exhibit. The Class A Capital Contributions have been made and the related Interests have been issued pursuant to that certain Class A Unit Membership Interest Purchase Agreement between the LLC, Whitney, Fleet and Columbia A dated the date hereof (the "Purchase Agreement").

         SECTION 2.2. ADDITIONAL CAPITAL CONTRIBUTIONS; ISSUANCE OF ADDITIONAL INTERESTS. No Member shall be permitted or required to make any additional Capital Contributions except as expressly set forth in this Agreement. The LLC shall accept no additional Capital Contributions and shall issue no additional Interest except as set forth in this Section 2.2.

         The Manager may at any time and from time to time cause the LLC to issue Interests to and to admit any Person as a Member in exchange for such Capital Contributions and pursuant such other terms and conditions as the Manager shall determine, subject in all events to the following provisions:

         (a) PARTICIPATION RIGHTS. Except in the case of issuance of Interests
(i) pursuant to the Employee Unit Plan, (ii) in connection with a Qualified Financing, (iii) in exchange for Capital Contributions consisting of property other than cash or (iv) to effectuate adjustments to the number of Class A Units pursuant to Subsections 2.2(b) and 2.2(c), prior to issuing any additional Interests all Members holding Class A Units, Class B Units or Class C Units shall have been offered the right to purchase their proportionate share of such additional Interests on the same terms and subject to the same conditions as the proposed issuance to others, which rights to purchase shall be offered to such Members in the ratio that their aggregate number of Class A Units, Class B Units and Class C Units bear to the aggregate number of all such Units. Any Interests not initially subscribed for by those Members holding Class A Units, Class B Units and Class C Units shall be reoffered to those Members electing initially to purchase their proportionate share hereunder in proportion to the relative number of such Units held by those Members initially electing to purchase their proportionate share. The Manager shall determine the timing and such other procedures as may be necessary and appropriate to enable those Members holding Class A Units, Class B Units or Class C Units to exercise their rights

                                        3

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hereunder, provided that in any event such Members shall be given no less than five (5) business days prior notice before being required to commit to purchase the Interests subject to the Participation Rights hereunder.

         (b) PRICE PROTECTION FOR CLASS A UNITS. Subject to the last sentence of this Subsection 2.2(b), if the LLC shall issue any Interests or rights to acquire Interests for a per Unit Capital Contribution less than the Second Round Price, then, and in any such case, the number of Class A Units held by each Person holding Class A Units shall be deemed automatically increased (and such increase shall be reflected on the books and records of the LLC and additional Certificates evidencing such increase shall be issued to such Persons) to an amount equal to the number of Class A Units held by such Person immediately before such issuance multiplied by the following ratio:

                  (B + N)/(B + X)

         Where:

                  B equals the total number of Class A and Class B Units outstanding immediately before the application of this Subsection (and any such Units underlying any rights to acquire Units).

                  N equals the number of Units to be issued at a price less than the Second Round Price (or Units underlying rights to acquire Units), which issuance results in the application of this Subsection.

                  X equals the (i) aggregate amount of the Capital Contributions to be received by the LLC in connection with the issuance of Units that results in the application of this Subsection, (ii) divided by the Second Round Price.

         Example:

         Suppose that immediately after the date of this Agreement, the LLC issues Interests in exchange for $50,000,000 in cash represented by 2,500,000 Units, i.e. $50,000,000 at $20 per Unit. The application of the foregoing formula is illustrated as follows:

         Class A Units
         before adjustment      =   1,333,333

         B                      =   1,333,333 + 2,050,000 = 3,383,333

         N                      =   2,500,000

         X                      =   50,000,000/22.50 = 2,222,222


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         Class A Units
         after adjustment       =   1,333,333 x (3,383,333+2,500,000)/
                                    (3,383,333+2,222,222)

                                =   1,399,405


The adjustment described in this Subsection 2.2(b) shall become effective concurrent with the issuance of the Interests resulting in the application of this Subsection. The Manager shall promptly amend Exhibit B to reflect the adjustment and provide the amended Exhibit B to all Members. In no event shall any adjustment to the number of Class A Units outstanding be made pursuant to this Subsection in respect of (i) any issuance of Interests pursuant to the Employee Unit Plan, or (ii) any issuance of Interests in connection with any Qualified Financing or Interim Financing.

         (c) INTERIM FINANCING. If, in connection with any Interim Financing, the LLC is required to issue Units or rights to acquire Units, then in lieu of the price protection provided in Section 2.2(b) of this Agreement, the number of Class A Units shall be increased so that the ratio of Class A Units to total Units outstanding immediately after such Interim Financing equals the ratio of Class A Units to total Units outstanding immediately before such Interim Financing. In addition, any commitment, underwriting, structuring or syndication fees (other than customary periodic agency fees for administrative services) in excess of 4% of the principal amount of the Interim Financing which are payable by the LLC in connection therewith shall be borne by Columbia A, Columbia B and Columbia Inc. in proportion to their Interests without recourse to the LLC.

         SECTION 2.3. LIABILITY OF MEMBERS. No Member shall be liable for any debts or losses of capital or profits of the LLC or be required to contribute or lend funds to the LLC other than Capital Contributions to the extent provided in this Article.

         SECTION 2.4. MAINTENANCE OF CAPITAL ACCOUNTS; WITHDRAWALS; INTEREST. Separate Capital Accounts shall be maintained for each of the Members. In the case of Members who hold more than one class of Units, a separate Capital Account shall be maintained with respect to each such separate class. No Member shall be entitled to withdraw any part of its Capital Account or to receive any distribution except as provided in this Agreement. No Member shall be entitled to receive any interest on its Capital Contributions or with respect to its Capital Account except as provided in this Agreement. Each Member shall look solely to the assets of the LLC for the return of its Capital Contributions and, except as otherwise provided in this Agreement, shall have no right or power to demand or receive property other than cash from the LLC. No Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations, except as provided in this Agreement.

         SECTION 2.5. CLASSES OF MEMBERS AND UNITS. As authorized in Act Section 18-302, there shall be multiple classes of Members. Each Member shall hold an Interest. Each Member's Interest shall be denominated in Units, and the relative rights, privileges, preferences and obligations with respect to the Member's Interest shall be determined under this Agreement and the Act based upon the number and class of Units held by the Member with respect to the Member's Interest. The classes of Units are as follows:

         (a) CLASS A UNITS. Class A Units shall consist of those Units held by Members listed on the attached Information Exhibit as holding Class A Units as may be adjusted from time to time pursuant to Subsections 2.2(b) and 2.2(c). Class A Units shall have all the rights, privileges, preferences, and obligations as are specifically provided for in this Agreement for Class A Units, and as may otherwise be generally applicable to all classes of Units, unless such application is specifically limited to one or more other classes of Units.

         (b) CLASS B UNITS. Class B Units shall consist of those Units held by Members listed on the attached Information Exhibit as holding Class B Units. Class B Units shall have all the rights, privileges, preferences, and obligations as are specifically provided for in this Agreement for Class B Units, and as may otherwise be generally applicable to all classes of Units, unless such application is specifically limited to one or more other classes of Units.

         (c) CLASS C UNITS. Class C Units shall consist of those Units held by Members listed on the attached Information Exhibit as holding Class C Units. Class C Units shall have all the rights, privileges, preferences, and obligations as are specifically provided for in this Agreement for Class C Units, and as may otherwise be generally applicable to all classes of Units, unless such application is specifically limited to one or more other classes of Units.

         (d) CLASS D UNITS. Class D Units shall consist of those Units that may be issued pursuant to the Employee Unit Plan. Class D Units shall have all the rights, privileges, preferences, and obligations as are specifically provided for in this Agreement for Class D Units, and as may otherwise be generally applicable to all classes of Units, unless such application is specifically limited to one or more other classes of Units.

         SECTION 2.6. REGISTRATION RIGHTS. The Members shall have registration rights with respect to their Interests as specified in that certain Registration Rights Agreement attached hereto as Exhibit H.


                                   ARTICLE III

                              INTERIM DISTRIBUTIONS

         SECTION 3.1. TAX DISTRIBUTIONS. If the LLC expects that as of the end of any Tax Estimation Period the LLC will have Net Positive Taxable Income, then the LLC shall distribute to each Member in proportion to their Units on or before the 15th day after the end of the Tax Estimation Period, cash in an amount equal to the LLC's estimate of the increase in Net Positive Taxable Income over such Tax Estimation Period multiplied by the Combined Effective Marginal Tax Rate, and on or before March 15th of each year shall adjust the distributions pursuant to this Section 3.1 with respect to the previous Fiscal Year to conform with the LLC's income tax returns for such Fiscal Year, which adjustments shall take into account any withholding required pursuant to Section
3.3. Tax distributions made pursuant to this Section shall be deemed to constitute an advance (without interest) against any distributions provided for in Section 3.2 below. There shall be no tax distributions with respect to Profit allocations under Sections

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4.1(c) and 4.1(d) (because the Members receive cash distributions in the full amount of those allocations).

         SECTION 3.2. DISCRETIONARY DISTRIBUTIONS. Prior to the dissolution of the LLC, the LLC shall distribute cash or property, subject to Section 3.4, in such amounts, at such times and as of such record dates as the Manager shall determine, in the following order and priority:

         (a) First to the holders of Class A Units in proportion to the Class A Units held by them until they have received cumulative distributions pursuant to this Subsection 3.2(a) equal to the Preferred Return;

         (b) Next, to the holders of Class A and Class B Units in proportion to such Units held by them until they have received cumulative distributions pursuant to this Subsection 3.2(b) equal to $10.00 per such Unit;

         (c) Next, to the holders of Class A, Class B, and Class C Units until they have received cumulative distributions pursuant to this Subsection 3.2(c) equal to $12.50 per such Unit;

         (d) Next, to all Members in accordance with their Residual Interests.

         SECTION 3.3. WITHHOLDING. In the event any federal, foreign, state or local jurisdiction requires the LLC to withhold taxes or other amounts with respect to any Member's allocable share of Profits, taxable income or any portion thereof, or with respect to distributions, the LLC shall withhold from distributions or other amounts then due to such Member (or shall pay to the relevant taxing authority with respect to amounts allocable to such Member) an amount necessary to satisfy the withholding responsibility. In such a case, the Member for whom the LLC has paid the withholding tax shall be deemed to have received the withheld distribution or other amount so paid, and to have paid the withholding tax directly.

         If it is anticipated that at the due date of the LLC's withholding obligation the Member's share of cash distributions or other amounts due is less than the amount of the withholding obligation, the Member to which the withholding obligation applies shall have the option to pay to the LLC the amount of such shortfall. In the event a Member fails to make such payment and the LLC nevertheless pays the withholding, the amount paid by the LLC shall be deemed a nonrecourse loan from the LLC to such Member bearing interest at the Prime Rate, and the LLC shall apply all distributions or payments that would otherwise be made to such Member toward payment of the loan and interest, which payments or distributions shall be applied first to interest and then to principal until the loan is repaid in full.

         SECTION 3.4. NONCASH INTERIM AND LIQUIDATING DISTRIBUTIONS. The LLC shall make interim and liquidating distributions to the Members other than in cash only upon the vote of the Members specified in Sections 5.3(b)(vi) and 5.3(c) below. Notwithstanding such votes, no Member shall be required to accept a noncash distribution unless such distribution is a distribution with respect to Residual Interests under Section 3.2(d) and all Members receive a proportionate interest in each item of property distributed based upon their Residual Interests. In the event of such a noncash distribution, the Agreed Value of the property to be distributed shall be determined, and any resulting Profits or Losses shall be posted to the Capital Accounts as of the date the noncash distribution is made. Distributions pursuant to this Section 3.4 shall be made in the priority set forth in Sections
9.3 and 3.2 and for purposes of Sections 9.3 and 3.2, noncash distributions shall be deemed to constitute distributions to the extent of the Agreed Value of the distributed property.


                                   ARTICLE IV

                                   ALLOCATIONS

         SECTION 4.1. PROFITS. Except as provided in the Regulatory Allocations Exhibit, Profits shall be allocated as follows:

         (a) First, to the holders of Class A Units in proportion to their Units until the cumulative Profits allocated pursuant to this Subsection 4.1(a) equal the cumulative prior allocations of Losses under Subsection 4.2(c).

         (b) Next, to the holders of Class B Units (and to the holders of Class C and Class D Units if they have been allocated Losses under Subsection 4.2(b) below) until the cumulative Profits allocated pursuant to this Subsection 4.1(b) equal the cumulative prior allocations of Losses under Subsection 4.2(b).

         (c) Next, to the holders of Class A Units in proportion to such Units until the cumulative Profits allocated pursuant to this Subsection 4.1(c) equal the cumulative distributions of the Preferred Return pursuant to Section 3.2(a) above.

         (d) Next, to the holders of Class B Units in proportion to such Units and Class C Units in proportion to such Units until the cumulative amount allocated pursuant to this Subsection equals the cumulative distributions with respect to Class B and Class C Units pursuant to Section 3.2(c) above.

         (e) All remaining Profits shall be allocated to the Members in accordance with their Residual Interests.

         SECTION 4.2. LOSSES. Except as provided in the Regulatory Allocations Exhibit, Losses shall be allocated as follows:

         (a) First, to the Members in proportion to their Units until the cumulative Losses allocated pursuant to this Subsection 4.2(a) equal the cumulative prior allocations of Profits under Subsection 4.1(e).

         (b) Next, to the holders of Class B Units (and to the holders of the Class C and Class D Units to the extent that they may have positive Capital Accounts) in proportion to such Units until their Capital Account balances are zero.


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



         (c) Next and finally, to the holders of the Class A Units in proportion to such Units until their Capital Account balances are zero.

         SECTION 4.3. CODE SECTION 704(c) TAX ALLOCATIONS. Income, gain, loss, and deduction with respect to any property contributed to the capital of the LLC shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the LLC for federal income tax purposes and its initial Agreed Value pursuant to any method allowable under Code Section 704(c) and the Treasury Regulations promulgated thereunder.

         In the event the Agreed Value of any LLC asset is adjusted after its contribution to the LLC, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Agreed Value pursuant to any method allowable under Code Section 704(c) and the Treasury Regulations promulgated thereunder.

         Any elections or other decisions relating to allocations under this Section shall be determined by the Manager. Absent a determination by the Manager, the remedial allocation method under Treasury Regulation Section 1.704-3(d) shall be used. Allocations pursuant to this Section are solely for purposes of federal, state, and local taxes and shall not be taken into account in computing any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

         It is acknowledged and agreed by the Members that on the date of this Agreement the Agreed Value of the LLC's assets equals the adjusted basis of those assets for federal income tax purposes.

         SECTION 4.4. MISCELLANEOUS.

         (a) Allocations Attributable to Particular Periods. For purposes of determining Profits, Losses or any other items allocable to any period, such items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

         (b) Other Items. Except as otherwise provided in this Agreement, all items of LLC income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be divided among the Members in the same proportion as they share Profits or Losses, as the case may be, for the year.

         (c) Tax Consequences; Consistent Reporting. The Members are aware of the income tax consequences of the allocations made by this Article IV and by the Regulatory Allocations and hereby agree to be bound by those allocations as reflected on the information returns of the LLC in reporting their shares of LLC income and loss for income tax purposes. Each Member agrees to report its distributive share of LLC items of income, gain, loss, deduction and credit on its separate return in a manner consistent with the reporting of such items to it by the LLC.

                                    ARTICLE V

                                   MANAGEMENT

         SECTION 5.1. MANAGEMENT BY THE MANAGER ACTING THROUGH ITS BOARD OF MANAGERS; ACTIONS REQUIRING MEMBER VOTE.

         (a) General Authority of Manager; Size, Composition and Voting of Manager's Board of Managers; Vote Shifts; Authority of Members. The Manager shall be DTS Management, LLC, a Georgia limited liability company, all of the member interests of which are owned by the LLC. Except as set forth in those provisions of this Agreement that specifically require the vote, consent, approval or ratification of the Members, the Manager shall have complete authority and exclusive control over the management of the business and affairs of the LLC. Complete authority and exclusive control over the management of the business and affairs of the Manager shall in turn be vested in the Manager's seven (7) person board of managers (the "Board"), the composition of which shall be governed by this Agreement and the operating agreement of the Manager, which shall be in the form of Exhibit O attached hereto. Unless required by this Agreement and then in accordance with Section 5.3 below (to the extent such Section is applicable to the subject action), the LLC shall take no action with respect to its interest in the Manager, including without limitation, any action that would affect the size, voting or composition of, or designation of Persons to, the Board, the LLC's ownership interest in the Manager or any amendment to the operating agreement of the Manager, without action by the Members as specified in Section 5.3 below. The Members agree that they shall in all events cause the LLC to vote the LLC's member interest in the Manager or otherwise cause the Board to consist at all times of the following individuals (each of whom shall have one vote, except as expressly provided otherwise in this Agreement):

         (i) Two (2) individuals designated in writing by Whitney (the "Whitney Designees").

         (ii) One (1) individual designated in writing by Chisholm (the "Chisholm Designee").

         (iii) The chief executive officer of the Manager, as may be elected from time to time by the board of managers of the Manager, which individual is currently Douglas S. Holladay, Jr.

         (iv) Those two (2) individuals elected by a vote of the holders of Class B Units (the "B Unit Designees") with each such holder being entitled to cast that number of votes equal to the number of such Units held by such holder, which vote shall be taken separately with respect to each of the two (2) seats without cumulative voting. The two (2) individuals designated pursuant to this clause (iv) shall be entitled to two (2) votes each on all matters before the Board until such time that the size of the Board is increased to nine members as provided below, or until there is a Vote Shift.

         (v) One (1) individual elected by a vote of the holders of the Class B, C and D Units, with each such holder being entitled to cast that number of votes equal to the number of such Units held by such holder.

         The individual designees to the Board, effective on the date hereof, are listed on Exhibit P attached hereto. Such Persons shall continue to serve until their death or resignation, or until their successor is designated as provided herein.

         Upon the affirmative vote of Columbia A, Whitney and Chisholm, the size of the Board shall be increased from seven (7) to nine (9). The two additional seats shall be filled by individuals approved by Columbia A, Whitney, and Chisholm, and elected by holders of a majority of the Units, and who are not otherwise Affiliates of any of the Columbia Entities, Whitney or Fleet. In the event of such an increase in the size of the Board, the two (2) B Unit Designees and the two (2) new designated individuals shall be entitled to one vote each.

         Within five (5) days following any Change in Control of Columbia, then the Columbia Entities shall give notice of such event to Whitney and Chisholm ("Change Notice"). If the Columbia Entities do not give the required Change Notice, Columbia A and Columbia B shall be in breach of this Agreement, and in addition Whitney or Chisholm still have the right at any time to give the Change Notice. At any time following a Change Notice and continuing for a period of one year thereafter, either Whitney or Chisholm shall have the right to implement the Vote Shift by notice to the Board and all of the Members. The Vote Shift shall be effective immediately upon such notice; provided however, if the Change in Control of Columbia is curable, the Columbia Entities shall have 90 days following the Vote Shift to cure the Change in Control of Columbia, and if cured within such period the Vote Shift shall be deemed rescinded as of the date of such cure. In addition, the holders of the Class A Units may, by majority vote of such Units, implement the Vote Shift under the circumstances described in
Section 9.2 below.

         The Board shall meet not less often than once per quarter. In the event that the Board shall create an "Executive Committee," a "Compensation Committee," an "Audit Committee," or committees with similar functions such committees shall have at least one member designated by each of Columbia A, Whitney and Chisholm.

         Except as set forth in Subsection 5.3(a) below, no Member shall have the actual or apparent authority to cause the LLC to become bound to any contract, agreement or obligation, and no Member shall take any action purporting to be on behalf of the LLC. The Manager shall not cause the LLC to become bound to any contract, agreement or obligation, and shall take no other action on behalf of the LLC if such matter requires action by the Members, unless such matter has received the Member vote, consent, approval or ratification as required pursuant to this Agreement with respect to such matter.

         (b) Specific Actions Authorized. Without limiting the generality of the preceding Subsection, the Manager shall have the authority on behalf of the LLC, if, as and when it deems necessary or appropriate, subject only to the express terms, conditions and limitations of such authority contained in this Agreement (including, without limitation, Section 5.3 below), to take any of the actions listed below in furtherance of or relating to the LLC's business and purposes:

                  (i) Expend Funds; Invest. Expend the LLC's funds; and invest in debt obligations (including, but not limited to, obligations of federal and state governments and their agencies, commercial paper, and certificates of deposit of federally-insured commercial banks, savings banks, or savings and loan associations) such of the LLC's funds as are temporarily not required for the operation of the business and affairs of the LLC.

                  (ii) Retain Service Providers. Employ, contract with or retain from time to time, on such terms and for such compensation as they may deem appropriate, such Persons as it may deem advisable, including, without limitation, attorneys, accountants, financial and technical consultants, investment bankers, loan brokers, insurance brokers, or others.

                  (iii) Acquire, Finance, Operate, Sell Assets. Enter into and execute agreements for the purchase of securities or the acquisition of real and personal property (whether tangible or intangible) appropriate to the LLC's business, and make and implement all decisions relating to the financing, operation, sale or disposition of the LLC's business and assets.

                  (iv) Exercise Rights of Ownership. Exercise all the LLC's rights, powers, and privileges of ownership with respect to the assets of the LLC, and any other rights held by the LLC, including the transfer of title to all or any portion of the assets of the LLC.

                  (v) Modify Agreements. Consent to the modification, renewal, or extension of any obligations of the LLC to any Person or of any agreement to which the LLC is a party or of which it is a beneficiary.

                  (vi) Convey and Encumber Assets. Execute any security agreement, financing statement, collateral assignment, pledge, hypothecation agreement, deed, lease, deed of trust, mortgage, promissory note, bill of sale, assignment, contract or other instrument purporting to convey or encumber the interests of the LLC in any other entity or any other LLC assets or to create indebtedness of the LLC.

                  (vii) Repay, Refinance Indebtedness. Repay in whole or in part, refinance, recast, increase, modify, or extend any indebtedness of the LLC.

                  (viii) Prosecute Actions; Defend Claims. Adjust, compromise, settle, or refer to arbitration any claim against or in favor of the LLC; and institute, prosecute and defend any actions or proceedings relating to the LLC, and its business and assets.

                  (ix) Acquire Insurance. Acquire and enter into any contract of insurance (including without limitation life insurance, property and casualty insurance, workers compensation insurance and general liability insurance) which they deem necessary or appropriate for the protection of the LLC, for the conservation of LLC assets, or for any purpose convenient or beneficial to the LLC.

                  (x) Incur Debt. Cause the LLC to borrow funds from any Person in such amounts and upon such terms (including interest rates, payment provisions and security) as they may determine to be desirable under the circumstances; and, as security for any such borrowing, mortgage, pledge, hypothecate or otherwise encumber LLC assets, or Interests as provided in
                           Section 7.1 below.

                  (xi) CIBC Credit Facility. Cause the LLC (X) to execute, deliver, and perform the LLC's obligations set forth in that certain Credit Agreement dated as of November 27, 1996 by and among CIBC Wood Gundy Securities Corp., J.P. Morgan Securities, Inc., Morgan Guaranty Trust Company of New York, and Canadian Imperial Bank of Commerce (the "CIBC Credit Facility") and any other of the "Loan Documents" as such term is defined in the CIBC Credit Facility, including, without limitation, the granting of the liens to be created pursuant to the "Security Documents" as such term is defined in the CIBC Credit Facility, (Y) to effect the borrowings contemplated under the CIBC Credit Facility, and (Z) to execute and deliver all acknowledgements, statements, certificates or affirmations that may be required or contemplated under the Loan Documents.

                  (xii) Maintain Books and Reports. Exercise all rights and powers necessary to produce and maintain the books, bank accounts, accounting reports, financial statements and tax returns of the LLC.

                  (xiii) Make Tax Elections. Cause the LLC to make any and all elections for federal, state and local tax purposes including, without limitation, any election to adjust the basis of LLC assets pursuant to Code Sections 734(b), 743(b), 754 and 755 or comparable provisions of state or local law, in connection with Transfers of Interests and LLC distributions.

                  (xiv) Merge, Convert or Reorganize. Subject to Section 7.9 below, cause the LLC or any entity controlled by the LLC to merge with or convert by filing into any other form of entity, or engage in any reorganization or similar transaction, and in connection therewith cause the conversion of the Interests or the equity interests of any entity controlled by the LLC into capital stock of any resulting corporation or equity interests in any other resulting entity, which capital stock or equity interests in the resulting entity having relative rights, limitations, preferences and other terms consistent with the Interests or other equity interests so converted.

                  (xv) Execute Documents. Execute, acknowledge, and deliver any and all documents or instruments in connection with any of the foregoing.

         (c) Right to Rely on Action of the Manager. Persons dealing with the LLC shall have no duty to inquire whether the act of the Manager in carrying on in the usual way the business of the LLC is pursuant to the Manager's actual authority under this Agreement, and such acts shall be binding upon the LLC regardless of whether the Manager had actual authority, unless the Person dealing with such Manager had actual knowledge that the Manager was exceeding his authority.

         (d) Delegation of Authority. The Manager may, but shall not be required to, delegate by written resolutions of its board of managers, which resolutions may be general or may be limited to specific matters, to one Person, several Persons or a committee of Persons (with such titles as the Manager shall select), which Persons may but need not be Members, any powers or authority granted to the Manager pursuant to this Agreement or pursuant to the Act; provided, however, that the delegation of authority by the Manager pursuant to this Subsection shall not relieve the Manager from the duties, limitations, and responsibilities set forth in the Act or in this Agreement.

         SECTION 5.2. ASCERTAINING THE ACTION OF THE MANAGER.

         The requisite vote, consent, approval or ratification of the Manager with respect to any matter may, pursuant to Act Section 18-404(c), be evidenced in writing signed by the Manager or may be ascertained and evidenced in any other formal or informal matter.

         SECTION 5.3. DIRECT AUTHORITY OF MEMBERS WITH RESPECT TO THE MANAGER; RESTRICTIONS ON AUTHORITY OF MANAGER.

         (a) Direct Member Action Required. The Members and not the Manager shall have and shall exercise complete authority and exclusive control over all matters pertaining to the LLC's member interest in the Manager, including without limitation, authority with respect to (i) the designation of the Manager's board of managers (which designations the Members agree to make as set forth in Subsection 5.1(a) above), (ii) amendments to the Manager's operating agreement or articles of organization, (iii) the merger, consolidation or conversion of the Manager with or into another entity or other matters in which the LLC as a member of the Manager shall have voting or other rights and (iv) the sale, pledge, encumbrance or any other transfer of the LLC's member interest in the Manager (other than the granting of a security interest in such member interest pursuant to the Guarantee and Collateral Agreement). The exercise of the Members' direct authority hereunder shall be by vote of those Members holding a majority of the Units and such class vote as may be required in any instance, and shall be pursuant to the procedures set forth in Article VI below, except in those cases in which other procedures are expressly set forth.

         (b) Member Vote Required. Without the vote of the holders of a majority of the Units voting together as a single class, as well as holders of seventy percent (70%) of the Class A Units and seventy percent (70%) of the Class B Units, each voting separately as a class, the Manager shall have no authority to:

                  (i)      do any act in contravention of this Agreement.

                  (ii) amend this Agreement, except as expressly provided otherwise herein.

                  (iii) possess any property or assign, transfer, or pledge the rights of the LLC in specific property, for other than the benefit of the LLC or any Person in which the LLC has an interest.

                  (iv) employ, or permit to be employed, the funds or assets of the LLC in any manner except for the benefit of the LLC or any Person in which the LLC has an interest.

                  (v) commingle the LLC's funds with its own or any other Person's funds.

                  (vi)     make distributions other than in cash.

                  (vii) cause the LLC to convert to a corporation by merger or otherwise, other than pursuant to a Qualified Corporate Conversion.

         (c) Class Unit Votes Required. Subject to the last paragraph of this
Section 5.3(c), other than with respect to a Qualified Corporate Conversion as described in Section 7.9 below, without the vote of the holders of at least seventy percent (70%) of the Class A Units and, if there has been a Vote Shift as a result of a Change of Control of Columbia, seventy percent (70%) of the Class B Units, none of the LLC, the Manager and any of the Members shall have any authority to take any action, directly or indirectly, that:

                  (i) Alters or changes the rights, preferences or privileges with respect to the Class A Units (or, if there has been a Vote Shift, the Class B Units).

                  (ii) Creates, by reclassification, amendment to this Agreement or otherwise, any new class or series of Units or Interests having rights, preferences or privileges senior or pari passu to the Class A Units (or, if there has been a Vote Shift, the Class B Units).

                  (iii) Results in any merger, reorganization, Change of Control of the LLC or any transaction or a series of related transactions in which all or substantially all of the assets, properties, or businesses of the LLC and its Subsidiaries taken as a whole are sold or otherwise transferred to Persons other than the LLC or any of its Subsidiaries, unless such transaction would result in cash proceeds to the holders of the Class A Units with respect to those Units of an amount equal to or greater than the Class A Capital, plus the Preferred Return.

                  (iv) Results in an IPO that is not a Qualified IPO, subject to the rights of the Members under the Registration Rights Agreement.

                  (v) Results in the redemption or repurchase of any Interest, whether in the form of cash or promissory notes, or otherwise (except in connection with the redemption or acquisition of Interests held by employees, managers, or consultants of the LLC or any Subsidiary, or Permitted Transferees of such Persons, in connection with or in furtherance of the termination of such relationship).

                  (vi) Results in the issuance of any Interest or other equity interest in the LLC or in any Subsidiary, or rights to acquire such interests, other than under the Employee Unit Plan or in connection with a Qualified Financing or an Interim Financing.

                  (vii) Results in any distribution with respect to any Interest (other than as permitted in clause (v) above), other than the tax distributions under
                           Section 3.1, withholding under Section 3.3, Preferred Return distributions under Section 3.2(a), or liquidating distributions under Section 9.3.

                  (viii) Results in any contract, agreement, loan, transaction or other relationship with the LLC or any Subsidiary and any of the Columbia Entities, Whitney or Fleet, or with an Affiliate of any of them (excluding for this purpose any Subsidiary), other than the payment of Permitted Reimbursements.

                  (ix) Results in a change in the size, voting or composition of the Board.

                  (x) Results in an increase in the number of Class D Units authorized to be issued under the Employee Unit Plan.

                  (xi) Results in the LLC being engaged in any business other than the distribution of, or the indirect holding of rights to distribute, DirecTv broadcast satellite services, programming and products.

                  (xii) Results in the LLC or any Subsidiary that is not a juridical corporation electing on IRS Form 8832 or otherwise electing to be treated as a corporation for federal tax purposes as provided in Section 1.6 of this Agreement.

                  (xiii) Results in any amendment to this Agreement adversely affecting the holders of the class or classes of Units entitled to a class vote under this Section 5.3(c).

         In the event that the Class A Capital and Preferred Return has been reduced to zero, the class vote required above by the holders of Class A Units shall apply only to the items in clauses (i), (iv), (viii), (ix) and (xiii) above. In the event a class vote is required above by the holders of the Class B Units, such class vote shall not apply to the item in clause (vii) above.

         (d) Special Class Vote on Acquisitions. Without the vote of at least fifty percent (50%) of the Class A Units (and a 50% vote of the Class B Units if there has been a Vote Shift) neither the LLC nor any Subsidiary shall enter into or consummate an acquisition of any NRTC System (other than those NRTC Systems under contract on the date hereof or referred to in the definition of Interim Financing), or more than one NRTC System in the same or a series of related transactions from a single seller or a group of Affiliated sellers, if the acquisition price per household is greater than $120 or the aggregate purchase price exceeds $25,000,000; provided, however, that this Section 5.3(d) shall expire on the date that is two years after the date hereof.

         SECTION 5.4. LIMITATION OF LIABILITY.

         (a) Notwithstanding any other provision to the contrary contained in this Agreement, no Manager, Member or member of the Manager's board of managers shall be liable, responsible, or accountable in damages or otherwise to the LLC or to any Member or assignee of a Member for any loss, damage, cost, liability, or expense incurred by reason of or caused by any act or omission performed or omitted by such Manager, Member or member of the Manager's board of managers, whether alleged to be based upon or arising from errors in judgment, negligence, or breach of duty (including alleged breach of any duty of care or duty of loyalty or other fiduciary duty), except for (i) acts or omissions the Manager, Member or member of the Manager's board of managers knew at the time of the acts or omissions were clearly in conflict with the interests of the LLC, (ii) any transaction from which the Manager, Member or member of the Manager's board of managers derived an improper personal benefit, (iii) a willful breach of this Agreement, or (iv) gross negligence, recklessness, or willful misconduct or knowing violation of law. Without limiting the foregoing, no Manager, Member or member of the Manager's board of managers shall in any event be liable for (A) the failure to take any action not specifically required to be taken by the Manager, Member or member of the Manager's board of managers under the terms of this Agreement, (B) any action or omission taken or suffered by any other Manager, Member or member of the Manager's board of managers, or (C) any mistake, misconduct, negligence, dishonesty or bad faith on the part of any employee or other agent of the LLC appointed by such Manager, or Member or member of the Manager's board of managers in good faith.

         (b) Any Manager, Member or member of the Manager's board of managers may consult with legal counsel selected by it, and any act or omission suffered or taken by it on behalf of the LLC or in furtherance of the interests of the LLC in good faith reliance upon and in accordance with the prior written advice of such counsel shall be full justification for any such act or omission, and the Manager, Member or member of the Manager's board of managers shall be fully protected in so acting or omitting to act, provided that if it is ultimately determined that such action was a breach of this Agreement or results in the improper receipt, directly or indirectly, of personal benefit to such Manager, Member or member of the Manager's board of managers, the Manager, Member or member of the Manager's board of managers shall be accountable to the Members for such action or omission notwithstanding such prior legal advice.

         (c) The Manager may, but is not required to, provide for the limitation of liability of Persons to whom the Manager may delegate management authority, which limitation of liability must be in writing in order to be effective.

         SECTION 5.5. INDEMNIFICATION. The provisions regarding the indemnification of the Manager, Members and members of the Board and their representatives are set forth in the Indemnification Exhibit attached hereto as Exhibit E.

         SECTION 5.6. EXPENSE REIMBURSEMENT. The LLC shall reimburse all reasonable out-of-pocket expenses incurred by the members of the Board in connection with attendance at meetings of such Board (including any meetings of committees of the Board). In addition, the LLC shall make Permitted Reimbursements.

         SECTION 5.7 INSURANCE. The LLC shall obtain "directors and officers" insurance or comparable insurance for the members of the Board in such form and with such coverage amounts as shall be determined by the Board and satisfactory to Whitney and Fleet (but in no event shall coverage in excess of $3,000,000 be required by Whitney and Fleet) within 45 days after the date hereof, and in any event prior to the closing of any Qualified Financing. The LLC shall obtain within sixty (60) days of the date hereof, and thereafter maintain in force so long as requested to do so by Whitney, Fleet, or Columbia A, key man insurance on the life of Douglas S. Holladay, Jr. in an amount of coverage not less than $10,000,000 and on the life of Donald A. Doering in an amount of coverage not less than $3,000,000, provided, however, that such individuals are insurable at commercially reasonable rates.


                                   ARTICLE VI

                                 MEMBER MEETINGS

         SECTION 6.1. ACTUAL MEETINGS OF MEMBERS.

         (a) Meetings of the Members may be called by any 10% Unit Member by notice to the other Members setting forth the date and time of the meeting, the nature of the business to be transacted, and, unless the meeting is a conference call meeting as provided in Subsection (d) below, the place of the meeting. Notice of any meeting shall be given pursuant to Section 11.1 below to all Members not less than two (2) days nor more than ninety (90) days prior to the meeting.

         Notice of any meeting of the Members shall be deemed to have been waived by attendance at the meeting, unless the Member attends the meeting solely for the purpose of objecting to notice and so objects at the beginning of the meeting. Members may attend and vote in person or by proxy at such meeting, and the LLC shall make reasonable arrangements to permit Members to attend and vote at meetings by telephone. Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of Members or may be given in accordance with the procedure prescribed in the following Section for written consent to action in lieu of actual meetings. Except as otherwise provided in this Agreement, the vote, consent, approval or ratification of Members holding a majority of the Units shall be required in order to constitute Member action.

         (b) For the purpose of determining the Members entitled to receive notice of, or to vote at, any meeting of the Members or any adjournment thereof or entitled to take any other action (including informal action authorized by the following Section), the Person(s) requesting such meeting or seeking such informal action may fix, in advance, a date as the record date for any such determination of Members. Such date shall not be more than ten (10) days prior to any such meeting or action.

         (c) At the beginning of any meeting of Members, the Manager shall designate an individual to preside over the meeting, and the meeting shall be conducted pursuant to such rules of order as the presiding individual deems appropriate. The presiding individual shall cause a record to be kept of the meeting, which shall be filed with the LLC's permanent records.

         (d) Meetings may be held via conference call with no physical location designated as the place of the meeting, provided that all Members and other persons on the conference call can hear and speak to one another and notice of the conference call is given or waived as required in the case of a meeting called for a specific place. The Member calling a conference call meeting shall be responsible for arranging the conference call and shall specify in the notice of the conference call meeting the method by which the Members can participate in the conference call.

         SECTION 6.2. WRITTEN CONSENT TO ACTION IN LIEU OF ACTUAL MEETINGS. Pursuant to Act Section 18-302(c), any action that is permitted or required to be taken by Members, including any amendment to the Certificate of Formation or to this Agreement, may be taken or ratified by written consent setting forth the specific action to be taken and sent to all Members and signed within thirty
(30) days of being sent by that number of Members required in order to take the specified action (including such class vote as may be required under Section 5.3).

                                   ARTICLE VII

           TRANSFER OF INTERESTS; RIGHTS OF FIRST REFUSAL AND CO-SALE;
                              CORPORATE CONVERSIONS

         SECTION 7.1. IN GENERAL; REGISTRATION AND CERTIFICATION OF INTERESTS; MANDATORY PLEDGE OF INTERESTS. Every Transfer shall be subject to all of the terms, conditions, restrictions, and obligations of this Agreement. Any attempted Transfer which does not comply with the provisions of this Article shall be void and the LLC shall not recognize the attempted purchaser, assignee, or transferee for any purpose whatsoever, and the Member attempting such Transfer shall have breached this Agreement for which the LLC and the non-breaching Members shall have all remedies available for breach of contract.

         Ownership of the Interests (whether by Members or assignees) shall be registered upon the books and records of the LLC and, pursuant to Section 18-702(c) of the Act, evidenced by certificates issued to the owners of such Interests in the form of Exhibit N attached hereto and any Transfer of Interests shall be effected only by the surrender of such certificates to the LLC and reissuance of the certificates and re-registration of ownership on the books and records of the LLC. The Manager shall also establish procedures for the replacement of lost, destroyed or stolen certificates upon such undertaking as the Manager deems advisable to indemnify the LLC with respect to the reissuance of replacement certificates.

         Each Member and other owner of an Interest hereby agrees to grant a security interest in, collaterally assign, pledge or hypothecate its Interest as security for the debts of the LLC and its Subsidiaries pursuant to the Collateral and Guarantee Agreement. Each Member and other owners of an Interest agrees to execute any and all further instruments and documents as may be necessary or appropriate to give effect to these provisions. This provision shall no longer apply after such security interest is released by the administrative agent under the Collateral and Guarantee Agreement.

         SECTION 7.2 CONDITIONS PRECEDENT TO TRANSFER OF MEMBER'S INTEREST. Subject to Sections 7.7 and 7.8 below, a Member may Transfer all or any portion of his Interest if all the following conditions are satisfied:

         (a) Prior Notice. At least ten (10) days prior to any proposed Transfer of an Interest otherwise permitted pursuant to this Section, the Member proposing to Transfer all or any portion of its Interest gives a Transfer Notice.

         (b) Expenses. The transferor agrees to reimburse the LLC for any expenses reasonably incurred by the LLC in connection with the consummation of the Transfer.

         (c) Transfer Documents; Effective Time of Transfer. Such Member and its purchaser, transferee or assignee, shall execute, acknowledge, and deliver to the LLC such instruments of transfer and assignment with respect to such transaction as are in form and substance reasonably satisfactory to the LLC, including, without limitation, the written agreement of the purchaser, transferee or assignee to assume and be bound by all of the obligations of the transferor under this Agreement.

         (d) No Tax Termination. The Transfer does not result in the tax termination of the LLC within the meaning of Code Section 708(b).

         (e) Securities Law Compliance. Either (i) the Transfer is to the heirs, devisee or legatees of a deceased Member; (ii) the LLC determines that the Interests are not securities; (iii) the Interests are registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "1933 Act"), and any applicable state securities laws; or (iv) the LLC determines that the Transfer qualifies for an exemption from the registration requirements of the 1933 Act and any applicable state securities laws. Except as specifically provided in the Registration Rights Agreement, the LLC has no obligation or intention to register Interests for resale under any federal or state securities laws or to take any action which would make available any exemption from the registration requirements of such laws.

         (f) Not a Publicly Traded Partnership. The Transfer does not result in the LLC being treated as a corporation pursuant to Code Section 7704 or Treasury Regulations Section 1.7704-1.

         (g) Opinion of Counsel. In its discretion, the Manager may require as a condition precedent to any Transfer of an LLC Interest, delivery to the LLC, at the proposed transferor Member's expense, of an opinion of counsel satisfactory (both as to the counsel and substance of the opinion) to the Manager that the proposed Transfer will satisfy all or certain of the conditions set forth in Sections 7.2(c)-(f).

         (h) Other Agreements. The Transfer complies with the provision of any employment agreement or other agreement between the Member and the LLC or any Subsidiary.

         (i) Consent of Holder of Security Interest. In the event the Interest is subject to a security interest, collateral assignment, pledge or hypothecation pursuant to Section 7.1 above, the Member proposing to make the Transfer obtains the written consent to the Transfer of the holder or beneficiary of such encumbrance, and such Transfer must in any event be subject to such prior encumbrance.

         SECTION 7.3. RIGHTS OF ASSIGNEES. If a Transfer complies with the provisions of the preceding Section, but the Person acquiring such Interest is not admitted as a Member pursuant to the following Section, such Person shall become an assignee with respect to such Interest pursuant to Section 18-702(b)(1) of the Act.

         An assignee with respect to an Interest is entitled only to receive distributions and allocations with respect to such Interest as set forth in this Agreement, and shall have no other rights, benefits or authority of a Member under this Agreement or the Act, including without limitation no right to receive notices to which Members are entitled under this Agreement, no right to vote, no right to inspect the books or records of the LLC, no right to bring derivative actions on behalf of the LLC, and no other rights of a Member under the Act or this Agreement. Provided, however, the Interest of an assignee shall be subject to all of the restrictions, obligations and limitations under this Agreement and the Act, including, without limitation, the restrictions on Transfers of Interests, the obligations (but not the rights) pursuant to the co-sale provisions and provisions giving Members an option to purchase the Interest of an assignee upon the occurrence of an Optional Purchase Event with respect to the assignee, as contained in this Article.

         SECTION 7.4. ADMISSION OF ASSIGNEES AS MEMBERS. No Person taking or acquiring, by whatever means, the Interest of any Member in the LLC shall be admitted as a Member unless either (i) such Person is a Permitted Transferee of the transferor, or (ii) such Person is admitted as a Member with the consent of the Manager. In determining whether to consent to the admission of a Member's transferee, only those members of the Board who are not Affiliates or Family Members of the transferor and the transferee shall have a vote. In addition, no Person shall be admitted as a Member unless such Person:

         (a) Elects to become a Member by executing and delivering such Person's written acceptance and adoption of the provisions of this Agreement;

         (b) Executes, acknowledges, and delivers to the LLC such other instruments as the LLC may deem necessary or advisable to effect the admission of such Person as a Member; and

         (c) Pays a transfer fee to the LLC in an amount sufficient to cover all reasonable expenses of the LLC incurred in connection with the admission of such Person as a Member.

         The Manager shall amend the Information Exhibit from time to time to reflect the admission of Members or the assignment of Interests pursuant to this Article, any permitted issuance of additional Interests, the operation of
Section 2.2 or any other provision of this Agreement pursuant to which matters set forth on the Information Exhibit have changed pursuant to or as permitted under this Agreement and shall promptly provide such amended Information Exhibit to the Members.

         SECTION 7.5. DISTRIBUTIONS AND ALLOCATIONS WITH RESPECT TO TRANSFERRED INTERESTS. If any Interest is Transferred during any Fiscal Year in compliance with the provisions of this Article, then (i) Profits, Losses, and all other items attributable to the Interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with Code Section 706(d), using any conventions permitted by the Code and selected by the Members; (ii) all distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee; and (iii) the transferee shall succeed to and assume the Capital Account, the Class A Capital, the number and type of Units, and other similar items of the transferor to the extent related to the transferred Interest. Solely for purposes of making the allocations and distributions, the LLC shall recognize such Transfer not later than the end of the calendar month during which the LLC receives notice of such Transfer. If the LLC does not receive a notice stating the date the Interest was transferred and such other information as the LLC may reasonably require within thirty days after the end of the Fiscal Year during which the Transfer occurs, then all of such items shall be allocated, and all distributions shall be made to the Person, who, according to the books and records of the LLC on the last day of the Fiscal Year during which the Transfer occurs, was the owner of the Interest. Neither the LLC nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section, whether or not any Member or the LLC had knowledge of any Transfer of ownership of any Interest.

         SECTION 7.6. TRANSFER OF INTEREST OF COLUMBIA INC. TO COLUMBIA B OR COLUMBIA CAPITAL. Any provision in this Agreement to the contrary notwithstanding, in the event Columbia Inc. transfers its Interest to Columbia B via a contribution to the capital of Columbia B or otherwise, or to Columbia Capital via a merger of Columbia Inc., with and into Columbia Capital, then in either such case the transferee shall succeed to all of the rights of Columbia Inc. in and to its Interest, including its rights as a Member, and shall be bound by all of the obligations of Columbia Inc. under this Agreement, all without the necessity of the execution or delivery of any further agreement, document or instrument.

         SECTION 7.7. RIGHT OF FIRST REFUSAL.

         (a) Grant of Option. Upon the occurrence of an Optional Purchase Event with respect to a Member, the LLC (acting through the Manager), followed by all of the 10% Unit Members, shall have successive options to purchase all, but not less than all, of such Member's Interest pursuant to the terms and conditions set forth in this Agreement; provided, however, that if the Optional Purchase Event is a proposed Transfer of only a portion of the Member's Interest, the LLC's and the 10% Unit Members' options shall apply only to the portion of the Interest that is proposed to be Transferred. In those cases in which the Manager is acting on behalf of the LLC under this Section 7.7, such action shall be taken by the Board, provided that any member of the Board who is an Affiliate or designee of any Member with an interest in the right of first refusal transaction under this Section 7.7 as a selling Member shall not participate in the Board action.

         Upon the occurrence of an Optional Purchase Event, the Member with respect to whom the Optional Purchase Event has occurred shall immediately give written notice to the LLC and to all 10% Unit Members, which notice shall describe the Optional Purchase Event (unless the Optional Purchase Event is the giving of a Transfer Notice, in which case the Transfer Notice shall suffice). If the Member with respect to whom the Optional Purchase Event has occurred does not provide such notice and another Member or the Manager knows of the occurrence of such Optional Purchase Event, such Member or the Manager may send written notice of the Optional Purchase Event to the LLC, and if the LLC determines that Optional Purchase Event has occurred, the LLC shall provide to all 10% Unit Members the Transfer Notice.

         (b) Optional Purchase Events. For purposes of this Agreement, the term "Optional Purchase Event" shall mean any of the following events with respect to a Member:

                  (i) The delivery of a Transfer Notice by the Member unless such Transfer is to a Permitted Transferee.

                  (ii) In the case of any Member that is an individual, the entry by any court of an order or adjudication that the current or former spouse of the Member has acquired any rights in the Member's Interest as a result of divorce, equitable distribution or community property partition proceedings pursuant to the laws of any state or jurisdiction.

                  (iii) In the case of any Member who holds Class C or Class D Units, if the Member who initially received such Units from the LLC or its predecessor is no longer an officer, director, employee, manager or an independent contractor of the LLC or any Subsidiary.

                  (iv) In the case of Whitney, Columbia A, Columbia B, Columbia Inc., or any other Member substantially all of the assets of which consist of such Member's Interest in the LLC, any Transfer of its capital stock or other equity interests, or the sale or issuance of any capital stock or equity interest in such Member, unless such Transfer, sale or issuance is to a Person who is an owner of such Member on the date of this Agreement or a Permitted Transferee of such Member (an "Indirect Transfer"); provided however, Columbia A, Columbia B or Columbia Inc. may admit partners, members or shareholders without triggering this clause if such partners, members or shareholders are employees of Columbia Capital or if such additional partners, members or shareholders do not acquire in the aggregate more than ten percent (10%) of the equity interests in such Columbia Entity. In the case of an Indirect Transfer, the right of first refusal under this Section 7.7 and the right of co-sale under Section 7.8 shall apply to a proportionate part of the Interest of the Member with respect to which an Indirect Transfer has occurred based upon the amount of the equity interest of such Member that is Transferred or issued in the Indirect Transfer relative to the total equity interests in such Member.

         (c) Proposed Transfer for Consideration. If the Optional Purchase Event is the delivery of a Transfer Notice or an Indirect Transfer and the Transfer or Indirect Transfer is for cash, indebtedness, property or other consideration, then the LLC's and the 10% Unit Members' successive options shall be to purchase the Interest for the fair market value of the consideration proposed to be received in the Transfer or Indirect Transfer or payable at the closing described below, and pursuant to all of the other terms and conditions of the proposed Transfer or Indirect Transfer. The Member desiring to Transfer its Interest (or the Member with respect to which an Indirect Transfer has occurred) and the Manager (acting on behalf of all Persons who exercise their option to purchase hereunder) shall attempt to agree, in writing, on the fair market value of any noncash consideration to be received in the proposed Transfer. If the Member and the Manager are unable to agree on the fair market value of the noncash consideration within thirty (30) days following the exercise of the options to purchase granted in this Section, either the Member or the Manager may by notice to the other commence the Appraisal Process described in the Appraisal Exhibit.

         (d) Other Optional Purchase Events. If the Optional Purchase Event is not a proposed Transfer or Indirect Transfer for consideration, then the successive options shall be for a purchase price equal to (i) the fair market value of such Interest as of the last day of the calendar month immediately prior to the occurrence of the Optional Purchase Event (the "Valuation Date"), plus (ii) interest at the Prime Rate on the amount determined under clause (i) from the Valuation Date to the closing date, compounded monthly, reduced by
(iii) any distributions with respect to such Interest from the Valuation Date through the closing. For purposes of determining the purchase price, the fair market value of an Interest shall equal the amount that would be received by the owner of such Interest if all of the assets of the LLC were sold for cash equal to their fair market value, the LLC paid all of its liabilities and liquidated in accordance with this Agreement, all as of the Valuation Date. The selling Member and the Manager (acting on behalf of all Persons who have options to purchase hereunder) shall attempt in good faith to agree on the fair market value of the Interest. If they are unable to agree, in writing, on the fair market value of the Interest within thirty (30) days following the exercise of the options to purchase granted in this Section, either the selling Member or the Manager may by notice to the other commence the Appraisal Process described in the Appraisal Exhibit.

         (e) Exercise of Option by LLC. The Manager shall provide written notice of exercise of the option to the Member with respect to whom an Optional Purchase Event has occurred and to all 10% Unit Members within thirty (30) days following the Transfer Notice or the other written notice to all 10% Unit Members of the occurrence of the Optional Purchase Event, specifying whether or not the LLC is exercising its option to purchase the Interest pursuant to this Section. A failure by the Manager to give notice within such period shall be deemed to be a notice of nonexercise.

         (f) Exercise of Option by 10% Unit Members. In the event the LLC does not exercise its option, then each of the 10% Unit Members shall have the option to (i) purchase the Interest pursuant to this Section 7.7 on the same terms as the LLC in proportion to the relative number of Units held by all the 10% Unit Members; (ii) exercise the rights of co-sale specified in Section 7.8 below; or (iii) neither purchase a proportionate part of such Interest nor exercise rights of co-sale. In order to exercise its option pursuant to this Section, a 10% Unit Member shall provide written notice of exercise of the option to the Member with respect to whom an Optional Purchase Event has occurred, to the LLC and to all other 10% Unit Members within thirty
(30) days following the LLC's nonexercise. If any 10% Unit Member elects not to exercise their option, then those 10% Unit Members that do exercise their option shall have the option, for an additional fifteen (15) days following the end of the option period for all 10% Unit Members, to acquire the Interest that could have been acquired by the nonexercising 10% Unit Members in proportion to the relative number of Units held by the exercising 10% Unit Members.

         (g) Waiver; Failure to Exercise Options. Any party with an option to purchase an Interest pursuant to this Article may waive its option at any time by notice of such waiver to the Manager. With respect to an Optional Purchase Event that is the giving of a Transfer Notice, if Persons with options under this Section shall fail to exercise their options to purchase such Interest, or such portion thereof, within the applicable periods, or in the event the purchaser(s) shall fail to tender the required consideration at the closing referred to below, then subject to the rights of co-sale described in Section
7.8 below, the transferring Member may transfer the Interest to the Person, and upon the terms and price, specified in the notice of the proposed Transfer, but only if such Transfer is consummated within ninety (90) days after the expiration or withdrawal of the last option, or the failure to tender the consideration if applicable; provided, however, the holder of such transferred Interest shall be a mere assignee and shall not become a Member unless admitted as such pursuant to the terms of the Agreement. If the subject Interest is not so transferred within the applicable period, the Interest shall again become subject to all of the terms and conditions of the Agreement and may not thereafter be transferred except in the manner and on the terms herein provided. In the event the LLC or any 10% Unit Member exercises an option hereunder, but fails to tender the required consideration at the closing, the transferring Member shall have all rights and remedies against the LLC or the exercising 10% Unit Members, as the case may be, available for breach of contract, including the remedy of specific performance.

         (h) Closing of Purchase of Interest; Payment of Purchase Price; Security. The closing of the purchase of any Interest by the LLC or any of the 10% Unit Members pursuant to this Section shall occur at the offices of the LLC within thirty (30) days after the earlier of (a) the written agreement of the parties on the fair market value of the Interest or the consideration to be received therefor, as the case may be, or (b) the conclusion of the Appraisal Process. At the closing, the selling Member shall deliver to the purchaser(s) of the Interest an executed assignment of the subject Interest satisfactory in form to counsel for the LLC, and the purchaser(s) shall deliver the purchase price as provided below to the owner of the Interest. The selling Member and the purchaser(s) each shall execute and deliver such other documents as may reasonably be requested by the other.

         The purchase price shall be delivered at closing as follows:

         (i) If the purchase of the Interest is as a result of a proposed Transfer to a third party for consideration, the purchase price determined under this Agreement shall be payable on the same basis as the purchase price was to have been paid by the third party.

         (ii) If the purchase of the Interest is as a result of any other Optional Purchase Event the purchase price shall be payable in cash or same day funds at closing.

         SECTION 7.8. RIGHT OF CO-SALE.

         (a) Right of Co-Sale. In the event of a proposed Transfer of an Interest to a Person who is not a Permitted Transferee, to the extent the Interest proposed to be transferred is not purchased by the LLC pursuant to its right of first refusal described in Section 7.7, each other Member shall have the right to participate in the Transfer in the manner set forth in this Section
7.8. Each such nontransferring Member may Transfer to the proposed transferee identified in the Transfer Notice a pro rata share (defined below) of such nontransferring Member's Interest by giving written notice to the Manager and to the transferring Member within the thirty (30) day period specified in Section 7.7(f), which notice shall state that the Member elects to exercise its rights of co-sale under this Section 7.8. A notice of exercise of a Member's right of first refusal under Section 7.7(f) and a notice of exercise of a Member's rights of co-sale hereunder shall be mutually exclusive and the first such notice given shall be binding and irrevocable. Each nontransferring Member shall be deemed to have waived its right of co-sale hereunder either if it fails to give notice within the prescribed time period or if such Member gives notice exercising its right of first refusal pursuant to Section 7.7(f). A nontransferring Member's pro rata share for this purpose shall equal that portion of the nontransferring Member's Interest represented by that number of Units obtained by multiplying the number of Units that are the subject of the proposed Transfer by fraction, the numerator of which is the number of Units then held by such nontransferring Member, and the denominator of which is the number of Units then held by all persons entitled to this right of co-sale plus the number of Units represented by the Interests proposed to be Transferred by the transferring Member. Insofar as possible this right of co-sale shall apply to Units of the same class or classes as the Units subject to the Transfer Notice. If any Member desiring to exercise its rights of co-sale hereunder does not have a sufficient number of Units of the same class as the Units subject to the Transfer Notice, such Member may substitute Units of another class so long as such class ranks senior in liquidation to the class of Units subject to the Transfer Notice. In the event the proposed Transfer is of Class B Units and a Person wishing to exercise its rights of co-sale hereunder does not have sufficient Class B Units, but has Class A Units, such Person may convert a sufficient portion of such Class A Units into Class B Units on the same basis as in the case of a Common Stock Corporate Conversion so as to enable such Person to exercise its rights of co-sale without surrendering such Person's accrued Preferred Return as of the date of such conversion or the Preferred Return which shall accrue on such Person's remaining Class A Units (and on any remaining accrued Preferred Return) after the exercise of the rights of co-sale.

         (b) Consummation of Co-Sale. Each nontransferring Member, in exercising its right of co-sale hereunder, may participate in the Transfer by delivering to the transferring Member at the closing of the Transfer of the transferring Member's Interest to the transferee (the "Closing") one or more certificates duly endorsed (if the Interests are certificated and are not pledged as authorized in this Agreement) or an assignment (if the Interests are not certificated or if they are pledged as authorized in this Agreement), representing the Interest to be transferred by such nontransferring Member. At the Closing, such certificates or assignments will be delivered to the purchaser (whether such purchaser is the proposed transferee set forth in the Transfer Notice or those Members who have exercised their rights of first refusal under Section 7.7) and the transferring Member will remit, or will cause to be remitted, to the nontransferring Member at the Closing that portion of the proceeds of the Transfer to which such nontransferring Member would otherwise be entitled by reason of such nontransferring Member's participation in such Transfer pursuant to these rights of co-sale.

         (c) Indirect Transfers. In the case of an Indirect Transfer, the right of co-sale under this Section 7.8 shall be the right to put a portion of the Interest of the Members electing their rights of co-sale hereunder to the Member with respect to whom the Indirect Transfer has occurred, as if such member had Transferred that proportionate part of such Member's Interest described in
Section 7.7(b)(iv) above.

         SECTION 7.9. CORPORATE CONVERSIONS.

         (a) In General. Upon the formation of the LLC, it was the express intention and understanding of the Persons who were then the Members of the LLC that upon the occurrence of certain specified events the LLC was to be converted into a corporation by action of the Manager without the necessity of any action or any investment decision on the part of any such Member. Upon the execution of this Agreement, it is the express intention and understanding of the existing Members and those Persons who became Members at the time of the execution of this Agreement that upon the occurrence of those events specified below the LLC shall be converted into a corporation in the manner set forth herein by the action of the Manager and without the necessity of any action or any investment decision on the part of any Member.

         (b) Qualified Corporate Conversion -- Preferred Stock Corporate Conversion. Upon the determination at any time by the Manager acting by a majority vote of its board of managers that it is in the best interests of the LLC that it be converted into a corporation, the Manager shall cause to be executed and filed the certificate of merger in the form of Exhibit J attached hereto, and cause to be executed and delivered such other instruments and documents as it shall determine to be necessary or appropriate in order to effectuate a Preferred Stock Corporate Conversion.

         (c) Qualified Corporate Conversion -- Common Stock Corporate
Conversion.

                  (i) Conversion in Connection with a Qualified IPO. Upon the determination by the Manager acting by a majority vote of the Board in connection with the consummation of a Qualified IPO that it is in the best interests of the LLC that it be converted into a corporation with a single class of common stock and after the request of the managing underwriter of the Qualified IPO selected by the Board, the Manager shall cause to be executed and filed the certificate of merger in the form of Exhibit K attached hereto, and cause to be executed and delivered such other instruments and documents as it shall determine to be necessary or appropriate, in order to effectuate a Common
                           Stock Corporate Conversion.

                  (ii) Conversion in Connection with any other IPO. Upon the determination by the Manager acting by a majority vote of its board of managers in connection with the consummation of an IPO that is not a Qualified IPO, but which has been approved by the requisite class vote of the holders of the Class A Units as specified in Section 5.3(c) above, that it is in the best interests of the LLC that it be converted into a corporation with a single class of common stock, the Manager shall cause to be executed and filed the certificate of merger, and cause to be executed and delivered such other instruments and documents as it shall determine to be necessary or appropriate, in order to effectuate a Common Stock Corporate Conversion.

         (d) Satisfaction of Preferred Return in Cash in Connection with a Qualified Corporate Conversion. In connection with the consummation of a Qualified Corporate Conversion, the Manager shall have the authority acting by majority vote of the Board to cause the LLC to declare a distribution of all or any portion of any remaining unpaid Preferred Return, which amounts shall be paid within five (5) business days following the consummation of the Qualified Corporate Conversion and shall be treated as reducing the amount of the Preferred Return outstanding on the date the Qualified Corporate Conversion is consummated for purposes of determining the Common Stock Conversion Amount and the Preferred Stock Conversion Amount.

         (e) Board of Directors. In connection with the consummation of a Preferred Stock Corporate Conversion the board of directors of the surviving corporation shall be the same size and shall have the same composition and shall be subject to the same voting and other rules as the board of managers of the Manager. In the case of a Common Stock Corporate Conversion, the size, composition and governing rules with respect to the board of directors of the surviving corporation shall be determined by the Manager in consultation with the managing underwriter.

         (f) Procedures. In order to effectuate a Qualified Corporate Conversion as authorized in this Section, the Manager shall execute the applicable certificate of merger in the name of Whitney, as the surviving other business entity in the merger, pursuant to the Manager's limited power of attorney set forth in Section 7.10 below, shall date the certificate of merger as of the date the Manager determines the Qualified Corporate Conversion should become effective and shall file such certificate of merger in accordance with the Act. For purposes of the General Corporation Law of the State of Delaware and Section 18-209(c)(2) of the Act this Agreement shall constitute the agreement of merger approved and executed by each of the constituent entities to the merger. Whitney hereby represents that the board of directors and the stockholders of Whitney have approved and adopted this Agreement in accordance with the provisions of the General Corporation Law of the State of Delaware relating to the adoption of an agreement and plan of merger.

         (g) Other Corporate Conversions. Upon a vote of the holders of a majority of the Units and such class vote of the holders of the Class A Units as may be required pursuant to Section 5.3(c) above, the Manager shall have the authority to cause a Corporate Conversion by merger into another corporation or otherwise, and in connection therewith cause the conversion of the Interests into the capital stock of any resulting corporation having relative rights, limitations, preferences and other terms consistent with the Interests so converted.

         (h) No Appraisal Rights. The Members shall have no appraisal rights pursuant to Act Section 18-210 or otherwise in connection with a Corporate Conversion or any other transaction authorized under this Agreement.

         (i) Other Permitted Ancillary Transactions. In connection with the consummation of a Qualified Corporate Conversion, the Manager acting by majority vote of its Board of Managers shall have the authority to merge, consolidate or reorganize one or more of the Subsidiaries with one or more other Subsidiaries or other entities wholly-owned directly or indirectly by the LLC or the Manager or the surviving corporation in the Qualified Corporate Conversion.

         (j) Covenants of Whitney. In order to ensure that the LLC can effectuate a Qualified Corporate Conversion as described above, Whitney hereby agrees not to take any of the following actions prior to the consummation of a Corporate Conversion without the prior written consent of the Manager, which shall not be unreasonably withheld:

         (i) modify or amend in any respect its certificate of incorporation, bylaws or any similar organizational document;

         (ii) permit or allow any changes or modifications to be made to its capital structure;

         (iii) permit any of its capital stock to be owned by any Person who does not agree to execute and be bound by the provisions of this Agreement constituting an agreement and plan of merger with respect to a Qualified Corporate Conversion;

         (iv) enter into any merger, consolidation or amalgamation or liquidate, wind up or dissolve itself (or permit any liquidation or dissolution), or, convey, sell, lease, assign, transfer or otherwise dispose of its Interests in the LLC;

         (v) acquire or hold any asset, including, but not limited to, any interest in any entity other than the LLC, other than its Interests in the LLC and other than distributions received from the LLC as may be invested and reinvested from time to time;

         (vi) create, incur, assume or permit to exist any indebtedness, liabilities or other obligations other than pursuant to this Agreement, and other than liabilities for corporate franchise tax, fees due to Persons serving as registered agent and similar amounts necessary to maintain its corporate status and good standing and to prepare and file its tax returns and its annual and periodic financial statements, and liabilities for federal, state and local income taxes with respect to its Interest hereinafter ("Permitted Liabilities");

         (vii) create, incur, assume or permit to exist any lien upon its assets or revenues;

         (viii) create, incur, assume or permit to exist any obligation guaranteeing or in effect guaranteeing any indebtedness or other obligations of any third Person in any manner, whether directly or indirectly; or

         (ix) declare or pay any dividend or distribution with respect to its capital stock except to the extent its assets exceed its Permitted Liabilities; or

         (x) fail to have reserved for issuance sufficient shares of its capital stock in order to implement a Qualified Corporate Conversion.

In the event Whitney breaches any of the foregoing covenants with the result that the LLC is unable to effectuate a Qualified Corporate Conversion as contemplated herein, then the LLC shall have all the rights and remedies available for breach of contract. In addition, the LLC shall have the right, to effectuate the Qualified Corporate Conversion and to either (i) offset against distributions or amounts otherwise receivable by Whitney with respect to their shares received in the merger the amount any liabilities of Whitney as of the date of the Qualified Corporate Conversion not authorized to be incurred hereunder ("Unauthorized Liabilities"), or (ii) reduce the number of shares that Whitney is entitled to receive in the Qualified Corporate Conversion by an amount equal to the amount of Unauthorized Liabilities divided by the fair market value per share of the shares to be issued in the Qualified Corporate Conversion. For this purpose, the fair market value per share of the Common Stock shall equal the price at which it is sold in the IPO, and the fair market value of the Preferred Stock shall equal the fair market value of the underlying Common Stock. Prior to exercising its right of offset or right to reduce the number of shares Whitney is to receive, the LLC shall give notice to Whitney. If Whitney's breach of covenant is curable, the LLC shall establish a reserve in the amount of any such offset or consisting of the number of shares that would be distributable to Whitney but for the breach. To the extent such breach is not cured within 90 days of the LLC's notice, the LLC shall retain the reserve and to the extent such breach is cured, the reserve shall be distributed to Whitney, in each case at the end of such 90 day period.

         (k) Further Assurances. The Manager is specifically authorized to take any and all further action, and to execute, deliver and file any and all additional agreements, documents or instruments, as it may determine to be necessary or appropriate in order to effectuate the provisions of this Section 7.9, and each Member hereby agrees to execute, deliver and file any such agreements, documents or instruments or to take such action as may be reasonably requested by the Manager for the purpose of effectuating the provisions of this
Section 7.9.

         SECTION 7.10. LIMITED POWER OF ATTORNEY. Each Member hereby constitutes and appoints the Manager and each and every successor manager, with full power of substitution and resubstitution, its true and lawful attorney-in-fact for such Member and in such Member's name, place and stead and for such Member's use and benefit, to sign, execute, certify, acknowledge, swear to, file, deliver and record any and all agreements, certificates, instruments and other documents which the Manager may deem necessary, desirable, or appropriate for the purposes of (i) effecting any grant of security interest, collateral assignment, pledge or hypothecation of its Interest as security as provided in Section 7.1, (ii) on behalf of a selling Member closing the exercise of any rights of the LLC or any right exercised by any 10% Unit Member to purchase an Interest, pursuant to the right of first refusal provision in Section 7.7 hereof, and (iii) effectuating any Corporate Conversion as authorized in Section 7.9.

         Each Member authorizes each such attorney-in-fact to take any action necessary or advisable in connection with the foregoing, hereby giving each attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the foregoing as fully as such Member might or could do so personally, and hereby ratifying and confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof.

         This power of attorney is a special power of attorney coupled with an interest and is irrevocable, may be exercised by any such attorney-in-fact by listing the Member executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Members, shall survive the death, disability, legal incapacity, bankruptcy, insolvency, dissolution, or cessation of existence of a Member and shall survive the delivery of an assignment by a Member of the whole or a portion of his Interest in the LLC, except that where the assignment is of such Member's entire Interest in the LLC and the assignee is admitted as a Member under the terms of this Agreement, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution.


                                  ARTICLE VIII

                             CESSATION OF MEMBERSHIP

         SECTION 8.1. WHEN MEMBERSHIP CEASES. A Person who is a Member shall cease to be a Member only upon the occurrence of one of the following events of withdrawal:

         (a) The Transfer, as permitted under this Agreement, of the Member's entire Interest.

         (b) The occurrence of an Event of Bankruptcy with respect to the Member.

         (c) In the case of an individual Member, the Member's death; provided, however, Section 8.2 below shall apply with respect to the administration of the deceased Member's estate, assignment of his Interest and admission of his heirs as Members in the LLC.

         (d) In the case of an individual Member, the adjudication by a court that the Member is incompetent to manage his person or property; provided, however, Section 8.2 below shall apply with respect to the administration of the incompetent Member's property.

         (e) In the case of a Member that is acting as a Member by virtue of being the trustee of a trust, the termination of the trust.

         (f) In the case of a Member that is a partnership or another limited liability company, the dissolution and commencement of winding up of the Member; provided, however, Section

8.2 below shall apply with respect to the winding up and liquidation of the entity, assignment of such Member's Interest and admission of such Member's assignees as Members.

         (g) In the case of a Member that is a corporation, the dissolution of the Member, or the revocation of its charter unless the charter is reinstated within 30 days of the corporation's actual notice of the revocation; provided, however, Section 8.2 below shall apply with respect to the winding up and liquidation of the corporation, assignment of such Member's Interest and admission of such Member's assignees as Members.

         (h) In the case of a Member that is a decedent's estate, the distribution by the fiduciary of the Member's entire Interest.

If any of the foregoing events constitutes a Transfer, then in addition to the Member ceasing to be a Member, Article VII shall apply with respect to the former Member's Interest.

         SECTION 8.2. DECEASED, INCOMPETENT OR DISSOLVED MEMBERS. The personal representative, executor, administrator, guardian, conservator or other legal representative of a deceased individual Member or of an individual Member who has been adjudicated incompetent may exercise the rights of the Member for the purpose of administration of such deceased Member's estate or such incompetent Member's property. The beneficiaries of a deceased Member's estate may become assignees of the deceased Member only upon compliance with the conditions of this Agreement. If a Member who is a Person other than an individual is dissolved, the legal representative or successor of such Person may exercise the rights of the Member pending liquidation. The distributees of such Person may become assignees of the dissolved Member only upon compliance with the conditions of this Agreement.

         SECTION 8.3. CONSEQUENCES OF CESSATION OF MEMBERSHIP. In the event a Person ceases to be a Member as provided in Section 8.1 above, such Person (or the Person's successor in interest) shall continue to be liable for all obligations of the former Member to the LLC, including any obligation to make Capital Contributions, and, with respect to any Interest owned by such Person, shall be an assignee with only the rights and subject to the restrictions, conditions and limitations described in Section 7.3 above, except as provided in
Section 8.2.

         SECTION 8.4. NO VOLUNTARY WITHDRAWAL OR RESIGNATION BY MEMBERS. No Member shall have the right to voluntarily withdraw or resign from the LLC under this Agreement or under the Act.


                                   ARTICLE IX

              DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS

         SECTION 9.1. DISSOLUTION TRIGGERS. The LLC shall dissolve only upon the first to occur of any of the following events:

         (a) The vote of the Members following the recommendation of dissolution by the Manager.

         (b) The entry of a decree of judicial dissolution under Act Section 18-802.

         (c) The sale or other disposition of all or substantially all of the assets of the LLC in accordance with this Agreement.

         (d) At any time after the sixth (6th) anniversary of the date hereof, if at such time the Class A Capital is equal to or greater than $7.5 million and holders of at least a majority of Class A Units then outstanding vote to dissolve the LLC and provide notice of such vote to the Manager; provided, however, that in the event that such a vote and resulting dissolution of the LLC would result in an event of default or an incipient default under any then existing indebtedness of the LLC or any Subsidiary with an outstanding balance of $10 million or more, then such majority vote shall not cause the dissolution of the LLC, but rather shall constitute notice by the holders of the Class A Units to the Manager that such holders desire that the Manager promptly arrange the sale of the LLC (including its Subsidiaries) or a sale of all or substantially all of its assets.

         SECTION 9.2. WINDING UP OR SALE. Pursuant to Act Section 18-803, upon dissolution of the LLC the Manager shall wind up the LLC's affairs; but the Delaware Court of Chancery, upon cause shown, may wind up the LLC's affairs upon application of any 10% Unit Member or Manager, his legal representative or assignee, and in connection therewith, may appoint a liquidating trustee. The Persons charged with winding up the LLC shall settle and close the LLC's business, and dispose of and convey the LLC's noncash assets as promptly as reasonably possible following dissolution as is consistent with obtaining the fair market value for the LLC's assets (other than those noncash assets to be distributed to the Members in liquidation pursuant to Section 3.4).

         If the holders of the Class A Units have given notice under Section 9.1(d) (regardless of whether such notice has caused the dissolution of the LLC), and if the LLC has not entered into a definitive agreement for the sale or other disposition of substantially all of its equity interests or assets on or prior to the date that is six (6) months after the date of such notice, or if the LLC has not closed the sale or other disposition of substantially all of its equity interests or assets on or prior to the date that is nine (9) months after the date of such notice, then at any time after either of such dates the holders of the Class A Units acting by a vote of the holders of a majority such Class A Units may give notice of a Vote Shift, which Vote Shift shall be immediately effective.

         SECTION 9.3. LIQUIDATING DISTRIBUTIONS. Following the dissolution of the LLC, upon the disposition of the LLC's noncash assets (other than those noncash assets to be distributed to the Members in liquidation pursuant to
Section 3.4), the LLC's cash and the proceeds from the disposition of the LLC's noncash assets and those noncash assets to be distributed in kind to the Members pursuant to Section 3.4 shall be distributed in the following order of priority:

         (a) To the LLC's creditors, including the Manager and Members if they are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the LLC (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Members and former Members under Act Sections 18-601 or 18-604;

         (b) To the Members, Manager, and former Members who are creditors whose claims are not satisfied by distributions pursuant to the preceding subsection (including, with respect to Members or former Members, in satisfaction of liabilities for distributions under Act Sections 18-601 or 18-604);

         (c) To the holders of the Class A Units in an amount equal to the remaining balance of the Class A Capital.

         (d) To the holders of the Class A Units in an amount equal to the remaining balance of the Preferred Return.

         (e) To the Members in accordance with the provisions of Subsections 3.2(b), 3.2(c) and 3.2(d), taking into account that the holders of the Class A Units have received their share of the distributions described in Subsections 3.2(b) and 3.2(c) by virtue of the distributions to them under Subsections 9.3(c) and 9.3(d) above.

         To the extent that the credit balances in the Capital Accounts, after adjusting the Capital Accounts for all allocations of Profits and Losses and all Regulatory Allocations and all distributions other than liquidating distributions under Subsections 9.3(c), 9.3(d) and 9.3(e) above (the "Tentative Liquidation Capital Account") do not equal the amounts to be distributed pursuant to Subsections 9.3(c), 9.3(d) and 9.3(e), then any provision in this Agreement to the contrary notwithstanding the LLC shall allocate gross income or gross deductions for its last Fiscal Year to the extent necessary in order that the Tentative Liquidation Capital Accounts equal the distributions to be made to the Members pursuant to such Subsections; and to the extent such gross income or gross deductions are not sufficient, shall allocate gross income or gross deductions for the next preceding Fiscal Year to the extent necessary in order that the Capital Accounts equal such distributions; and to the extent such gross income or gross deductions are not sufficient, shall allocate gross income or gross deductions for the second preceding Fiscal Year, and so forth, with respect to all LLC taxable years for which an amended return can be timely filed, to the extent necessary to cause the Tentative Liquidation Capital Accounts to equal the respective distributions under this Section 9.3.

         Distributions pursuant to this Section 9.3 may be made to a liquidating trust established by the Persons charged with winding up the LLC for the benefit of the Members for the purposes of liquidating LLC assets, collecting amounts owed to the LLC, and paying liabilities or obligations of the LLC. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the trustee of the liquidating trust, in the same proportions as the amount distributed to such trust by the LLC would otherwise have been distributed to the Members pursuant to this Agreement.

                                    ARTICLE X

                      BOOKS AND RECORDS; INFORMATION RIGHTS

         SECTION 10.1. BOOKS AND RECORDS; VISIT TO BUSINESS PREMISES. The LLC shall keep books and records at its principal place of business, which shall set forth an accurate account of all transactions of the LLC. Any Member or its designated representative shall have the right, during normal business hours and upon two business days prior written notice to the Manager specifying the records or information desired and the purpose for which the records or information is sought, to have access to and inspect and copy, at its expense, the contents of such books or records. Any 10% Unit Member or its designated representative shall have the right, during normal business hours and upon three
(3) business days prior notice specifying the business premises of the LLC that the Member wishes to visit and purpose for which the Member desires to visit, to personally visit and inspect any business premises of the LLC. The provisions of this Section 10.1 to the contrary notwithstanding, subject to Act Section 18-305(f), the Manager shall have the right to keep confidential from the Members for such period of time as the Manager deems reasonable, any information which the Manager reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Manager in good faith believes is not in the best interest of the LLC.

         SECTION 10.2. TAXABLE YEAR; TAX ACCOUNTING METHODS. The LLC shall use the Fiscal Year as its taxable year. The LLC shall report its income for income tax purposes using the accrual method of accounting.

         SECTION 10.3. INFORMATION RIGHTS. Within ninety (90) days after the end of each Fiscal Year, each Member shall be furnished with annual financial statements containing a balance sheet, income statement, statement of Members' capital and statement of changes in working capital as of or for the Fiscal Year then ending which financial statements shall be prepared in accordance with generally accepted accounting principles and shall include supplementary statements prepared pursuant to the Capital Account accounting methods prescribed by this Agreement and Treasury Regulations Section 1.704-1(b) and shall be audited by Arthur Andersen & Co. or such other firm of independent certified public accountants as may be selected by the Manager and reasonably satisfactory to the holders of at least 70% of the Class A Units. The LLC shall also provide to each of Whitney, Fleet and such other Members as the Manager may determine (i) an annual operating budget and capital expenditure budget for the balance of 1997 (which shall be delivered prior to February 28, 1997) and for each subsequent Fiscal Year (which shall be delivered prior to December 1 of the previous Fiscal Year); (ii) unaudited quarterly financial statements within 45 days of the completion of each calendar quarter of the Fiscal Year; and (iii) unaudited monthly financial statements containing a balance sheet, a statement of income, and a statement of changes in working capital and showing variances to the annual operating budget and capital expenditure budget within 30 days after the last day of each month.

         SECTION 10.4. TAX INFORMATION. Tax information necessary to enable each Member to prepare its state, federal, local and foreign income tax returns shall be delivered to each Member as soon as reasonably available after the end of each Fiscal Year.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1. NOTICES. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the Person or to an officer or manager of the Person to whom the same is directed, or sent by regular, registered, or certified United States mail, or by facsimile transmission or by private mail or courier service, addressed as follows: if to the LLC or to the Manager, to the principal office address of the LLC, or to such other address as may be specified from time to time by notice to the Members; if to a Member, to the address set forth on the Information Exhibit attached hereto, or to such other address as the Member may specify from time to time by notice to the Members. Any such notice shall be deemed to be delivered, given, and received for all purposes (i) as of the date of actual receipt if delivered personally or if sent by regular mail, facsimile transmission or by private mail or courier service, or (ii) four (4) business days after the date on which the same was deposited in a regularly-maintained receptacle for the deposit of United States mail, if sent by registered or certified United States mail, postage and charges prepaid, return receipt requested.

         SECTION 11.2. BINDING EFFECT. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and Manager, and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

         SECTION 11.3. CONSTRUCTION. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member. No provision of this Agreement is to be interpreted as a penalty upon, or a forfeiture by, any party to this Agreement. The parties acknowledge that each party to this Agreement has shared equally in the drafting and construction of this Agreement and, accordingly, no court construing this Agreement shall construe it more strictly against one party hereto than the other.

         SECTION 11.4. ENTIRE AGREEMENT; NO ORAL LIMITED LIABILITY COMPANY AGREEMENTS; AMENDMENTS TO THE LIMITED LIABILITY COMPANY AGREEMENT. This Agreement constitutes the entire agreement among the Members with respect to the affairs of the LLC and the conduct of its business, and supersedes all prior agreements and understandings, whether oral or written. The LLC shall have no oral operating agreements. This Agreement may be amended by one or more written amendments approved by the Manager, the vote of the Members, and such class vote as may be required under this Agreement. Any written amendment that receives such a vote need not be signed by all Members to be effective, but shall be effective in accordance with its terms and shall be binding upon all Members.

         SECTION 11.5. HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

         SECTION 11.6. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

         SECTION 11.7. ADDITIONAL DOCUMENTS. Each Member and Manager, upon the request of the LLC, agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

         SECTION 11.8. VARIATION OF PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

         SECTION 11.9. GOVERNING LAW; CONSENT TO JURISDICTION; DISPUTE RESOLUTION. The laws of the State of Delaware shall govern the validity of this Agreement, the construction and interpretation of its terms, and organization and internal affairs of the LLC and the limited liability of the Members. All disputes between or among any Members or Manager arising out of or in any way connected with the LLC or with the execution, interpretation and performance of this Agreement (including the validity, scope and enforceability of the dispute resolution provisions contained herein) shall be solely and finally settled in accordance with the Dispute Resolution Exhibit attached hereto as Exhibit F. Each Member and Manager hereby irrevocably consents to the personal jurisdiction of the courts of the Commonwealth of Virginia with respect to matters arising out of or related to the enforcement of the provisions of the Dispute Resolution Exhibit and with respect to matters, if any, related to the LLC not required to be resolved pursuant to the Dispute Resolution Exhibit.

         SECTION 11.10. WAIVER OF ACTION FOR PARTITION. Each of the Members irrevocably waives any right that it may have to maintain any action for partition with respect to any of the assets of the LLC.

         SECTION 11.11. COUNTERPART EXECUTION; FACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members and Manager had signed the same document. Such executions may be transmitted to the LLC and/or the other Members and Manager by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

         SECTION 11.12. TAX MATTERS MEMBER. For so long as there are no Members elected or designated as "member-managers" (as such term is defined in Treas. Reg. Section 301.6231(a)(7)-2(b)(iii)), Donald A. Doering or such other Member as the Manager shall subsequently designate (pursuant to Treas. Reg. Section 301.6231(a)(7)-1(d), (e), or (f)) shall be the Tax Matters Member, and as such shall have all power and authority with respect to the LLC and its Members as a "tax matters partner" would have with respect to a partnership and its partners under the Code and in any similar capacity under state or local law. In accordance with Treas. Reg. Section 301.6231(a)(7)-1(c), the LLC shall designate the Tax Matters Member for an LLC taxable year on the partnership return for that taxable year. After a Tax Matters

Member has been designated for a particular taxable year, a successor Tax Matters Member may be selected by the Manager, and the current Tax Matters Member shall certify to the Internal Revenue Service that another Member has been selected as the Tax Matters Member in accordance with Treas. Reg. Section 301.6231(a)(7)-1(d).

         In addition, at any time after the filing of a partnership return for a taxable year, the LLC may designate a Tax Matters Member for an LLC taxable year pursuant to the provisions of Treas. Reg. Section 301.6231(a)(7)-1(e) or (f) by filing a statement with the Internal Revenue Service, and obtaining the consent of Members as provided in the regulations.

         The Tax Matters Member shall continue to serve as such until the earlier of (A) his death; (B) his incompetency (as determined pursuant to Treas. Reg. Section 301.6231(a)(7)-1(l)(1)(ii)); (C) the liquidation or dissolution of the Tax Matters Member, if the Tax Matters Member is an entity; (D) the "partnership items" of the Tax Matters Member become "nonpartnership items" under Code Section 6231(c); (E) the day on which the Tax Matters Member resigns at any time by a written statement to that effect and filed with the Internal Revenue Service pursuant to Treas. Reg. Section 301.6231(a)(7)-1(i); (F) the day on which the LLC makes a subsequent designation of a Tax Matters Member pursuant to Treas. Reg. Section 301.6231(a)(7)-1(d), (e), or (f); or (G) the day on which the LLC revokes the designation of the Tax Matters Member for an LLC taxable year pursuant to Treas. Reg. Section 301.6231(a)(7)-1(j). For purposes of items
(E), (F), and (G) of the preceding sentence, the day on which any of the specified events occurs shall mean the day on which the statement that is required to be filed with the Internal Revenue Service is filed.

         The Tax Matters Member shall have the power and authority (i) to extend the statute of limitations for assessment of tax deficiencies against Members with respect to adjustments to the LLC's federal, state, or local tax returns; and (ii) to represent the LLC and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the LLC and the Members in their capacity as Members, and to execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the LLC or the Members; provided, however, that the Tax Matters Member shall keep the LLC and the other Members reasonably informed as to the status of any tax investigations, audits, lawsuits or other judicial or administrative tax proceedings and shall promptly copy all other Members on any correspondence to or from the Internal Revenue Service or state, local or foreign taxing authority relating to such proceedings.

         SECTION 11.13. TIME OF THE ESSENCE. Time is of the essence with respect to each and every term and provision of this Agreement.

         SECTION 11.14. EXHIBITS; PREFERRED STOCK CORPORATE CONVERSION DOCUMENTS. The Exhibits to this Agreement, each of which are incorporated by reference, are:

         EXHIBIT A:        Certificates of Conversion and Formation.
         EXHIBIT B:        Information Exhibit.
         EXHIBIT C:        Glossary of Terms.
         EXHIBIT D:        Regulatory Allocations Exhibit.

         EXHIBIT E:        Indemnification Exhibit.
         EXHIBIT F:        Dispute Resolution Exhibit.
         EXHIBIT G:        Appraisal Exhibit.
         EXHIBIT H:        Registration Rights Agreement.
         EXHIBIT I:        Draft of Certificate of Designations of
                           Preferred Stock.
         EXHIBIT J:        Draft Certificate of Merger -- Preferred Stock
                           Corporate Conversion.
         EXHIBIT K:        Draft Certificate of Merger -- Common Stock
                           Corporate Conversion.
         EXHIBIT L:        Draft of Stockholders Agreement.
         EXHIBIT M:        Draft Certificate of Incorporation and
                           Bylaws Upon Qualified Corporate Conversion.
         EXHIBIT N:        Certificate of Limited Liability Company Interest.
         EXHIBIT O:        Operating Agreement of DTS Management, LLC
         EXHIBIT P:        Designees to Management's Board of Managers

         The parties acknowledge that on the date hereof Exhibits I, J, K, L and M are in draft form. The parties agree that they shall complete and the LLC, Columbia A, Columbia B, Whitney and Fleet shall initial final forms of those Exhibits within 30 days of the date hereof, with the understanding that a Preferred Stock Corporate Conversion and the forms of documents to implement it shall, in so far as possible, mirror the relative terms, rights, privileges and obligations of the parties reflected in this Agreement.

         IN WITNESS WHEREOF, the Members and Manager have executed this Agreement on the following execution pages, to be effective as of the date described in Article I.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                 EXECUTION PAGE
                                     TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY
                                   PAGE 1 OF 4

MEMBERS:

_______________                 COLUMBIA DBS, INC.,
Date Executed                   A VIRGINIA CORPORATION

                                     By:    /s/ Neil P. Byrne
                                            -----------------------------
                                     Name:  Neil P. Byrne
                                     Title: Vice President

________________                COLUMBIA DBS CLASS A INVESTORS, LLC,
Date Executed                   A DELAWARE LIMITED LIABILITY COMPANY

                                     By:    /s/ Mark J. Kington
                                            -----------------------------
                                     Name:  Mark J. Kington
                                     Title: Member

________________                COLUMBIA DBS INVESTORS, L.P.,
Date Executed                   A DELAWARE LIMITED PARTNERSHIP

                                     By:    Columbia Capital Corporation,
                                            a Virginia corporation
                                     Its:   General Partner

                                            By:    /s/ Neil P. Byrne
                                                   ----------------------
                                            Name:  Neil P. Byrne
                                            Title: Vice President


                                /s/ Douglas S. Holladay, Jr.
----------------                ---------------------------------------
Date Executed                   Douglas S. Holladay, Jr.

                                /s/ Donald A. Doering
----------------                ---------------------------------------
Date Executed                   Donald A. Doering

                                /s/ William J. Dorran
----------------                ---------------------------------------
Date Executed                   William J. Dorran

Execution Page to the
Amended and Restated Limited
Liability Company Agreement of
Digital Television Services, LLC, a
Delaware limited liability company
Page 2 of 4




----------------                    WEP INTERMEDIATE CORP.,
Date Executed                       A DELAWARE CORPORATION



                                    By:    /s/ William Laverack, Jr.
                                           --------------------------------
                                    Name:  William Laverack, Jr.
                                    Title: President



----------------                    FLEET VENTURE RESOURCES, INC.,
Date Executed                       A RHODE ISLAND CORPORATION


                                    By:    /s/ Riordon B. Smith
                                           --------------------------------
                                    Name:  Riordon B. Smith
                                    Title: Senior Vice President



----------------                    FLEET EQUITY PARTNERS VI, L.P.,
Date Executed                       A DELAWARE LIMITED PARTNERSHIP
                                    By:    Fleet Growth Resources II, Inc.
                                    Its:   General Partner


                                    By:    /s/ Riordon B. Smith
                                           --------------------------------
                                    Name:  Riordon B. Smith
                                    Title: Senior Vice President

Execution Page to the
Amended and Restated Limited
Liability Company Agreement of
Digital Television Services, LLC, a
Delaware limited liability company
Page 3 of 4


----------------                    CHISHOLM PARTNERS III, L.P.,
Date Executed                       A DELAWARE LIMITED PARTNERSHIP
                                    By:    Silverado III, L.P.
                                    Its:   General Partner

                                        By:    Silverado III Corp.
                                        Its:   General Partner


                                        By:    /s/ Riordon B. Smith
                                               --------------------------------
                                        Name:  Riordon B. Smith
                                        Title: Senior Vice President


----------------                    KENNEDY PLAZA PARTNERS,
Date Executed                       A RHODE ISLAND GENERAL PARTNERSHIP


                                    By:    /s/ Riordon B. Smith
                                           --------------------------------
                                    Name:  Riordon B. Smith
                                    Title: General Partner



MANAGER:


----------------                    DTS MANAGEMENT, LLC,
Date Executed                       A GEORGIA LIMITED LIABILITY COMPANY



                                    By:    /s/ Douglas S. Holladay, Jr.
                                           --------------------------------
                                    Name:  Douglas S. Holladay, Jr.
                                    Title: President

Execution Page to the
Amended and Restated Limited
Liability Company Agreement of
Digital Television Services, LLC, a
Delaware limited liability company
Page 4 of 4


THE UNDERSIGNED IS EXECUTING
THIS AGREEMENT FOR THE
PURPOSES OF AGREEING TO BE
BOUND BY THE PROVISIONS OF
SECTION 7.9 HEREOF:


----------------                    WHITNEY EQUITY PARTNERS, L.P.
Date Executed                       By: J.H. Whitney Equity Partners LLC
                                    Its General Partner



                                    By:    /s/ William Laverack, Jr.
                                           ---------------------------------
                                    Name:  William Laverack, Jr.
                                    Title: Managing Member

                                  EXHIBIT A



                           CERTIFICATE OF FORMATION

                                      OF

                          COLUMBIA DBS HOLDINGS, LLC


         The undersigned, desiring to form a limited liability company pursuant to Sections 18-214(b)(2) and 18-201 of the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, do hereby certify as follows:

                                       I.

         The name of the limited liability company is COLUMBIA DBS HOLDINGS, LLC.

                                       II.

         The address of the registered office of the LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the LLC's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.



         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Columbia DBS Holdings, LLC as of November ___, 1996.

                                       Member:
                                       COLUMBIA DBS, INC.

                                       By:
                                              ----------------------------------

                                       Name:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------

                                       Member:
                                       COLUMBIA DBS INVESTORS, L.P.
                                       By:      Columbia Capital Corporation,
                                                its general partner

                                       By:
                                              ----------------------------------

                                       Name:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------

             CERTIFICATE OF CONVERSION TO LIMITED LIABILITY COMPANY
                                       OF
                               DBS HOLDINGS, L.P.
                                       TO
                           COLUMBIA DBS HOLDINGS, LLC

         The undersigned, desiring to convert DBS HOLDINGS, L.P., a Delaware limited partnership, to COLUMBIA DBS HOLDINGS, LLC, a Delaware limited liability company, pursuant to Section 18-214 of the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, do hereby certify as follows:

                                       I.

         The date on which and jurisdiction where the entity that is converting to a limited liability company was first formed was January 30, 1996 in the State of Delaware.

                                       II.

         The name of the entity that is converting to a limited liability company immediately prior to the filing of this Certificate of Conversion is DBS HOLDINGS, L.P.

                                      III.

         The name of the limited liability company as set forth in its certificate of formation filed in accordance with Section 18-214(b) of the Delaware Limited Liability Company Act is COLUMBIA DBS HOLDINGS, LLC.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Conversion of DBS Holdings, L.P. to Columbia DBS Holdings, LLC as of November ___, 1996.

                                       General Partner:
                                       COLUMBIA DBS, INC.

                                       By:
                                              ----------------------------------

                                       Name:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------

                                       Limited Partner:
                                       COLUMBIA DBS INVESTORS, L.P.
                                       By:      Columbia Capital Corporation,
                                                its general partner

                                       By:
                                              ----------------------------------

                                       Name:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------

                                    EXHIBIT B
                                     TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY

                               INFORMATION EXHIBIT

                                                                    Class A                   Other
                                          Taxpayer                  Capital                  Capital               Total Capital
Member Name and Notice Address             ID No.                Contributions            Contributions            Contributions
-------------------------------       ----------------        --------------------      ------------------       ----------------
WEP Intermediate Corp.                   06-1473713               $13,000,000.00                       0           $13,000,000.00
177 Broad Street
Stamford, CT 06901

Fleet Venture Resources, Inc.            05-0315508                $5,503,450.00                       0            $5,503,450.00
50 Kennedy Plaza
RI MO F12C
Providence, RI 02903

Fleet Equity Partners VI, L.P.           05-0481063                $2,358,621.43                       0            $2,358,621.43
50 Kennedy Plaza
RI MO F12C
Providence, RI 02903

Chisholm Partners III, L.P.              05-0491430                $2,000,000.00                       0            $2,000,000.00
50 Kennedy Plaza
RI MO F12C
Providence, RI 02903

Kennedy Plaza Partners                   05-0489106                  $137,928.57                       0              $137,928.57
50 Kennedy Plaza
RI MO F12C
Providence, RI 02903

Columbia DBS Class A Investors,          54-1835909                $7,000,000.00                       0            $7,000,000.00
LLC
201 N. Union St., Suite 300
Alexandria, VA 22314-2642

Columbia DBS Investors, L.P.             54-1787641                            0          $19,375,790.00           $19,375,790.00
201 N. Union St., Ste. 300
Alexandria, VA 22314-2642

Columbia DBS, Inc.                       54-1787645                            0             $119,210.00              $119,210.00
201 N. Union St., Ste. 300
Alexandria, VA 22314-2642

Douglas S. Holladay, Jr.                ###-##-####                            0             $460,000.00              $460,000.00
41 Palisades Road
Atlanta, GA 30309

William J. Dorran                       ###-##-####                            0             $370,000.00              $370,000.00
1371 Bay Street
San Francisco, CA 94123

Donald A. Doering                       ###-##-####                            0             $175,000.00              $175,000.00
560 Pennroyal Lane
Alpharetta, GA 30201
                                      ----------------        --------------------      ------------------       ----------------
TOTALS                                                            $30,000,000.00          $20,500,000.00           $50,500,000.00
                                                                  ==============          ==============           ==============

                                                                              Units
                                        ----------------------------------------------------------------------------------
Member Name and Notice Address                Class A            Class B         Class C         Class D        Total
-------------------------------         ----------------------------------------------------------------------------------
WEP Intermediate Corp.                       577,778.00*                0              0               0      577,778.00
177 Broad Street
Stamford, CT 06901

Fleet Venture Resources, Inc.                244,597.53*                0              0               0      244,597.53
50 Kennedy Plaza
RI MO F12C
Providence, RI 02903

Fleet Equity Partners VI, L.P.               104,827.52*                0              0               0      104,827.52
50 Kennedy Plaza
RI MO F12C
Providence, RI 02903

Chisholm Partners III, L.P.                   88,888.80*                0              0               0       88,888.80
50 Kennedy Plaza
RI MO F12C
Providence, RI 02903

Kennedy Plaza Partners                         6,130.15*                0              0               0        6,130.15
50 Kennedy Plaza
RI MO F12C
Providence, RI 02903

Columbia DBS Class A Investors,              311,111.00*                0              0               0      311,111.00
LLC
201 N. Union St., Suite 300
Alexandria, VA 22314-2642

Columbia DBS Investors, L.P.                          0         1,937,579*             0               0    1,937,579.00
201 N. Union St., Ste. 300
Alexandria, VA 22314-2642

Columbia DBS, Inc.                                    0            11,921*             0               0       11,921.00
201 N. Union St., Ste. 300
Alexandria, VA 22314-2642

Douglas S. Holladay, Jr.                              0            46,000*        40,111*              0       86,111.00
41 Palisades Road
Atlanta, GA 30309

William J. Dorran                                     0            37,000*        26,882*              0       63,882.00
1371 Bay Street
San Francisco, CA 94123

Donald A. Doering                                     0            17,500*        20,056*              0       37,556.00
560 Pennroyal Lane
Alpharetta, GA 30201
                                        ----------------------------------------------------------------------------------
TOTALS                                     1,333,333.00         2,050,000         87,049               0    3,470,382.00
                                           ============         =========         ======     ===========    ============

* Subject to grant of security interest pursuant to the Guarantee and Collateral Agreement.

                                    EXHIBIT C
                                     TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


                                GLOSSARY OF TERMS


         Many of the capitalized words and phrases used in this Agreement are defined below. Some defined terms used in this Agreement are applicable to only a particular Section of this Agreement or an Exhibit and are not listed below, but are defined in the Section or Exhibit in which they are used.

         "Act" shall mean the Delaware Limited Liability Company Act, as in effect in Delaware and set forth at 6 Delaware Code, Chapter 18, Sections 18-101 through 18-1109 (or any corresponding provisions of succeeding law).

         "Affiliate" means, with respect to any specified Person, any other Person that directly or indirectly controls, or is under common control with, or is owned or controlled by, the specified Person. For purposes of this definition, (i) "control" means, with respect to any specified Person, either
(x) the beneficial ownership of 50% or more of the equity securities issued by such Person or (y) the power to direct the management and policies of the specified Person through the ownership of voting securities or other equity interests, by contract or otherwise, (ii) the terms "controlling," "control with" and "controlled by," etc., shall have meanings correlative to the foregoing, and (iii) the stockholders and partners of such Person shall be deemed to be Affiliates of such Person, provided, however for purposes of the limitation on transactions with Affiliates set forth in Section 5.3(c)(viii) (including the definition of Permitted Reimbursements), the percentage in clause
(i)(x) above shall be ten percent (10%) and clause (iii) shall include officers, directors and employees.

         "Agreed Value" shall mean with respect to any noncash asset of the LLC an amount determined and adjusted in accordance with the following provisions:

         (a) The initial Agreed Value of any noncash asset contributed to the capital of the LLC by any Member shall be its gross fair market value, as agreed to by the contributing Member and the Manager.

         (b) The initial Agreed Value of any noncash asset acquired by the LLC other than by contribution by a Member shall be its adjusted basis for federal income tax purposes.

         (c) The initial Agreed Values of all the LLC's noncash assets, regardless of how those assets were acquired, shall be reduced by depreciation or amortization, as the case may be, determined in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and (g).

         (d) The Agreed Values, as reduced by depreciation or amortization, of all noncash assets of the LLC, regardless of how those assets were acquired, shall be adjusted from time to time to equal their gross fair market values, as determined by appraisal by a nationally recognized investment banking firm or other qualified Person selected pursuant to a vote of no less than seven (7) of the nine (9) votes of the board of managers of the Manager, as of the following times:

                  (i) the acquisition of an Interest or an additional Interest in the LLC by any new or existing Member in exchange for more than a de minimis Capital Contribution;

                  (ii) the distribution by the LLC of more than a de minimis amount of money or other property as consideration for all or part of an Interest in the LLC; and

                  (iii) the termination of the LLC for federal income tax purposes pursuant to Code Section 708(b)(1)(B).

         If, upon the occurrence of one of the events described in (i), (ii) or
(iii) above the Manager does not determine the gross fair market values of the LLC's assets, it shall be deemed that the fair market values of all the LLC's assets equal their respective Agreed Values immediately prior to the occurrence of the event and thus no adjustment to those values shall be made as a result of such event.

         "Agreement" shall mean this Limited Liability Company Agreement as amended from time to time.

         "B Unit Designees" shall mean the two individuals designated to the Board by the holders of a majority of the B Units pursuant to their rights under
Section 5.1(a)(iv).

         "Board" shall mean the board of managers of the Manager.

         "Capital Account" shall mean with respect to each Member or assignee an account maintained and adjusted in accordance with the following provisions:

         (a) Each Person's Capital Account shall be increased by Person's Capital Contributions, such Person's distributive share of Profits, any items in the nature of income or gain that are allocated pursuant to the Regulatory Allocations and the amount of any LLC liabilities that are assumed by such Person or that are secured by LLC property distributed to such Person.

         (b) Each Person's Capital Account shall be decreased by the amount of cash and the Agreed Value of any LLC property distributed to such Person pursuant to any provision of this Agreement, such Person's distributive share of Losses, any items in the nature of loss or deduction that are allocated pursuant to the Regulatory Allocations, and the amount of any liabilities of such Person that are assumed by the LLC or that are secured by any property contributed by such Person to the LLC.

         In the event any Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

         In the event the Agreed Values of the LLC assets are adjusted pursuant to the definition of Agreed Value contained in this Agreement, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate adjustments as if the LLC recognized gain or loss equal to the amount of such aggregate adjustment.

         In the case of Members who hold more than one class of Units, a separate Capital Account shall be maintained for each such class, and Capital Contributions, distributions and allocations that are with respect to a particular class of Units shall be credited or debited, as the case may be, to such separate Capital Account. Allocations of Profit pursuant to Section 4.1(e) shall be credited to an unclassified Capital Account and distributions pursuant to Section 3.2(d) shall be debited to such unclassified Capital Account.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations.

         "Capital Contribution" shall mean with respect to any Member, the amount of money and the initial Agreed Value of any property (other than money) contributed to the LLC with respect to the Interest of such Member.

         "Certificate of Formation" shall mean the certificate of formation required to be filed by the LLC pursuant to the Act together with any amendments thereto.

         "Change Notice" shall mean notice required to be given by the Columbia Entities in the event of a Change of Control of Columbia, or permitted to be given by Whitney or Chisholm in the event of a Change of Control of Columbia.

         "Change of Control of the LLC" means (i) the merger, consolidation or other business combination of the LLC or any of its Subsidiaries with or into, or the merger of, another Person (other than the LLC or a Subsidiary of the LLC) with or into the LLC with the effect that, immediately after such transaction, the Members of the LLC immediately prior to such transaction hold less than a majority in interest of the total voting power entitled to vote in the election of directors, managers or trustees of the Person surviving such transaction or less than fifty percent of the economic interests in such Person, or (ii) the acquisition by any Person or related group of Persons, by way of merger, sale, transfer, consolidation or other business combination or acquisition, of (x) all or substantially all of the assets, property or business of the LLC, (y) more than fifty percent of the total voting power entitled to vote in the election of directors, managers or trustees of the LLC or such other Person as survives the transaction, or (z) more than fifty percent of the economic interests in the LLC or such other Person as survives the transaction.

         "Change of Control of Columbia" shall mean, and such change in Control of Columbia shall be deemed to have occurred after, either of the following events:

         (A) if at any time, any Person or group of Persons other than those Persons identified in the Purchase Agreement as members of Columbia A, partners of Columbia B, shareholders of Columbia Capital or shareholders of Columbia Inc., and their Family Members shall own in the aggregate 50% or more of the partnership interests, member interests, capital stock or other equity interests in either Columbia A or Columbia B or any successor entity to either of them, or

         (B) if at any time, Persons other than Robert B. Blow, James B. Murray, Jr., David P. Mixer, Mark R. Warner, Mark J. Kington, Harry F. Hopper III, R. Phillip Herget III, James Fleming, Barton Schneider, or Neil P. Byrne shall constitute a majority of the board of directors of the general partner of Columbia B, the managers of Columbia A, or otherwise have a majority of the votes on any board of directors, board of managers or similar governing body that has plenary authority over the business and affairs of Columbia A or Columbia B or otherwise has the power to direct either of such Member's investment in the LLC.

         "Chisholm" shall mean Chisholm Partners III, L.P., a Delaware limited partnership, one of the entities constituting the collective definition of Fleet.

         "Chisholm Designee" shall mean the individual designated to the Board of Directors by Chisholm pursuant to its rights under Section 5.1(a)(ii).

         "Class A, B, C, D Units" shall have the respective meanings set forth in Section 2.5.

         "Class A Capital" shall mean the sum of the Class A Capital Contributions as set forth on the Information Exhibit less the cumulative amount of distributions made by the LLC to the holders of the Class A Units pursuant to Subsections 3.2(b), 3.2(c) and 9.3(c).

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor federal revenue law.

         "Columbia A" shall mean Columbia DBS Class A Investors, LLC, a Delaware limited liability company, or its successors or assigns.

         "Columbia B" shall mean Columbia DBS Investors, L.P., a Delaware limited partnership, or its successors or assigns.

         "Columbia Capital" shall mean Columbia Capital Corporation, a Virginia corporation, or its successors or assigns.

         "Columbia Entities" shall mean Columbia Capital, Columbia A, Columbia Inc. and Columbia B.

         "Columbia Inc." shall mean Columbia DBS, Inc., a Virginia corporation.

         "Combined Effective Marginal Tax Rate" shall mean the highest single effective rate (expressed as a percentage) of United States federal, state and local income taxation applicable to holders of 5% or more of the Units whose principal residence or commercial domicile is within the United States determined as of the last day of each Tax Estimation Period, giving effect to any limitation on the deductibility of state and local income taxes in computing United States federal taxable income, and assuming that such Unit holders are individuals and subject to the highest United States federal and highest state and local marginal income tax rates then applicable in the jurisdictions in which they have their principal residence or commercial domicile.

         "Common Stock Conversion Amount" shall mean the number of shares of common stock of the surviving corporation in a Qualified Corporate Conversion that a Member is entitled to receive with respect to its Units which amount shall equal:

         (i) In the case of Members holding Class A Units, zero shares if the Qualified Corporate Conversion is a Preferred Stock Conversion, or if the Qualified Corporate Conversion is a Common Stock Corporate Conversion, one share for each Class A Unit plus that number of shares equal to

                  (A) the accumulated unpaid Preferred Return that such Member is entitled to as of the date of the consummation of the Qualified Corporate Conversion, divided by

                  (B) the price per share of common stock of the surviving corporation upon its initial issuance pursuant to the IPO,

                  rounded to the nearest whole share.

         (ii) In the case of Members holding Class B Units, one share for each such Unit.

         (iii) In the case of Members holding Class C Units, (A) in the case of a Common Stock Corporate Conversion as a result of a Qualified IPO, .5556 share for each Class C Unit held, plus the right to purchase .4444 share for $10 per share for each Class C Unit held, and (B) in the case of any other Qualified Corporate Conversion, the right to purchase one share for each Class C Unit held for a purchase price of $10 per share, in each case rounded to the nearest whole share.

         (iv) In the case of Members holding Class D Units, the right to purchase one share for each Class D Unit held for a purchase price of $22.50 per share.

In the case of Members holding Class C or Class D Units, their rights to purchase common stock of the surviving corporation may be exercised by delivering cash, shares of common stock valued as set by the Manager just prior to the consummation of the Qualified Corporate Conversion, or the holder's nonrecourse, noninterest bearing promissory note secured by a pledge of the purchased shares due at the earlier of (i) five (5) years from the date of the Qualified Corporate Conversion, (ii) any sale or any other transfer (by operation of law or otherwise) of the acquired shares, or (iii) the cessation of employment by the LLC or any Subsidiary of the Member who originally received such Class C or Class D Units from the LLC for any reason, and such promissory note shall be prepaid with any dividends or distribution with respect to such purchased shares. Any shares received by any Member whose Units are subject to vesting, repurchase rights or similar restrictions related to their employment shall continue to be subject to those or to comparable provisions. The form of subscription agreement, promissory note, pledge agreement, restriction or vesting agreement and any other related instruments shall be determined by the Manager.

         "Common Stock Corporate Conversion" means a Qualified Corporate Conversion pursuant to which the LLC is merged into Whitney pursuant to a certificate of merger in the form of Exhibit K attached hereto and (i) the Interests in the LLC held by Whitney are cancelled, (ii) all of the capital stock of Whitney outstanding on the date of the Qualified Corporate Conversion is converted into the right to receive that number of shares of common stock of the surviving corporation equal to its Common Stock Conversion Amount, and (iii) the Interests evidenced by Units held by Persons other than Whitney are converted into that number of shares of common stock of the surviving corporation equal to the Common Stock Conversion Amount.

         "Corporate Conversion" shall mean any merger, consolidation, conversion by filing, assignment of assets, or similar transaction or series of transactions resulting in a corporation substantially all of the assets of which consist of substantially all of the assets that were held directly or indirectly by the LLC immediately prior to such transaction and substantially all the capital stock of which corporation is held by Persons who were either (i) Members immediately prior to such transaction or (ii) the owners of a Member the sole or principal asset of which Member was an Interest in the LLC.

         "Employee Unit Plan" shall mean the arrangements, terms and procedures that the Manager may establish from time to time for the issuance of up to 180,000 Class D Units (or such larger number of Units as may be approved by (i) the "Compensation Committee" of the board of managers of the Manager, or if no such committee exists, the board of managers of the Manager and (ii) the holders of at least 70% of the Class A Units) to employees or independent contractors of the LLC or any Subsidiary at prices equal to the market value thereof as of the date of issuance and pursuant to such terms and conditions (including vesting) as the Manager shall determine.

         "Event of Bankruptcy" shall mean, with respect to any Person, the occurrence any of the events set forth in Section 18-304 of the Act.

         "Family Member" shall mean (a) with respect to any individual, such individual's spouse, any descendants (whether natural, adopted or in the process of adoption), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Code Section 501(c)(3), the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above-described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

         "Fiscal Year" shall mean, with respect to the first year of the LLC, the period beginning upon the formation of the Partnership on January 30, 1996, and ending on December 31, 1996 with respect to subsequent years of the LLC, the calendar year, and, with respect to the last year of the LLC, the portion of the calendar year ending with the date of the final liquidating distributions.

         "Fleet" shall mean collectively, the group consisting of the following entities, or their successors: Fleet Venture Resources, Inc. (a Rhode Island corporation), Fleet Equity Partners VI, L.P. (a Delaware limited partnership), Chisholm Partners III, L.P.(a Delaware limited partnership), and Kennedy Plaza Partners(a Rhode Island general partnership).

         "Guarantee and Collateral Agreement" shall mean that certain Guarantee and Collateral Agreement made by Columbia DBS Holdings, LLC as a Grantor, Columbia DBS Management, LLC, certain Subsidiaries of Columbia DBS Holdings, LLC, as Guarantors and Grantors, and Columbia DBS, Inc., Columbia Capital Corporation, Columbia DBS Investors, L.P. and certain individuals, as Investors and Pledgors in favor of Canadian Imperial Bank of Commerce, as Administrative Agent dated as of November 27, 1996.

         "Indirect Transfer" shall have the meaning set forth in Section 7.7(b)(iv).

         "Interim Financing" shall mean the issuance by the LLC of up to $25,000,000 of indebtedness prior to any Qualified Financing or IPO the proceeds of which are used to fund the LLC's acquisition of NRTC System Nos. 0422, 1071, 0120, 0073, and 0164 located in Georgia and Alabama.

         "Interest" shall mean all of the rights, privileges, preferences and obligations of each Member or assignee with respect to the LLC created under this Agreement or under the Act. With respect to any provision of this Agreement requiring the vote, approval, consent or similar action by the Members or a group of Members with respect to any matter, unless otherwise specified, reference to a majority (or a specified percentage) in Interest of the Members or group thereof means those Members holding Units constituting a majority (or specified percentage) of the Units of the Members or group of Members, determined as the date of such vote, approval, consent or action unless an earlier record date has been established for determining the Members entitled to participate in such action, in which case the determination shall be made as of the earlier record date.

         "IPO" shall mean an offering of equity interests in the LLC or its successor entity pursuant to a registration statement filed in accordance with the Securities Act of 1933, as amended.

         "LLC" shall mean the limited liability company formed pursuant to this Agreement.

         "Manager" shall mean DTS Management, LLC, a Georgia limited liability company.

         "Members" shall refer collectively to the Persons listed on the Information Exhibit as Members and to any other Persons who are admitted to the LLC as Members or who become Members under the terms of this Agreement until such Persons have ceased to be Members under the terms of this Agreement. "Member" means any one of the Members.

         "NRTC System" shall mean any one of the geographical areas with in the United States of America specifically designated by the National Rural Telecommunications Cooperative, or its successor, (the "NRTC") within which the NRTC has granted to any Person rights to distribute direct broadcast satellite services.

         "Net Positive Taxable Income" shall mean, for any period, the LLC's cumulative items of income or gain under the Code less cumulative items of loss or deduction under the Code for the period beginning January 30, 1996 and ending on the date of dissolution of the LLC.

         "Optional Purchase Event" shall have the meaning set forth in Section 7.7(b).

         "Partnership" shall have the meaning set forth in the Recitals of this Agreement.

         "Permitted Reimbursements" shall mean the reimbursement by the LLC or any of its Subsidiaries to the Columbia Entities, Whitney or Fleet, or any of their Affiliates of (i) actual out-of-pocket travel expenses not to exceed $7,500 per year in the aggregate, and such other expenses as may be approved prior to payment by the Chief Executive Officer or Chief Financial Officer of the Manager, and the Chisholm Designee and one Whitney Designee, which expenses in each case are incurred in connection with services to the LLC or any Subsidiary in connection with the ongoing business and affairs (including financing and acquisitions) of the LLC or any Subsidiary, other than services as a member of the Board or similar services associated with monitoring the investment by Columbia A, Columbia B, or Columbia Inc., Whitney or Fleet and
(ii) the costs not to exceed $5,000 per year actually incurred by Whitney for corporate franchise tax, fees due to any Person serving as its registered agent, and similar amounts necessary to maintain its corporate status and good standing and to prepare and file its tax returns and its annual and periodic financial statements.

         "Permitted Transferee" shall mean (i) in the case of Whitney, (a) Whitney's parent company (Whitney Equity Partners, L.P.) ("Whitney Parent") and
(b) Whitney Parent's and Whitney's Affiliates and the Family Members of those Affiliates who are individuals, (ii) in the case of each entity comprising the collective definition of "Fleet", the Affiliates of such entity and the Family Members of those Affiliates who are individuals, (iii) in the case of Columbia,
(a) Columbia's general partner (Columbia Capital Corporation) ("CCC") and (b) CCC's and Columbia's Affiliates' and the Family Members of those Affiliates who are individuals, and (iv) in the case of any other Member, any Family Member of such Member; provided, however, that in each case such Person shall agree in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement.

         "Person" shall mean any natural person, partnership, trust, estate, association, limited liability company, corporation, custodian, nominee, governmental instrumentality or agency, body politic or any other entity in its own or any representative capacity.

         "Preferred Return" shall mean a return to Members in respect of their Class A Units equal to (Y) a cumulative compounded annual rate of return equal to eight percent (8%) applied to the Class A Capital less (Z) the cumulative amount of distributions made by the LLC pursuant to Subsections 3.2(a) and 9.3(d).

         "Preferred Stock" shall mean the Series A Payment-in-Kind Convertible Preferred Stock of the surviving corporation in a Preferred Stock Corporate Conversion, which preferred stock shall have the powers, designations, preferences and relative rights as set forth in the certificate of designations of such surviving corporation substantially in the form of Exhibit I attached hereto.

         "Preferred Stock Conversion Amount" shall mean the number of shares of Preferred Stock that a Person is entitled to receive in a Preferred Stock Corporate Conversion, which number equals the number obtained by dividing (A) such Member's Class A Capital plus Preferred Return, by (B) the amount equal to the total Class A Capital Contributions divided by the number of Class A Units then outstanding, rounded to the nearest whole share.

         "Preferred Stock Corporate Conversion" means a Qualified Corporate Conversion pursuant to which the LLC is merged into Whitney pursuant to a certificate of merger in the form of Exhibit J hereto and (i) the Interests in the LLC held by Whitney are cancelled, (ii) all of the capital stock of Whitney outstanding on the date of the Qualified Corporate Conversion is converted into the right to receive that number of shares of Preferred Stock equal to Whitney's Preferred Stock Conversion Amount, (iii) the Interests evidenced by Class A Units held by Persons other than Whitney are converted into that number of shares of Preferred Stock equal to their respective Preferred Stock Conversion Amounts, (iv) the Interests evidenced by Units other than Class A Units are converted into the right to receive or purchase that number of shares of common stock equal to the Common Stock Conversion Amount, and (v) all of the capital stock is subject to a stockholders agreement in form of Exhibit L hereto.

         "Prime Rate" as of a particular date shall mean the prime rate of interest as published on that date in the Wall Street Journal, and generally defined therein as "the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks." If the Wall Street Journal is not published on a date for which the Prime Rate must be determined, the Prime Rate shall be the prime rate published in the Wall Street Journal on the nearest-preceding date on which the Wall Street Journal was published.

         "Profits and Losses" shall mean, for each Fiscal Year or other period, an amount equal to the LLC's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(l) shall be included in taxable income or loss), with the following adjustments:

         (a) Any income of the LLC that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

         (b) Any expenditures of the LLC described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

         (c) Gain or loss resulting from dispositions of LLC assets shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value.

         "Purchase Agreement" shall mean that certain Class A Unit Membership Interest Purchase Agreement between the LLC, Whitney, Fleet and Columbia A dated as of February 10, 1997.

         "Qualified Corporate Conversion" shall mean a Corporate Conversion effectuated solely by action of the Manager without the necessity of any action or any investment decision by any Member through the merger of the LLC with and into Whitney pursuant to Section 18-209 of the Act and Sections 264 and 251 of the Delaware General Corporation Law, which is either a Preferred Stock Corporate Conversion or Common Stock Corporate Conversion, and pursuant to which the certificate of incorporation attached hereto as Exhibit M shall become the certificate of incorporation of the surviving entity.

         "Qualified Financing" shall mean the first issuance after the date hereof of $50,000,000 or more of indebtedness by the LLC or any Subsidiary in a single transaction, in which case the LLC may issue equity (or rights to acquire equity) in the LLC in the same transaction constituting no more than 5.0% of the outstanding Units of the LLC on a fully-diluted basis without resulting in the price protection under Section 2.2(b) or 2.2(c).

         "Qualified IPO" shall mean an underwritten IPO resulting in gross proceeds to the LLC or its successor, before fees and expenses, of at least $25,000,000 and for a per share price, which shall be determined by dividing the Total Equity Value of the LLC by the total number of Units outstanding, equal to at least $33.75 per Unit if the IPO is consummated on or before July 31, 1998; $39.37 per Unit if the IPO is consummated after July 31, 1998 but on or before July 31, 1999; and $45.00 per Unit if the IPO is consummated after July 31, 1999.

         "Registration Rights Agreement" shall mean that certain registration rights agreement dated the date hereof by and among the LLC and the Members.

         "Regulatory Allocations" shall mean those allocations of items of LLC income, gain, loss or deduction set forth on the Regulatory Allocations Exhibit and designed to enable the LLC to comply with the alternate test for economic effect prescribed in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and the safe-harbor rules for allocations attributable to nonrecourse liabilities prescribed in Treasury Regulations Section 1.704-2.

         "Residual Interest" shall mean the percentage of Units held by the relevant Member of the total number of Units then outstanding.

         "Second Round Price" shall mean a cash price per Unit equal to $22.50, as adjusted for any Unit splits, Unit-on-Unit distributions (other than relating to or resulting from the Preferred Return) or similar transactions.

         "Subsidiary" shall mean any entity more than 50% of the equity interests of which are owned directly or indirectly by the LLC or more than 50% of the total voting power entitled to vote in the election of directors, managers, general partners or trustees of which is held directly or indirectly by the LLC.

         "Tax Estimation Periods" shall mean (i) January, February and March
(ii) April and May, (iii) June, July and August, and (iv) September, October, November and December of each year during the term of the LLC, or other periods for which estimates of individual federal income tax liability are required to be made under the Code.

         "10% Unit Member" shall mean any Member that holds at least 10% of all outstanding Units, and in all events the term "10% Unit Member" shall include Columbia A, Columbia B, Whitney, and each entity that is part of the group of entities collectively defined as "Fleet" pursuant to this Exhibit C.

         "Total Equity Value" shall mean, as of any day of determination, the enterprise value (without duplication) of the LLC (including the fair market value of its equity, but excluding the fair market value of its debt), as determined by an independent banking firm of national standing with experience in such valuations (which firm may be an underwriter of the Qualified IPO) and evidenced by a written opinion in customary form, directed to the Manager; provided that for purposes of any such determination, the enterprise value of the LLC shall be calculated as if all of the Interests in the LLC were registered and publicly held with no restrictions on resale, and as if the LLC had no controlling member. For purposes of any such determination, such banking firm's written opinion may state that such fair market value is no less than a specified amount.

         "Transfer" shall mean any sale, assignment, transfer, conveyance, pledge, hypothecation, or other disposition, voluntarily or involuntarily, by operation of law, with or without consideration, or otherwise (including, without limitation, by way of intestacy, will, gift, bankruptcy, receivership, levy, execution, charging order or other similar sale or seizure by legal process) of all or any portion of any asset.

         "Transfer Notice" shall mean written notice given to the Manager and all Members of all the details of any proposed Transfer of an Interest including the name of the proposed transferee, the date of the proposed Transfer, the portion of the Member's Interest to be transferred, the price or other consideration, if any, to be received, and a complete description of all noncash consideration to be received.

         "Treasury Regulations" shall mean the final and temporary Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Units" represent the basis on which the Interests are denominated and basis on which the Members' relative rights, privileges, preferences and obligations are determined under this Agreement and the Act, and the total number and class of Units attributed to each Member shall be the number recorded on the Information Exhibit as of the relevant time.

         "Valuation Date" shall have the meaning set forth in Section 7.7(d).

         "Vote Shift" shall mean (a) in the case there is a seven member Board,
(i) the elimination of the extra vote held by each of the two B Unit Designees, and (ii) the increase in the number of votes held by one of the Whitney Designees (as Whitney shall determine) and by the Chisholm Designee, in each case from one vote to two votes, with the result that the Whitney Designees (three votes) and Chisholm Designee (two votes) shall have five of the nine votes on the seven-member Board, and (b) in the case there is a nine member Board, (i) the increase in the number of votes held by each Whitney Designee from one vote to two votes each, and (ii) the increase in the number of votes held by the Chisholm Designee from one vote to three votes, with the result that the Whitney Designees (four votes) and Chisholm Designee (three votes) shall have seven of the thirteen total votes on the nine-member Board.

         "Whitney" shall mean WEP Intermediate Corp., a Delaware corporation, or its successors or assigns.

         "Whitney Designees" shall mean the two individuals designated to the Board by Whitney pursuant to its rights set forth in Section 5.1(a)(i).



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                                      C-12

                                    EXHIBIT D
                                     TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


                             REGULATORY ALLOCATIONS


         This Exhibit contains special rules for the allocation of items of LLC income, gain, loss and deduction that override the basic allocations of Profits and Losses in Sections 4.1 and 4.2 of the Agreement to the extent necessary to cause the overall allocations of items of LLC income, gain, loss and deduction to have substantial economic effect pursuant to Treasury Regulations Section 1.704-1(b) and shall be interpreted in light of that purpose. Subsection (a) below contains special technical definitions. Subsections (b) through (h) contain the Regulatory Allocations themselves. Subsections (i), (j) and (k) are special rules applicable in applying the Regulatory Allocations.

         (a) Definitions Applicable to Regulatory Allocations. For purposes of the Agreement, the following terms shall have the meanings indicated:

         (i) "LLC Minimum Gain" has the meaning of "partnership minimum gain" set forth in Treasury Regulations Section 1.704-2(d), and is generally the aggregate gain the LLC would realize if it disposed of its property subject to Nonrecourse Liabilities in full satisfaction of each such liability, with such other modifications as provided in Treasury Regulations Section 1.704-2(d). In the case of Nonrecourse Liabilities for which the creditor's recourse is not limited to particular assets of the LLC, until such time as there is regulatory guidance on the determination of minimum gain with respect to such liabilities, all such liabilities of the LLC shall be treated as a single liability and allocated to the LLC's assets using any reasonable basis selected by the Manager.

         (ii) "Member Nonrecourse Deductions" shall mean losses, deductions or Code Section 705(a)(2)(B) expenditures attributable to Member Nonrecourse Debt under the general principles applicable to "partner nonrecourse deductions" set forth in Treasury Regulations Section 1.704-2(i)(2).

         (iii) "Member Nonrecourse Debt" means any LLC liability with respect to which one or more but not all of the Members or related Persons to one or more but not all of the Members bears the economic risk of loss within the meaning of Treasury Regulations Section 1.752-2 as a guarantor, lender or otherwise.

         (iv) "Member Nonrecourse Debt Minimum Gain" shall mean the minimum gain attributable to Member Nonrecourse Debt as determined pursuant to Treasury Regulations Section 1.704-2(i)(3). In the case of Member Nonrecourse Debt for which the creditor's recourse against the LLC is not limited to particular assets of the LLC, until such time as there is regulatory guidance on the determination of minimum gain with respect to such liabilities, all such liabilities of the LLC shall be treated as a single liability and allocated to the LLC's assets using any reasonable basis selected by the Manager.

         (v) "Nonrecourse Deductions" shall mean losses, deductions, or Code Section 705(a)(2)(B) expenditures attributable to Nonrecourse Liabilities (see Treasury Regulations Section 1.704-2(b)(1)). The amount of Nonrecourse Deductions for a Fiscal Year shall be determined pursuant to Treasury Regulations Section 1.704-2(c), and shall generally equal the net increase, if any, in the amount of LLC Minimum Gain for that taxable year, determined generally according to the provisions of Treasury Regulations Section 1.704-2(d), reduced (but not below zero) by the aggregate distributions during the year of proceeds of Nonrecourse Liabilities that are allocable to an increase in LLC Minimum Gain, with such other modifications as provided in Treasury Regulations Section 1.704-2(c).

         (vi) "Nonrecourse Liability" means any LLC liability (or portion thereof) for which no Member bears the economic risk of loss under Treasury Regulations Section 1.752-2.

         (vii) "Regulatory Allocations" shall mean allocations of Nonrecourse Deductions provided in Paragraph (b) below, allocations of Member Nonrecourse Deductions provided in Paragraph (c) below, the minimum gain chargeback provided in Paragraph (d) below, the member nonrecourse debt minimum gain chargeback provided in Paragraph (e) below, the qualified income offset provided in Paragraph (f) below, the gross income allocation provided in Paragraph (g) below, and the curative allocations provided in Paragraph (h) below.

         (viii) "Adjusted Capital Account" shall mean the Capital Account of any Member adjusted for the items described in the next to last sentences of Treasury Regulations Section
                  1.704-2(g)(1)(share of minimum gain) and Section 1.704-2(i)(5)(share of Member nonrecourse minimum gain).

         (b) Nonrecourse Deductions. All Nonrecourse Deductions for any Fiscal Year shall be allocated to the Members in proportion to their Units.

         (c) Member Nonrecourse Deductions. All Member Nonrecourse Deductions for any Fiscal Year shall be allocated to the Member who bears the economic risk of loss under

Treasury Regulations Section 1.752-2 with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.

         (d) Minimum Gain Chargeback. If there is a net decrease in LLC Minimum Gain for a Fiscal Year, each Member shall be allocated items of LLC income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of such net decrease in LLC Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2) and the definition of LLC Minimum Gain set forth above. This provision is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

         (e) Member Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt for any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt as of the beginning of the Fiscal Year, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be allocated items of LLC income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and (5) and the definition of Member Nonrecourse Debt Minimum Gain set forth above. This Paragraph is intended to comply with the member nonrecourse debt minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

         (f) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of LLC income and gain (consisting of a pro rata portion of each item of LLC income, including gross income, and gain for such year) shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, any deficit in such Member's Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible.

         (g) Gross Income Allocation. In the event any Member has a deficit in its Adjusted Capital Account at the end of any Fiscal Year, each such Member shall be allocated items of LLC gross income and gain, in the amount of such Adjusted Capital Account deficit, as quickly as possible.

         (h) Curative Allocations. When allocating Profits and Losses under Sections 4.1 and 4.2, such allocations shall be made so as to offset any prior allocations of gross income under Paragraph (g) above to the greatest extent possible so that overall allocations of Profits and Losses shall be made as if no such allocations of gross income occurred.

         (i) Ordering. The allocations in this Exhibit to the extent they apply shall be made before the allocations of Profits and Losses under Sections 4.1 and 4.2 and in the order in which they appear above.

         (j) Waiver of Minimum Gain Chargeback Provisions. If the Manager determines that (i) either of the two minimum gain chargeback provisions contained in this Exhibit would cause a distortion in the economic arrangement among the Members, (ii) it is not expected that the LLC will have sufficient other items of income and gain to correct that distortion, and (iii) the Members have made Capital Contributions or received net income allocations that have restored any previous Nonrecourse Deductions or Member Nonrecourse Deductions, the Manager shall have the authority, but not the obligation, after giving notice to the Members, to request on behalf of the LLC the Internal Revenue Service to waive the minimum gain chargeback or member nonrecourse debt minimum gain chargeback requirements pursuant to Treasury Regulations Sections 1.704-2(f)(4) and 1.704-2(i)(4). The LLC shall pay the expenses (including attorneys' fees) incurred to apply for the waiver. The Manager shall promptly copy all Members on all correspondence to and from the Internal Revenue Service concerning the requested waiver.

         (k) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any LLC asset pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

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                                       D-4

                                    EXHIBIT E
                                     TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


                             INDEMNIFICATION EXHIBIT

     (a) Rights to Indemnification.

         (i) Pursuant to Act Section 18-108, and to the full extent otherwise permitted by law, the LLC shall indemnify and save harmless each Manager and each Member, its Affiliates and all such Persons' respective members, managers, partners, shareholders, directors, officers, trustees, employees and agents ("Representatives"), and Persons to whom the Manager have delegated management authority pursuant to the Agreement (collectively, the "Indemnitees") from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnitee and arise out of or in connection with the business of the LLC or the performance by such Indemnitee of any of the Person's responsibilities under this Agreement. The rights created by this Exhibit shall continue as to an Indemnitee who has ceased to be a Manager or a Member, or Person to whom management authority is delegated, or a Representative and shall inure to the benefit of such Indemnitee's heirs, executors, administrators, legal representatives, successors and assigns.

         (ii) Without limiting any other provisions of this Exhibit, the LLC shall pay or reimburse, and indemnify and hold harmless each Indemnitee against, expenses incurred by such Indemnitee in connection with his appearances as a witness or other participation in a Proceeding involving or affecting the LLC at a time when the Indemnitee is not a named defendant or respondent in the Proceeding. For the purposes of this Exhibit, a "Proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

         (iii) Notwithstanding any other provision of this Exhibit any indemnification hereunder shall be provided out of and to the extent of LLC assets only, and no Member (or Affiliate of, or Representative of such Member) shall have personal liability on account thereof.

     (b) Indemnification Procedures.

         (i) Any Person seeking indemnification pursuant to this Exhibit (including any Advancement of Expenses as provided in Subsection (c) of this Exhibit) shall be subject to the procedures of this Subsection (b) for indemnification.

         (ii) Any indemnification under this Exhibit, unless ordered by a court or arbitration panel, shall be made by the LLC only as authorized in the specific case and only upon a determination by a majority in Interest of the disinterested Members (or by special legal counsel pursuant to Subsection (v) below if so requested by an Indemnitee) that (1) the Indemnitee acted in good faith, (2) the Indemnitee reasonably believed that its conduct was in the best interests of the LLC or at least not opposed to the best interests of the LLC, and in the case of a criminal Proceeding, had no cause to believe that its conduct was criminal, and (3) Indemnitee's conduct did not constitute gross negligence, recklessness, or intentional misconduct, fraud, or a knowing violation or breach of this Agreement. The termination of any Proceeding by judgment, order, settlement, conviction or on a plea of nolo contendere or its equivalent shall not alone determine that Indemnitee did not meet the requirements set forth in the preceding sentence.

         (iii) To claim indemnification under this Exhibit, Indemnitee shall submit to the Members a written request for indemnification, including therewith (or affirming that there will be made available to the LLC) such documentation and information as is reasonably available to Indemnitee and as the Members may reasonably request to support such claims and enable the Members to make or cause to be made the determinations hereinafter provided for. If at the time of receipt of such request, the LLC has in effect or is entitled to claim reimbursement for such request under any policy of insurance covering such claim, the LLC shall thereafter take proper action to cause such insurers to accept coverage and thereafter shall take all necessary action to cause such insurers to pay such claim to or on behalf of Indemnitee.

         (iv) Indemnitee and the LLC shall cooperate with each other and the Person making the indemnification determination, including providing upon reasonable advance request such information that is not privileged or otherwise protected from disclosure and which is reasonably necessary to such determination.

         (v) Any "special legal counsel" selected to make any indemnification determination required hereunder shall be a law firm, or member of a law firm, experienced in matters of corporation, partnership and LLC law and which neither presently is, nor in the past five (5) years has been, retained to represent the LLC, Indemnitee, an Affiliate of the LLC or Indemnitee or any other party to the Proceeding giving rise to the claim for indemnification, and shall not include any Person who, under prevailing applicable standards of professional conduct, would have a conflict of interest with Indemnitee or the LLC or any other party to the Proceeding. Any determination required herein, if Indemnitee has so requested, shall be made by special legal counsel selected by the Indemnitee and reasonably satisfactory to the Members.

         (vi) An Indemnitee shall not be denied indemnification in whole or in part under this Subsection (b) solely on the grounds that it had an interest in the transaction with respect to which the indemnification applies, if the transaction was fully disclosed to the Members in advance and was otherwise permitted to be carried out by the terms of the Agreement.

         (vii) The indemnification provided in this Exhibit is solely for the benefit of Indemnitees and shall not give rise to any right to indemnification in favor of any other Persons.

     (c) Advance Payment of Expenses. Expenses incurred by an Indemnitee in defense or settlement of any claim that may be subject to a right of indemnification hereunder may be advanced by the LLC prior to the final disposition thereof (an "Advancement of Expense") upon receipt of a written agreement by the Indemnitee to repay such amount to the extent that it shall be determined ultimately that such Indemnitee is not entitled to be indemnified hereunder.

     (d) Right of Indemnitee to Commence Proceeding.

         (i) If a claim under Subsection (a) of this Exhibit is not paid in full by the LLC within sixty (60) days after a written claim has been received by the LLC, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, an Indemnitee may at any time thereafter commence a Proceeding against the LLC pursuant to the dispute resolution provisions set forth in the Dispute Resolution Exhibit to recover the unpaid amount of the claim. If successful in whole or in part in any such Proceeding, or in a Proceeding brought by the LLC to recover any Advancement of Expenses, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such Proceeding.

         (ii) In any Proceeding brought by an Indemnitee to enforce a right to Indemnification hereunder (but not in a Proceeding brought by Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that (and in any Proceeding by the LLC to recover an Advancement of

                  Expenses, the LLC shall be entitled to recover such expenses upon a final adjudication that) the Indemnitee has not met the requirements for indemnification hereunder; provided, however, that in any such Proceeding, neither (A) the failure of the Members to have made the determination prior to the commencement of such Proceeding that indemnification of Indemnitee is proper in the circumstances, (B) an actual determination by the Members that Indemnitee has not met such applicable requirements, nor (C) termination of any Proceeding by any judgment, order, settlement, or plea therein shall, of itself, create a presumption that Indemnitee has not met such applicable legal requirements or, in the case of such a Proceeding brought by Indemnitee, be a defense to such a Proceeding.

         (iii) In any Proceeding brought by Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the LLC to recover an Advancement of Expenses, the burden of proving that Indemnitee is not entitled to be indemnified, or to such Advancement or Expenses, under this Exhibit or otherwise shall be on the LLC.

         (iv) Without limiting the foregoing, any action commenced pursuant to this Subsection (d) shall be conducted in all respect as a de novo adjudication on the merits. Provided, however, if a determination shall have been made, or deemed to have been made pursuant to Subsection (b) above, that a Person is entitled to indemnification, the LLC shall be bound thereby. The LLC and all Members shall be precluded from asserting in any action pursuant to this Subsection (d) that the procedures and presumptions of this Exhibit are not valid, binding and enforceable.

     (e) Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Exhibit shall not be exclusive of any other right which any Person may have or hereafter acquire under applicable law, under any other agreement, pursuant to any vote of Members or otherwise, provided that the Indemnitee shall not be entitled to recover more than once for the same damage.

     (f) Insurance. The LLC shall be authorized to maintain insurance, in reasonable amounts and with responsible carriers, at the LLC's expense, to insure any amounts indemnifiable hereunder as well as to protect the Indemnitees or any employee or agent of the LLC or another enterprise against any expense, liability or loss of the kind referred to in this Exhibit, whether or not the LLC would have the power to indemnify such Person against such expense, liability or loss under the applicable law.

     (g) Contribution by LLC. The LLC hereby agrees that, in the event that the indemnification provided for in this Exhibit is for any reason finally judicially determined to be unavailable, the LLC shall contribute to the payment of any and all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA or other excise taxes or penalties, and amounts paid in settlement) in such proportion as is appropriate to reflect the relative fault of the LLC and the Indemnitee with respect to such expenses, liability and loss.

     (h) Other Indemnification Sources. Any Indemnitees entitled to indemnification from the LLC hereunder shall first seek recovery under any insurance policies by which such Indemnitee is covered and shall obtain the written consent of the Members prior to entering into any compromise or settlement that would result in an obligation of the LLC to indemnify such Indemnitee. If the amounts in respect of which such indemnification is sought arise out of the conduct of the business and affairs of the LLC and also of any other Person for which the Person entitled to indemnification from the LLC hereunder was then acting in a similar capacity, the amount of the indemnification provided by the LLC shall be limited to the LLC's proportionate share thereof as determined in good faith by the Members.

     (i) Survival. The provisions of this Exhibit shall survive any termination or dissolution of the LLC.

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                                       E-5

                                    EXHIBIT F
                                     TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


                           DISPUTE RESOLUTION EXHIBIT

         (a) Mandatory Arbitration. All disputes between or among any Members or Manager, including without limitation any disputes for which application to the Delaware Court of Chancery could otherwise be made pursuant to Act Section 18-110, arising out of or in connection with the execution, interpretation and performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be solely and finally settled by a board of arbitrators consisting of either one arbitrator or three arbitrators, as set forth below (the term "Arbitrators" shall refer to the board of arbitrators, whether it consists of one or three members). The arbitration proceedings shall be held in the Washington, D.C. metropolitan area, and except as otherwise may be provided in this Exhibit, the arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules (the "AAA Rules") of the American Arbitration Association (the "AAA").

         (b) Arbitration Notice. If a Member or Members determine to submit a dispute for arbitration pursuant to this Exhibit, such Member(s) shall furnish the other Members with a dated, written statement (the "Arbitration Notice") indicating (i) such Member's intent to commence arbitration proceedings, (ii) the nature, with reasonable detail, of the dispute and (iii) the remedy or remedies such Member will seek.

         (c) Selection of Sole Arbitrator. Within ten (10) days of the date of the Arbitration Notice, the Member or Members commencing the arbitration (collectively, the "Petitioner") and the party with whom the Petitioner has its dispute (collectively, the "Respondent") shall attempt to agree on and then select one neutral arbitrator (the "Sole Arbitrator"). A "neutral" arbitrator shall be a Person who would not be subject to disqualification under rule No. 19 of the AAA Rules.

         (d) Arbitration Panel. If, within such ten (10) day period, the Petitioner and Respondent are unable to agree upon a Sole Arbitrator, each of them shall have five (5) business days (following the expiration of the ten (10) day period) to select (and provide written notice of such selection to the other Members and the LLC) a qualifying arbitrator. A "qualifying" arbitrator is a Person who is not (i) an Affiliate or Family Member of either the Petitioner or Respondent or (ii) counsel to any such Person at such time. If either the Petitioner or Respondent fails to select a qualifying arbitrator or provide such notice within the five (5) day period, the AAA shall have the right to make such selection. (Such qualifying arbitrators hereafter may be referred to, respectively, as the "First Arbitrator" and the "Second Arbitrator.") Within ten
(10) days following their selection, the First and Second Arbitrator shall select (and provide written notice to the Members and the LLC of such selection) a third arbitrator (the "Third Arbitrator") from a list of members of the AAA's National Panel of

Commercial Arbitrators. The Third Arbitrator must be "neutral" as that term is defined above. Notwithstanding the foregoing, if a dispute involves more than two Members, all proceedings shall be conducted before a Sole Arbitrator, who shall be selected by the AAA if the Members are unable to agree upon such Sole Arbitrator within the ten (10) day period mentioned above.


         (e) Discovery Requests. At any time within forty (40) days after the date of the Arbitration Notice, the Petitioner and Respondent can make discovery requests of the other (including, but not limited to, requests for delivery of documents, production of witnesses for testimony and delivery of interrogatory responses). The recipient of a discovery request shall have ten (10) days after the receipt of such request to object to any or all portions of such request and make an application to the Arbitrators to limit the scope of such discovery request, and shall respond to any portions of such request not so objected to within twenty (20) days of the receipt of such request. All objections shall be in writing and shall indicate the reasons for such objections. Within five (5) business days after the end of the period for the submission by the requested party of an application to limit the discovery request, the Arbitrators shall grant or deny such discovery request, in whole or in part, to the extent the Arbitrators determine such discovery is or is not, as the case may be, reasonably necessary to enable the requesting party to obtain information relevant to the dispute without unreasonably burdening the requested party. The requested party shall comply with a discovery request granted by the Arbitrators within ten (10) business days after such discovery request is granted, or within such longer period as the Arbitrators may determine upon application of the requested party for extension thereof for reasonable cause. Neither party shall be permitted to make more than one application for discovery to the Arbitrators. All depositions shall be taken in the city in which the Person being deposed resides or has its principal place of business, unless otherwise agreed by the parties. The Arbitrators are not authorized to subpoena documents or perform independent investigations.

         (f) Timing of Hearings. Hearings must commence no later than ninety
(90) days following the date of the Arbitration Notice and such hearings shall be conducted for no more than five (5) business days.

         (g) Format of Hearings. Each of the Petitioner and the Respondent shall submit a brief, outlining such party's claim for relief or defense to any claim, to the other and to the Arbitrators on or before the tenth (10th) day following the date of the last hearing. Reply briefs must be exchanged and submitted to the Arbitrators on or before the twentieth (20th) day following the date of the last hearing. The final decision of the Arbitrators is due on or before the thirtieth (30th) day following the date of the last hearing. The Arbitrators shall choose the form of final decision that, in their judgment, is most consistent with the terms of this Agreement and the intent of the Members, as supported by evidence presented by the Petitioner and Respondent in the arbitration proceeding or, if the subject matter of the dispute is not clearly addressed in or determinable under this Agreement, that, in their opinion, would be most fair to the Petitioner and Respondent under the arbitration. The Arbitrators shall not be required to provide reasons for their decision.

         (h) Fees and Expenses. The fees of the First and Second Arbitrators shall be borne by the Petitioner and Respondent, respectively. All other expenses of the arbitration shall be shared equally by the Petitioner and Respondent in accordance with the AAA Rules.

         (i) Arbitrators' Discretion. The foregoing time periods and procedural steps may be modified or extended by the Arbitrators in their discretion to the extent they deem necessary to prevent fundamental unfairness; provided that at all times the Arbitrators shall be mindful of the Members' desire for the most expeditious possible resolution of the Members' disputes; and provided, further, that a final decision of the Arbitrators shall be rendered within 120 days of the Arbitration Notice.

         (j) Enforceability. To the extent permissible under applicable law, the Members agree that the award of the Arbitrators shall be final and shall not be subject to judicial review. Judgment on the arbitration award may be entered and enforced in any court having jurisdiction over the parties or their assets. It is the intent of the parties that the arbitration provisions hereof be enforced to the fullest extent permitted by applicable law, including the Federal Arbitration Act, 9 U.S.C. Section 2.

         (k) Injunctive Relief. Nothing contained in this Exhibit shall prevent a Member from seeking injunctive relief or require arbitration of any issue for which injunctive relief is sought by either party hereto.

         (l) Members to Include Manager. For purposes of this Exhibit only, any reference to a Member or Members shall also be defined to include Manager.


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                                       F-3

                                    EXHIBIT G
                                     TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


                                APPRAISAL EXHIBIT


     (a) Appraisal Process. If the Member and the LLC are unable to agree, in writing, on the fair market value of the Interest or the consideration to be received in exchange for the Interest within the time limits set forth in
Article VII of the Agreement, at any time following the expiration of such time limit either may invoke the process described in this Appraisal Exhibit (the "Appraisal Process") by sending the notice selecting an appraiser as described in subparagraph (i) below, in which case the determination of fair market value in accordance with this Appraisal Exhibit shall be final and binding on all parties to the Agreement. If the purchaser of the Interest is one or more of the Members, all decisions relating to the Appraisal Process shall be made by the LLC on behalf of the Members who have exercised their options to purchase; neither the Member whose Interest being purchased nor the nonexercising Members shall participate in any of the LLC's decisions relating to the Appraisal Process.

         (i) First Appraisal. The written notice invoking the Appraisal Process shall state that the Appraisal Process is being invoked and shall set forth the name and address of the unrelated third party appraiser selected by the party invoking the Appraisal Process. Any appraiser selected pursuant to this Appraisal Exhibit shall be a Person qualified with respect to determining the fair market value of the Interest or other property that is in question. The party to the purchase and sale transaction who did not invoke the Appraisal Process shall have ten (10) days following the notice of the selection of the first appraiser to select a second unrelated third party appraiser by sending to the other party written notice setting forth the name and address of the second appraiser.

                  If a second appraiser is not selected within the 10 day time period, the appraiser selected by the party invoking the Appraisal Process shall prepare his appraisal report and submit it to the owner of the Interest and the LLC within sixty (60) days following the notice of his selection as an appraiser, in which case the Appraisal Process shall be concluded and the fair market value of the property in question shall be the amount set forth in the appraiser's report.

         (ii) Second Appraisal. If a second appraiser has been selected pursuant to subparagraph (i) above, the two appraisers so selected shall consult with each other in an effort to reach an agreement as to the fair market value. If the two appraisers shall agree in writing as to the fair market value of the property in question within forty-five (45) days following the appointment of the second appraiser, the fair market value of such property shall be the amount to which the appraisers have agreed, and the Appraisal Process shall be concluded.

                  In the event the two appraisers are unable to agree as to the fair market value, the two appraisers shall prepare their separate reports and submit them to the LLC and the owner of the Interest within sixty (60) days following the appointment of the second appraiser. If the higher fair market value exceeds the lower fair market value by 10% or less of the lower fair market value the Appraisal Process shall be concluded and the fair market value of the property in question shall be the average of the two fair market values as set forth in the two appraisal reports. If the higher fair market value exceeds the lower fair market value by more than 10% of the lower fair market value, the owner of the Interest and the LLC shall further attempt to agree as to the fair market value.

         (iii) Third Appraisal. If the higher fair market value of the two appraisals exceeds the lower fair market value by more than 10% of the lower fair market value and, as of the eleventh
                  (11th) day following the submission of both appraisal reports, neither party has sent written notice calling for a third appraiser, the Appraisal Process shall be concluded and the fair market value of the property in question shall be the average of the two fair market values as set forth in the two appraisal reports. If, however, the higher fair market value exceeds the lower fair market value by more than 10% of the lower fair market value and, within ten (10) days following the submission of the first two appraisers' reports, either party sends written notice to the other calling for a third appraiser, the two previously-selected appraisers shall promptly (but in any event within thirty (30) days following the submission of both appraisal reports) select a third appraiser to determine the fair market value of the property in question. The first two appraisers shall notify the LLC, which shall in turn notify the owner of the Interest and all Members, of the name and address of the third appraiser so selected; provided, however, that if the LLC has not received notice of the name and address of the third appraiser within such thirty (30) day period, then the fair market value of the property in question shall be the average of the two appraisals that have been completed. Neither the previously selected appraisers, the Member whose Interest is being purchased, the LLC, the Members nor any Persons related to any of them shall disclose to the third appraiser the appraisal reports of the first two appraisers or the results of the first two appraisals. Within thirty (30) days following his appointment, the third appraiser shall submit to the owner of the Interest and the LLC his appraisal report, in which case the Appraisal Process shall be concluded and the fair market value of the property in question shall be the average of the two appraisals that are closest to each other.

     (b) Costs of Appraisal Process.

         (i) General Rules. Unless provided otherwise in clause (b)(ii) below, the costs of the Appraisal Process shall be borne equally by the Member whose Interest is being purchased and by the Person(s) obligated to purchase the Interest. If one or more of the Members exercised its option to purchase the Interest, the portion of the costs of the Appraisal Process that are not borne by the owner of the Interest shall be divided among the exercising Members based upon their relative shares of the Interest being purchased.

         (ii) Exception. Notwithstanding subparagraph (i) above, in the event a party calls for a third appraiser as provided above and the fair market value of the property in question as determined pursuant to the Appraisal Process is less favorable to that party than if the fair market value was determined by averaging the appraised fair market values as determined by the first two appraisers, the entire costs of the Appraisal Process shall be borne by the party calling for the third appraiser.

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                                       G-3

                                    EXHIBIT H
                                     TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "Agreement") is dated as of July 30, 1997, by and among Digital Television Services, LLC, a Delaware limited liability company and DTS Capital, Inc., a Delaware corporation (the "Issuers"), the parties listed on Schedule 1 attached hereto (each a "Guarantor" and, collectively, the "Guarantors") and Donaldson, Lufkin & Jenrette Securities Corporation, CIBC Wood Gundy Securities Corp. and J.P. Morgan Securities Inc. (together, the "Initial Purchasers").

         This Agreement is entered into in connection with the Purchase Agreement, dated as of July 25, 1997, among the Issuers, Guarantors and the Initial Purchasers (the "Purchase Agreement") relating to the sale by the Issuers to the Initial Purchasers of $155,000,000 aggregate principal amount of their 12 1/2% Senior Subordinated Notes due 2007 (the "Notes"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the equal benefit of the Initial Purchasers and their respective direct and indirect transferees. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Notes under the Purchase Agreement.

                  The parties hereby agree as follows:

1. DEFINITIONS

                  As used in this Agreement, the following terms shall have the following meanings:


                  Additional Interest:   See Section 4(a).

                  Advice:   See the last paragraph of Section 5.

                  Applicable Period:   See Section 2(b).

                  Closing Date: The Closing Date as defined in the Purchase Agreement.

                  Effectiveness Date: The 150th day after the Closing Date; provided, however, that, with respect to the Initial Shelf Registration Statement, (i) if the Filing Date in respect thereof is fewer than 60 days prior to the 150th day after the Closing Date, then the Effectiveness Date in respect thereof shall be the 60th day after such Filing Date and (ii) if the Filing Date is after the filing of the Exchange Offer Registration Statement with the SEC, then the Effectiveness Date in respect thereof shall be the 60th day after such Filing Date.

                  Effectiveness Period:   See Section 3.

                  Event Date:   See Section 4.

                  Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  Exchange Offer:  See Section 2(a).

                  Exchange Offer Registration Statement:   See Section 2(a).

                  Exchange Securities:   See Section 2(a).

                  Expiration Date:   See Section 2(a).

                  Filing Date: The 120th day after the Closing Date; provided, however, that, with respect to the Initial Shelf Registration Statement, (i) if a Shelf Registration Event shall have occurred fewer than 30 days prior to the 120th day after the Closing Date, then the Filing Date in respect thereof shall be the 30th day after such Shelf Registration Event and (ii) if a Shelf Registration Event shall have occurred after the filing of the Exchange Offer Registration Statement with the SEC, then the Filing Date in respect thereof shall be the 45th day after such Shelf Registration Event.

                  Guarantors: The Guarantors defined in the preamble hereto and any Person that becomes a guarantor after the date hereof pursuant to the terms of the Indenture. See Section 10(d).

                  Holder:   Any record holder of Registrable Securities.

                  Indemnified Person:   See the third paragraph of Section 7.

                  Indemnifying Person:   See the third paragraph of Section 7.

                  Indenture: The Indenture, dated as of July 30, 1997, between the Issuers and Guarantors and The Bank of New York, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

                  Initial Purchasers: See the introductory paragraph to this Agreement.

                  Initial Shelf Registration Statement:   See Section 3(a).

                  Inspectors:   See Section 5(o).

                  Issue Date:   The date of original issuance of the Notes.

                  Issuers:   See the introductory paragraph to this Agreement.

                  Manager: Any officer or member of the board of managers or similar governing body of Digital Television Services, LLC.

                  NASD:   See Section 5(t).

                  Notes: See the second introductory paragraph to this Agreement.

                  Participant:   See the first paragraph of Section 7.

                  Participating Broker-Dealer:   See Section 2(b).

                  Person: An individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  Private Exchange:   See Section 2(b).

                  Private Exchange Securities:   See Section 2(b).

                  Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  Purchase Agreement: See the second introductory paragraph to this Agreement.

                  Records:   See Section 5(o).

                  Registrable Securities: The Notes upon original issuance thereof and at all times subsequent thereto, each Exchange Security as to which
Section 2(c)(v) hereof is applicable upon original issuance and at all times subsequent thereto and, if issued, the Private Exchange Securities, until in the case of any such Notes, Exchange Securities or Private Exchange Securities, as the case may be, (i) a Registration Statement (other than, with respect to any Exchange Security as to which Section 2(c)(v) hereof is applicable, the Exchange Offer Registration Statement) covering such Notes, Exchange Securities or Private Exchange Securities has been declared effective by the SEC and such Notes, Exchange Securities or Private Exchange Securities, as the case may be, have been disposed of in accordance with such effective Registration Statement,
(ii) such Notes, Exchange Securities or Private Exchange Securities, as the case may be, are sold in compliance with Rule 144, (iii) such Note has been exchanged for an Exchange Note pursuant to the Exchange Offer and Section 2(c)(v) is not applicable thereto, or (iv) such Notes, Exchange Securities or Private Exchange Securities, as the case may be, cease to be outstanding.

                  Registration Statement: Any registration statement of the Issuers and Guarantors (including, but not limited to, the Exchange Offer Registration Statement) that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144) or regulation hereafter adopted by the SEC.

                  Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                  SEC:  The Securities and Exchange Commission.

                  Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  Shelf Notice:  See Section 2(c).

                  Shelf Registration Statement:  See Section 3(b).

                  Shelf Registration Event:  See Section 2(c).

                  Subsequent Shelf Registration Statement:  See Section 3(b).

                  TIA:  The Trust Indenture Act of 1939, as amended.

                  Trustee: The trustee under the Indenture and, if applicable, the trustee under any indenture governing the Exchange Securities and Private Exchange Securities (if any).

                  Underwritten registration or underwritten offering: A registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.

2. EXCHANGE OFFER

                  (a) The Issuers and Guarantors agree to file with the SEC on or before the Filing Date an offer to exchange (the "Exchange Offer") any and all of the Registrable Securities for a like aggregate principal amount of senior subordinated debt securities of the Issuers that are identical to the Notes (the "Exchange Securities") (and that are entitled to the benefits of a trust indenture that is identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification of such trust indenture under the TIA) and that has been qualified under the TIA), except that the Exchange Securities shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no restrictive legend thereon. The Exchange Offer will be registered under the Securities Act on the appropriate form (the "Exchange Offer Registration Statement") and will comply with all applicable tender offer rules and regulations under the Exchange Act. The Issuers and Guarantors agree to use their commercially reasonable best efforts (i) to cause the Exchange Offer Registration Statement to become effective and to commence the Exchange Offer on or prior to the Effectiveness Date, (ii) to keep the Exchange Offer open for 30 days (or longer if required by applicable law) (the last day of such period, the "Expiration Date") and (iii) to exchange Exchange Securities for all Notes validly tendered and not withdrawn pursuant to the Exchange Offer on or prior to the fifth day following the Expiration Date.

                  Each Holder who participates in the Exchange Offer will be deemed to represent that any Exchange Securities received by it will be acquired in the ordinary course of its business, that at the time of the consummation of the Exchange Offer such Holder will have no arrangement with any person to participate in the distribution of the Exchange Securities in violation of the provisions of the Securities Act, and that such Holder is not an affiliate of the Issuers within the meaning of the Securities Act.

                  Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are Private Exchange Securities, Exchange Securities to which Section 2(c)(v) is applicable and Exchange Securities held by Participating Broker-Dealers, and no Issuer or Guarantor shall have any further obligation to register Registrable Securities (other than Private Exchange Securities and other than Exchange Securities as to which Section 2(c)(v) hereof applies) pursuant to Section 3 of this Agreement. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.

                  (b) The Issuers and Guarantors shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the Staff of the SEC (and publicly disseminated) with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"). Such "Plan of Distribution" section shall also allow the use of the prospectus by all persons subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities.

                  The Issuers and Guarantors shall use their commercially reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for at least 180 days following the consummation of the Exchange Offer (or such shorter time as such persons must comply with such requirements in order to resell the Exchange Securities) (the "Applicable Period").

                  If, prior to consummation of the Exchange Offer, any Initial Purchaser holds any Notes acquired by it and having, or which are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, the Issuers upon the request of such Initial Purchaser shall, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to such Initial Purchaser, in exchange (the "Private Exchange") for the Notes held by such Initial Purchaser, a like principal amount of debt securities of the Issuers that are identical to the Exchange Securities (the "Private Exchange Securities") (and which are issued pursuant to the same indenture as the Exchange Securities) (except for the placement of a restrictive legend on such Private Exchange Securities). The Private Exchange Securities shall bear the same CUSIP number as the Exchange Securities. Interest on the Exchange Securities and Private Exchange Securities will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the Issue Date.

                  Any indenture under which the Exchange Securities or the Private Exchange Securities will be issued shall provide that the holders of any of the Exchange Securities and the Private Exchange Securities will vote and consent together on all matters to which such holders are entitled to vote or consent as one class and that none of the holders of the Exchange Securities and the Private Exchange Securities will have the right to vote or consent as a separate class on any matter.

                  (c) If, (i) because of any change in law or in currently prevailing interpretations of the Staff of the SEC, the Issuers reasonably determine in good faith, after consultation with counsel, that they are not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not commenced on or prior to the Effectiveness Date, (iii) the Exchange Offer is not, for any reason, consummated on or prior to the 180th day after the Closing Date, (iv) any Holder of Private Exchange Securities so requests, or (v) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Securities on the date of the exchange that may be sold without restriction under state and federal securities laws (the occurrence of any such event, a "Shelf Registration Event"), then, in the case of each of clauses (i) to and including (v) of this sentence, the Issuers shall promptly deliver to the Holders and the Trustee notice thereof (the "Shelf Notice") and the Issuers and Guarantors shall thereafter file an Initial Shelf Registration Statement pursuant to Section 3.

3.  SHELF REGISTRATION

                  If a Shelf Registration Event has occurred (and whether or not an Exchange Offer Registration Statement has been filed with the SEC or has become effective, or the Exchange Offer has been consummated), then:

                  (a) Initial Shelf Registration Statement. The Issuers and Guarantors shall promptly prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration Statement"). The Issuers and Guarantors shall file with the SEC the Initial Shelf Registration Statement on or prior to the Filing Date. The Initial Shelf Registration Statement shall be on Form S-1 or another appropriate form if available, permitting registration of such Registrable Securities for resale by such Holders in the manner designated by them (including, without limitation, in one or more underwritten offerings). The Issuers and Guarantors shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement. The Issuers and Guarantors shall use their commercially reasonable best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act on or prior to the Effectiveness Date, and to keep the Initial Shelf Registration Statement continuously effective under the Securities Act until the date that is 24 months from the Issue Date, or such shorter period ending when (i) all Registrable Securities covered by the Initial Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Initial Shelf Registration Statement or (ii) a Subsequent Shelf Registration Statement covering all of the Registrable Securities has been declared effective under the Securities Act (such 24 month or shorter period, the "Effectiveness Period").

                  (b) Subsequent Shelf Registration Statements. If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuers and Guarantors shall use their commercially reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event the Issuers and Guarantors shall within 45 days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Issuers and Guarantors shall use their commercially reasonable best efforts to cause the Subsequent Shelf Registration Statement to be declared effective as soon as reasonably practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period. As used herein the term "Shelf Registration Statement" means the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement.

                  (c) Supplements and Amendments. The Issuers and Guarantors shall promptly supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

                  (d) Hold-Back Agreements.

                  (i) Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities whose Registrable Securities are covered by a Shelf Registration Statement (which Registrable Securities are not being sold in the underwritten offering described below) agrees, if requested (pursuant to a timely written notice) by the Issuers and Guarantors or by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any securities within the class of securities covered by such Shelf Registration Statement or any similar class of securities of any Issuer or Guarantor, including a sale pursuant to Rule 144 or Rule 144A (except as part of such underwritten offering), during the period beginning 10 days prior to, and ending 60 days after, the closing date of each underwritten offering made pursuant to each Shelf Registration Statement, to the extent timely notified in writing by the Issuers or by the managing underwriter or underwriters; provided, however, that each holder of Registrable Securities shall be subject to the hold-back restrictions of this Section 3(d)(i) only once during the term of this Agreement.

                  The foregoing provisions shall not apply to any Holder of Registrable Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of the class of securities covered by such Shelf Registration Statement (except as part of such underwritten offering) during such period unless it has provided 45 days' prior written notice of such sale or distribution to the Issuers or the managing underwriter or underwriters, as the case may be.

             (ii) Restrictions on the Issuers, Guarantors and Others. The Issuers and Guarantors agree (A) not to effect any public or private sale or distribution (including, without limitation, a sale pursuant to Regulation D under the Securities Act) of any securities the same as or similar to those covered by a Shelf Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, during the 10 days prior to, and during the 60-day period beginning on, the commencement of an underwritten public distribution of Registrable Securities, where the managing underwriter or underwriters so requests pursuant to timely written notice; (B) to include in any agreements entered into by any Issuer or Guarantor on or after the date of this Agreement (other than any underwriting agreement relating to a public offering registered under the Securities Act) pursuant to which any Issuer or Guarantor issues or agrees to issue securities the same as or similar to the Notes a provision substantially identical to Section 3(d)(i); and (C) not to grant or agree to grant any "piggy-back registration" or other similar rights to any holder of any Issuer or Guarantor or any of their respective subsidiaries' securities issued on or after the date of this Agreement with respect to any Registration Statement.

                  (e) Limitations, Conditions and Qualifications to Obligations Under Registration Covenants. The obligations of the Issuers and Guarantors set forth in this Section 3 are subject to each of the following limitations, conditions and qualifications:

                  (i) Subject to the next sentence of this paragraph, the Issuers and Guarantors shall be entitled to postpone, for a reasonable period of time, the filing or effectiveness of, or suspend the rights of any Holders to make sales pursuant to, any Registration Statement otherwise required to be prepared, filed and made and kept effective by them hereunder; provided, however, that the duration of such postponement or suspension may not extend beyond the earlier to occur of (A) the day after the cessation of the circumstances described in the next sentence of this paragraph on which such postponement or suspension is based or (B) 90 days after the date of the determination of the Board of Directors referred to in the next sentence. Such postponement or suspension may be effected only if the Manager and Board of Directors, as applicable, of the Issuers determine reasonably and in good faith that the filing or effectiveness of, or sales pursuant to, such Registration Statement would materially impede, delay or interfere with any financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Issuers or any of their affiliates or require disclosure of material information that the Issuers have a bona fide business purpose for preserving as confidential; provided, however, that the Issuers shall be entitled to such postponement or suspension only once during the term of this Agreement. If the Issuers so postpone the filing of a Registration Statement they shall, as promptly as possible, deliver a certificate signed by the chief executive officer of each of the Issuers to the Holders as to such determination. The exercise by the Issuers of their rights under this Section 3(e) shall not relieve them of their obligation to pay Additional Interest pursuant to Section 4 if the Registration Statement is not filed by the applicable Filing Date or declared effective by the applicable Effectiveness Date or postponed or suspended beyond the period specified therein.

4.       ADDITIONAL INTEREST

                  (a) The Issuers, Guarantors and the Initial Purchasers agree that the Holders of Notes will suffer damages if the Issuers and Guarantors fail to fulfill their obligations under Section 2 or Section 3 hereof (including by virtue of their exercise of their rights under Section 3(d) hereof) and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers and Guarantors agree jointly and severally to pay, as liquidated damages, additional interest on the Registrable Securities ("Additional Interest") under the circumstances and to the extent set forth below (each of which shall be given independent effect):

                  (i) if either the Exchange Offer Registration Statement or the Initial Shelf Registration Statement required to be filed under this Agreement has not been filed on or prior to the Filing Date (unless, with respect to the Exchange Offer Registration Statement, a Shelf Registration Event described in clause (i) of Section 2(c) shall have occurred prior to the Filing Date), Additional Interest shall accrue on the Registrable Securities over and above the stated interest in an amount equal to $0.05 per week (or any part thereof), per $1,000 of principal amount (as of the first day of each such week) of the Registrable Securities for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional $0.05 per week (or any part thereof) per $1,000 of principal amount (as of the first day of each such week) of the Registrable Securities for each subsequent 90-day period;

             (ii) if either the Exchange Offer Registration Statement or the Initial Shelf Registration Statement required to be filed under this Agreement is not declared effective by the SEC on or prior to the Effectiveness Date (unless, with respect to the Exchange Offer Registration Statement, a Shelf Registration Event described in clause
         (i) of Section 2(c) above shall have occurred), Additional Interest shall accrue on the Registrable Securities over and above the stated interest in an amount equal to $0.05 per week (or any part thereof) per $1,000 of principal amount (as of the first day of each such week) of the Registrable Securities for the first 90 days immediately following the day after such date, such Additional Interest rate increasing by an additional $0.05 per week (or any part thereof) per $1,000 of principal amount (as of the first day of each such week) of the Registrable Securities for each subsequent 90-day period; and

            (iii) if (A) the Issuers have not exchanged Exchange Securities for all Registrable Securities validly tendered and not withdrawn in accordance with the terms of the Exchange Offer on or prior to the fifth day after the Expiration Date, or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the Expiration Date, or (C) if applicable, any Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time during the Effectiveness Period, then Additional Interest shall accrue on the Registrable Securities (over and above any interest otherwise payable on the Registrable Securities) in an amount equal to $0.05 per week (or any part thereof) per $1,000 of principal amount (as of the first day of each such week) of the Registrable Securities for the first 90 days commencing on (x) the sixth day after the Expiration Date, in the case of (A) above, or
         (y) the day the Exchange Offer Registration Statement ceases to be effective in the case of (B) above, or (z) the day such Shelf Registration Statement ceases to be effective in the case of (C) above, such Additional Interest rate increasing by an additional $0.05 per week (or any part thereof) per $1,000 of principal amount (as of the first day of each such week) of the Registrable Securities at the beginning of each such subsequent 90-day period;

provided, however, that the Additional Interest rate on the Registrable Securities may not exceed at any one time in the aggregate $0.40 per week per $1,000 of principal amount (as of the first day of each such week) of the Registrable Securities; provided, further, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement as required hereunder (in the case of clause (i) of this Section 4(a)), (2) upon the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement as required hereunder (in the case of clause (ii) of this Section 4(a)) or (3) upon the exchange of Exchange Securities for all Registrable Securities validly tendered and not withdrawn (in the case of clause
(iii)(A) of this Section 4(a)), or upon the effectiveness of the Exchange Offer Registration Statement that had ceased to remain effective (in the case of clause (iii)(B) of this Section 4(a)), or upon the effectiveness of the Shelf Registration Statement that had ceased to remain effective (in the case of clause (iii)(C) of this Section 4(a)), Additional Interest on the Registrable Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue (but any accrued amount shall be payable).

                  (b) The Issuers shall notify the Trustee within one business day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). The Issuers shall jointly and severally pay the Additional Interest due on the Registrable Securities by depositing with the Trustee, in trust, for the benefit of the Holders thereof, on or before the applicable semi-annual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due to Holders of Registrable Securities. Each obligation to pay Additional Interest shall be deemed to accrue immediately following the occurrence of the applicable Event Date. Any accrued Additional Interest amount shall be due and payable on each interest payment date immediately after the applicable Event Date to the record Holder of Registrable Securities entitled to receive the interest payment to be made on such date as set forth in the Indenture. The parties hereto agree that the Additional Interest provided for in this Section 4 constitutes a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of a Shelf Registration Statement or Exchange Offer Registration Statement to be filed or declared effective, or a Shelf Registration Statement to remain effective, as the case may be, in accordance with this Section 4.

5. REGISTRATION PROCEDURES

                  In connection with the registration of any Registrable Securities pursuant to Sections 2 or 3 hereof, the Issuers and Guarantors shall use their commercially reasonable best efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Issuers and Guarantors shall:

                  (a) prepare and file with the SEC on or before the Filing Date, a Registration Statement or Registration Statements as prescribed by
Section 2 or 3, and to use their commercially reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein, provided that, if such filing is pursuant to Section 3, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (at least five days prior to such filing); the Issuers and Guarantors shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded a reasonable opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period, in the case of a Shelf Registration Statement, or until the later of the Expiration Date and the Applicable Period (if applicable), in the case of the Exchange Offer Registration Statement; cause the related Prospectus to be supplemented by any required

Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus;

                  (c) if (1) a Shelf Registration Statement is filed pursuant to
Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period that has notified the Issuers in writing that it will be a Participating Broker-Dealer in the Exchange Offer, notify the selling Holders of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within five business days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits); (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose;
(iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement) contemplated by Section 5(n) below cease to be true and correct; (iv) of the receipt by the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Securities to be sold by any such Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (v) of the happening of any event or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that such notification need not specifically identify such event if notification of the occurrence thereof would in the Issuers' reasonable judgment, involve the disclosure of confidential non-public information; and
(vi) of the Issuers' reasonable determination that a post-effective amendment to the Registration Statement would be appropriate;

                  (d) if (1) a Shelf Registration Statement is filed pursuant to
Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use their commercially reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, use their commercially reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment;

                  (e) if a Shelf Registration Statement is filed pursuant to
Section 3 and if requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or such Holders or their respective counsel reasonably request to be included therein; and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Issuers have received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                  (f) if a Shelf Registration Statement is filed pursuant to
Section 3, furnish to each selling Holder of Registrable Securities and upon request to its counsel and each managing underwriter, if any, without charge, one conformed copy of the Registration Statement or Statements and each post-effective amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits;

                  (g) if (1) a Shelf Registration Statement is filed pursuant to
Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each selling Holder of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, their counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuers and Guarantors hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to such Prospectus and any amendment or supplement thereto, provided that such use complies with all applicable laws and regulations;

                  (h) prior to any public offering of Registrable Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-

Dealer who seeks to sell Exchange Securities during the Applicable Period, use their commercially reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriters reasonably request in writing, provided that where Exchange Securities held by Participating Broker-Dealers or Registrable Securities are offered other than through an underwritten offering, the Issuers and Guarantors shall cause their counsel to (i) perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); (ii) use their commercially reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective; and (iii) do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Registrable Securities covered by the applicable Registration Statement, provided further that no Issuer or Guarantor shall in any case be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject, (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction or (D) conform its capitalization or the composition of its assets to the securities or Blue Sky laws of any such jurisdiction;

                  (i) if a Shelf Registration Statement is filed pursuant to
Section 3, cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request;

                  (j) use their commercially reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuers and Guarantors will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals;

                  (k) if (1) a Shelf Registration Statement is filed pursuant to
Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) above, as promptly as practicable prepare and (subject to Section 5(a) above) file with the SEC, solely at the expense of the Issuers and Guarantors, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated


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



therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (l) use their commercially reasonable best efforts to cause the Registrable Securities covered by a Registration Statement or the Exchange Securities, as the case may be, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement or the Exchange Securities, as the case may be, or the managing underwriters, if any;

                  (m) prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company; and (ii) provide a CUSIP number for the Registrable Securities;

                  (n) in connection with an underwritten offering of Registrable Securities pursuant to a Shelf Registration Statement, enter into an underwriting agreement as is customary in underwritten offerings, provided such agreement is reasonably acceptable to the Issuers and provided that the underwriters are reasonably acceptable to the Issuers, and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection if reasonably requested, (i) make such representations and warranties to the underwriters, with respect to the business of the Issuers and their subsidiaries and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when reasonably requested;
(ii) use their commercially reasonable best efforts to obtain opinions of counsel to the Issuers and updates thereof in form and substance reasonably satisfactory to the managing underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters;
(iii) use their commercially reasonable best efforts to obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of any subsidiary of any Issuer or of any business acquired by any Issuer or any of their subsidiaries for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures comparable to those set forth in Section 7 hereof (or such other provisions and procedures reasonably acceptable to the Issuers and the Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section, all of which shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder;

                  (o) if a Shelf Registration Statement is filed pursuant to
Section 3, subject to the prior receipt by the Issuers of undertakings to use commercially reasonable efforts to preserve the confidentiality of any information disclosed by the Issuers pursuant hereto in form and substance reasonably satisfactory to the Issuers, make available for inspection by any selling Holder of such Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling holder or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all relevant financial and other records, pertinent corporate documents and properties of the Issuers and their subsidiaries (collectively, the "Records") as shall be necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuers and their subsidiaries to supply all information in each case requested by any such Inspector in connection with such Registration Statement; however, records that the Issuers determine, in good faith, to be confidential and any Records that the Issuers notify the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement; (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; (iii) the information in such Records has been made generally available to the public; or (iv) release thereof is necessary or advisable in connection with any action, suit or proceeding involving any Holder or other Inspector;

                  (p) provide for an indenture trustee for the Registrable Securities or the Exchange Securities, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a), as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the trustee under any such indenture and the holders of the Registrable Securities, to effect such changes to such indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their commercially reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner;

                  (q) comply with all applicable rules and regulations of the SEC to the extent and so long as they are applicable to the Exchange Offer Registration Statement or the Shelf Registration Statement and make generally available to their securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12- month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or commercially reasonable best efforts underwritten offering; and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuers after the effective date of a Registration Statement, which statements shall cover said 12-month periods;



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



                  (r) upon consummation of an Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Issuers in customary form, relating to the Exchange Securities or the Private Exchange Securities, as the case may be, addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer or the Private Exchange, as the case may be, and which includes an opinion that (i) the Issuers have duly authorized, executed and delivered the Exchange Securities and Private Exchange Securities and the related indenture; and (ii) each of the Exchange Securities or the Private Exchange Securities, as the case may be, and related indenture constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their respective terms (with customary exceptions);

                  (s) if an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to the Issuers (or to such other Person as directed by the Issuers) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, mark, or caused to be marked, on such Registrable Securities that such Registrable Securities are being cancelled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall such Registrable Securities be marked as paid or otherwise satisfied;

                  (t) cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and

                  (u) use their commercially reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

                  The Issuers may require each seller of Registrable Securities or Participating Broker-Dealer as to which any registration is being effected to furnish to the Issuers such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, as the Issuers may, from time to time, reasonably request. The Issuers and Guarantors may exclude from such registration the Registrable Securities of any seller or Participating Broker-Dealer who unreasonably fails to furnish such information within a reasonable time after receiving such request.

                  Each Holder of Registrable Securities and each Participating Broker-Dealer agrees by acquisition of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Issuers of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k), or until it is advised in writing (the "Advice") by the Issuers that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

6. REGISTRATION EXPENSES

                  (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers and Guarantors shall be borne jointly and severally by the Issuers and Guarantors whether or not the Exchange Offer Registration Statement or a Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel) in such jurisdictions (x) where the holders of Registrable Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 5(h), in the case of Registrable Securities to be sold in a public offering or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period); (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities or Exchange Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or, in respect of Registrable Securities or Exchange Securities to be sold by any Participating Broker-Dealer during the Applicable Period, by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or of such Exchange Securities, as the case may be); (iii) messenger, telephone and delivery expenses incurred by the any Issuer or Guarantor; (iv) fees and disbursements of counsel for any Issuer or Guarantor and reasonable fees and disbursements of special counsel for the sellers of Registrable Securities but only with respect to such counsel's review of the Registration Statement and Prospectus, including, without limitation, any portions of the Registration Statement and Prospectus relating to the Holders, and all documentation related thereto, including any underwriting agreement and all related documentation (subject to the provisions of Section 6(b)); (v) fees and disbursements of all independent certified public accountants referred to in Section 5(n)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance); (vi) the reasonable fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Rule 2710 of the Conduct Rules of the NASD; (vii) rating agency fees; (viii) Securities Act liability insurance, if any Issuer or Guarantor desires such insurance; (ix) fees and expenses of all other Persons retained by any Issuer or Guarantor; (x) internal expenses of any Issuer or Guarantor (including, without limitation, all salaries and expenses of officers and employees of any Issuer or Guarantor performing legal or accounting duties); (xi) the expense of any annual audit of any Issuer or Guarantor; (xii) the fees and expenses incurred by any Issuer or Guarantor in connection with the listing of the Registrable Securities on any securities exchange; and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement. Anything contained herein to the contrary notwithstanding, no Issuer or Guarantor shall have any obligation whatsoever in respect of any underwriters' discounts or commissions, brokerage commissions, dealers' selling concessions, transfer taxes or any other selling expenses (other than those expressly enumerated in clauses (i) through (xiii) above) incurred in connection with the underwriting, offering or sale of Registrable Securities or Exchange Securities by or on behalf of any Person.



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



                  (b) In connection with any Shelf Registration Statement hereunder, the Issuers and Guarantors shall jointly and severally reimburse the Holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Registrable Securities to be included in such Registration Statement and other reasonable out-of-pocket expenses of the Holders of Registrable Securities incurred in connection with the registration of the Registrable Securities.

7. INDEMNIFICATION

                  The Issuers and Guarantors agree to jointly and severally indemnify and hold harmless each Holder of Registrable Securities and each Participating Broker-Dealer selling Exchange Securities during the Applicable Period, the officers and directors of each such person, and each person, if any, who controls any such person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuers and Guarantors shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Participant furnished to the Issuers and Guarantors in writing by such Participant (or, if such Participant is not a Holder or a Participating Broker-Dealer, furnished in writing by the Holder or Participating Broker-Dealer in respect of which such person is a Participant relating to such Participant) expressly for use therein; provided that (i) the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Participant (or to the benefit of any officer or director of, or of any person controlling, such Participant) from whom the person asserting any such losses, claims, damages or liabilities purchased Registrable Securities to the extent that such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the related Prospectus (as amended or supplemented if the Issuers and Guarantors shall have furnished any amendments or supplements thereto) and a copy of the related Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the sale of such Registrable Securities or Exchange Securities, as the case may be, to such person and (ii) the foregoing indemnity with respect to any Prospectus shall not inure to the benefit of a Holder of Registrable Securities or Participating Broker-Dealer to the extent that such Holder or Participating Broker-Dealer uses such Prospectus three business days after such time as the Issuers shall have advised such Holder or Participating Broker-Dealer in writing of the happening of any event that makes any statement of a material fact made in such Prospectus untrue or which requires the making of any additions to or changes in such Prospectus in order that it will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.


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




                  Each Participant will be required to agree, severally and not jointly, to indemnify and hold harmless each of the Issuers and Guarantors, their respective managers, directors, and officers who sign the Registration Statement and each person who controls any Issuer or Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers and Guarantors to each Participant, but only with reference to information relating to such Participant furnished to the Issuers and Guarantors in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus. The liability of any Participant under this paragraph shall in no event exceed the net proceeds received by such Participant from sales of Registrable Securities giving rise to such obligations.

                  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses incurred by such counsel related to such proceeding, provided that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and only to the extent that such failure actually prejudices the Indemnifying Person). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but, other than in circumstances involving a conflict among Indemnified Persons, the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to an actual or potential conflict of interest or because there may be legal defenses available to an indemnified party that are different from or in addition to those available to the indemnifying party. It is understood that, other than in circumstances involving a conflict among Indemnified Persons, the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Securities sold by all such Participants and any such separate firm for any Issuer or Guarantor, their respective managers, directors, and officers and such control persons of any Issuer or Guarantor shall be designated in writing by such Issuer or Guarantor. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for reasonable fees and expenses incurred by counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided, however, that the Indemnifying Person shall not be liable for any settlement effected without its consent pursuant to this sentence if the Indemnifying Party is contesting, in good faith, the request for reimbursement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party, unless such settlement includes an unconditional written release of such Indemnified Person in form and substance satisfactory to the Indemnified Persons from all liability on claims that are the subject matter of such proceeding.

                  If the indemnification provided for in the first and second paragraphs of this Section 7 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect
(i) the relative benefits received by the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other from the initial offering of the Notes or (ii) if the allocation provided by the foregoing clause
(i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Issuers and Guarantors on the one hand and the Participants on the other shall be deemed to be in the same proportion as the total proceeds from the initial offering (net of discounts and commissions but before deducting expenses) of the Notes received by the Issuers bears to the total proceeds received by such Participant from the sale of Registrable Securities. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any Issuer or Guarantor, on the one hand, or such Participant or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

                  The parties shall agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by


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



such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which net proceeds received by such Participant from sales of Registrable Securities exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  The indemnity and contribution agreements contained in this
Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

8. RULE 144 AND RULE 144A

                  Each Issuer and Guarantor covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time such Issuer or Guarantor is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A under the Securities Act. Each Issuer and Guarantor further covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act.

9. UNDERWRITTEN REGISTRATIONS

                  If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering and reasonably acceptable to the Issuers.

                  No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (however the terms applicable to each Holder shall be identical in all respects) and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements applicable to all Holders.

10. MISCELLANEOUS

                  (a) Remedies. In the event of a breach by any Issuer or Guarantor of any of its obligations under this Agreement, each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial


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



Purchasers, in the Purchase Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each Issuer and Guarantor agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. Each Issuer and Guarantor has not, as of the date hereof, entered into and shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. Each Issuer and Guarantor has not entered into and will not enter into any agreement with respect to any of its securities which will grant to any Person "piggy-back" rights with respect to a Registration Statement.

                  (c) Adjustments Affecting Registrable Securities. Each Issuer and Guarantor shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

                  (d) Guarantors. So long as any Registrable Securities remain outstanding, each Issuer and Guarantor shall cause each of its subsidiaries that becomes a guarantor of the Notes under the Indenture to execute and deliver a counterpart to this Agreement which subjects such subsidiary to the provisions of this agreement as a guarantor (all such subsidiaries, the "Guarantors"). Each of the Guarantors agrees to join the Issuers in all of their undertakings hereunder to effect the Exchange Offer for the Exchange Securities (which will be guaranteed by each of the Guarantors with terms identical to such Guarantors' guaranty of the Notes) and the filing of any Shelf Registration Statement required hereunder (including, without limitation, the undertakings in Section 5 hereof).

                  (e) Amendments and Waivers. Except as provided in paragraph
(c) above, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Securities and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Securities held by all Participating Broker-Dealers; provided, however, that
Section 7 and this Section 10(e) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any person who was a Holder or Participating Broker-Dealer of Registrable Securities or Exchange Securities, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of

Registrable Securities may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement.

                  (f) Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day courier or telecopier:

                  (i) if to a Holder of Registrable Securities, at the most current address given by the Trustee to the Issuers; and

                  (ii) if to the Issuers, at Digital Television Services, LLC, Building C-200, 880 Holcomb Bridge Road, Roswell, Georgia 30076,
         Attention: Chief Financial Officer.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day courier; and when receipt is acknowledged by the addressee's telecopier machine, if telecopied.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the trustee under the Indenture at the address specified in such Indenture.

                  (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities.

                  (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  (k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (l) Entire Agreement. This Agreement, together with the Purchase Agreement, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

                  (m) Securities Held by the Issuers and Guarantors or their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by any Issuer or Guarantor or its respective affiliates (as such term is defined in Rule 405 under the Securities Act) shall be deemed to be not outstanding for purposes of determining whether such consent or approval was given by the Holders of such required percentage.

                            [Signature Pages Follow]

                  Please confirm that the foregoing correctly sets forth the agreement between the Issuers and the Guarantors and the Initial Purchasers.

                                    Very truly yours,

                                    DIGITAL TELEVISION SERVICES, LLC

                                    DIGITAL TELEVISION SERVICES OF
                                    CALIFORNIA, LLC

                                    DIGITAL TELEVISION SERVICES OF
                                    COLORADO, LLC

                                    DIGITAL TELEVISION SERVICES OF
                                    GEORGIA, LLC

                                    DIGITAL TELEVISION SERVICES OF
                                    KANSAS, LLC

                                    DIGITAL TELEVISION SERVICES OF
                                    KENTUCKY, LLC

                                    DIGITAL TELEVISION SERVICES OF NEW
                                    MEXICO, LLC

                                    DIGITAL TELEVISION SERVICES OF NEW
                                    YORK I, LLC

                                    DIGITAL TELEVISION SERVICES OF SOUTH
                                    CAROLINA I, LLC

                                    DIGITAL TELEVISION SERVICES OF
                                    VERMONT, LLC

                                    By:  DTS Management, LLC
                                             their manager


                                             By: __________________________
                                                      Name:
                                                      Title:


                                    DTS MANAGEMENT, LLC

                                    By: _______________________________
                                             Name:
                                             Title:

                                    SPACENET, INC.

                                    By: _______________________________
                                             Name:
                                             Title:


                                    DTS CAPITAL, INC.


                                    By: _______________________________
                                             Name:
                                             Title:



Accepted and Agreed to as of
the date first above written.

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION


By:___________________________________
   Name:
   Title:


CIBC WOOD GUNDY SECURITIES CORP.


By:___________________________________
   Name:
   Title:


J.P. MORGAN SECURITIES INC.


By:___________________________________
   Name:
   Title:

                                   Schedule 1


Digital Television Services of New Mexico, LLC
Digital Television Services of Colorado, LLC
Digital Television Services of New York I, LLC
Digital Television Services of South Carolina I, LLC
Digital Television Services of Kentucky, LLC
Digital Television Services of Kansas, LLC
Digital Television Services of Vermont, LLC
Digital Television Services of Georgia, LLC
Digital Television Services of California, LLC
Spacenet, Inc.

                                    EXHIBIT I
                                     TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                    SERIES A PAYMENT-IN-KIND PREFERRED STOCK
                                       OF
                        DIGITAL TELEVISION SERVICES, INC.



                     (Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware)

         Digital Television Services, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the "Board of Directors"):

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors by the Certificate of Incorporation of the Corporation (as amended from time to time, the "Certificate of Incorporation"), there hereby is created, out of the 10,000,000 shares of preferred stock, par value $.01 per share, of the Corporation authorized in Article FOURTH of the Certificate of Incorporation (the "Preferred Stock"), a series of Preferred Stock consisting of 5,000,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, stated in the Certificate of Incorporation as applicable to the Preferred Stock):

         "SECTION 1. DESIGNATION. The shares of such series created hereby shall be designated as the "Series A Payment-in-Kind Preferred Stock" (referred to herein as the "PIK Preferred Stock"), and the authorized number of shares constituting such series shall be 5,000,000. The par value of the PIK Preferred Stock shall be $.01 per share. The PIK Preferred Stock shall not be subject to any sinking fund or mandatory redemption provision.

         SECTION 2. PRIORITY. The PIK Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, whether now or hereafter issued rank (i) on a parity with any other series of Preferred Stock established hereafter by the Board of Directors the terms of which shall specifically provide that such series shall rank on a parity with the PIK Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution (all of such series of Preferred Stock to which the PIK Preferred Stock ranks on a parity, the "Parity Securities"), (ii) junior to any series of Preferred

Stock established hereafter by the Board of Directors the terms of which shall specifically provide that such series shall rank senior to the PIK Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution (all of such series of Preferred Stock to which the PIK Preferred Stock ranks junior, the "Senior Securities") and (iii) senior to the common stock, par value $.01 per share (the "Common Stock") of the Corporation, and any series of Preferred Stock established hereafter by the Board of Directors the terms of which shall specifically provide that such series shall rank junior to the PIK Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution (all of such series of Preferred Stock to which the PIK Preferred Stock ranks senior, the "Junior Securities").

SECTION 3. DIVIDENDS.

         The holders of the PIK Preferred Stock shall be entitled to receive when, as and if declared by the Corporation's Board of Directors, out of funds legally available therefor, cumulative dividends payable on the shares of the PIK Preferred Stock for each quarterly dividend period (a "Quarterly Dividend Period"), which Quarterly Dividend Periods shall commence on March 15, June 15, September 15 and December 15 of each year and shall end on and include the day next preceding the first day of the next Quarterly Dividend Period, at a rate of 8% per annum, compounded annually, in respect of the Liquidation Preference (as defined in Section 5(a). All such dividends shall be payable on March 15, June 15, September 15 and December 15 of each year (each, a "Dividend Payment Date"), commencing __________ 15, ________. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors at the time such dividend is declared, which date shall not be more than 50 or less than 10 days prior to the applicable Dividend Payment Date.

         The Corporation may, at its option, pay a Permitted Portion (as defined in Section 8) such dividends through the issuance of such number of additional shares of the PIK Preferred Stock with a Liquidation Preference equal to the aggregate dollar value of dividends to be paid on such Dividend Payment Date. Dividends accrue from the date of issuance, shall accrue on a daily basis without regard to the occurrence of a Dividend Payment Date or the declaration of any dividend, and will accumulate until paid in cash or additional shares of the PIK Preferred Stock. No fractional shares of PIK Preferred Stock shall be issued, so that the number of shares to be paid as a dividend pursuant to this
Section 3 shall be rounded to the nearest whole number of shares. All dividends paid in additional shares of PIK Preferred Stock shall be deemed issued on the applicable Dividend Payment Date, and will thereupon be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens and charges.

         SECTION 4. PIK PREFERRED STOCK DIRECTORS. The holders of the outstanding shares of PIK Preferred Stock, voting as a class, shall be entitled to elect three members of the Board of Directors (the "PIK Preferred Stock Directors"). Each PIK Preferred Stock Director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal. A PIK Preferred Stock Director may be removed by, and shall not be removed otherwise than by, a vote or consent of the holders of a majority of the outstanding shares of PIK Preferred Stock who are entitled to vote in the PIK Preferred Stock Director's election, voting as a class. Any vacancy in the office of a PIK Preferred Stock Director shall be filled by a vote of the holders of a majority of the outstanding shares of the PIK Preferred Stock who are entitled to vote in the election of such PIK Preferred

Stock Director. Holders of shares of the PIK Preferred Stock shall not, as such stockholders, be entitled to vote on the election or removal of directors other than PIK Preferred Stock Directors.

         SECTION 5.  LIQUIDATION RIGHTS.

                  (a) PRIORITY. Upon any liquidation, winding up or dissolution, whether voluntary or involuntary, after payment or provision for payment of all of the debts and other liabilities of the Corporation, each holder of outstanding shares of PIK Preferred Stock shall be entitled to receive, in cash, out of the remaining net assets of the Corporation, $[NOTE 1] per share of PIK Preferred Stock, plus an amount, in cash, equal to any accrued but unpaid dividends on each such share up to the date fixed for distribution (the "Liquidation Preference"), before any distribution shall be made to the holders of shares of any Junior Securities. If, upon any liquidation of the Corporation, the assets distributable among the holders of shares of PIK Preferred Stock are insufficient to permit payment in full to the holders of shares of the PIK Preferred Stock, any Parity Securities and any Senior Securities, then the entire assets of the Corporation thus distributable shall be distributed among the holders of the PIK Preferred Stock, any Parity Securities and any Senior Securities in order of relative priority as to distribution in liquidation and, as to classes and series ranking pari passu with one another in that regard, in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

                  (b) ADDITIONAL DISTRIBUTIONS. If assets remain in the Corporation after payment of the full preferential amount provided for herein to the holders of the PIK Preferred Stock, any Parity Securities and any Senior Securities or after funds necessary for such payment have been set aside in trust for the holders thereof, then all such remaining assets shall be distributed first, to the holders of the Common Stock, until such holders have received the Liquidation Preference per share, and then to the holders of the PIK Preferred Stock (on an as-if converted to Common Stock basis on the conversion date), any Parity Securities, any Senior Securities, any Junior Securities and the Common Stock on an equal per share basis.

         SECTION 6.  CONVERSION INTO COMMON STOCK.

                  (a) CONVERSION. Upon the closing of a Qualified IPO, each share of PIK Preferred Stock shall be converted automatically upon such closing into Common Stock at an initial conversion ratio of one share of PIK Preferred Stock for one share of Common Stock, subject to adjustment as described in
Section 6(e). The Corporation shall not issue fractions of shares of Common Stock upon conversion of the PIK Preferred Stock. If any fraction of a share of Common Stock would be issuable upon conversion of the PIK Preferred Stock, then the Corporation shall, in lieu thereof, pay to the Person entitled thereto an amount in cash equal to


----------

Note 1: Prior to the filing of this Certificate of Designations with the Secretary of State of the State of Delaware, the Manager shall insert here the number calculated pursuant to clause (B) of the definition of "Preferred Stock Conversion Amount" set forth in Exhibit C to the LLC Agreement.

the initial issuance price of a share of Common Stock pursuant to such Qualified IPO of such fraction of a share of Common Stock, calculated to the nearest one-hundredth of a share, to be computed on the date that the conversion occurs.

                  (b) PROCEDURES. The holders of PIK Preferred Stock whose shares are converted as provided in Section 6(a) shall deliver the certificate or certificates therefor to the principal office of the Corporation together with written notice or acknowledgement of conversion in form reasonably satisfactory to the Corporation and (if so required by the Corporation or any conversion agent) accompanied by instruments of transfer in form reasonably satisfactory to the Corporation or to such conversion agent, duly executed by the registered holder or his duly authorized attorney, as well as transfer taxes, stamps or funds therefor, or evidence of payment thereof, if required by
Section 6(c). The automatic conversion of any outstanding shares of PIK Preferred Stock into Common Stock by reason of a Qualified IPO shall be deemed to have occurred upon the closing of the Qualified IPO. The Persons entitled to receive shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holders of such shares at and from the time that conversion is deemed to have occurred.

                  (c) TAXES. If a share or shares of the PIK Preferred Stock are converted, then the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the Common Stock upon conversion, but the holder shall pay to the Corporation the amount of any tax that is due (or shall establish to the satisfaction of the Corporation payment thereof) if the shares are to be issued in a name other than the name of such holder.

                  (d) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, enough shares of Common Stock to issue all shares of Common Stock issuable upon conversion of the PIK Preferred Stock. All shares of Common Stock that may be issued upon conversion of shares of PIK Preferred Stock shall be, when so issued, validly issued, fully paid and nonassessable. In order that the Corporation may issue shares of Common Stock upon conversion of shares of PIK Preferred Stock, the Corporation will endeavor to comply with all applicable federal and state securities laws.

                  (e) ADJUSTMENTS TO CONVERSION RATE. The conversion rate in effect at any time shall be subject to adjustment from time to time as follows:

                           (i) ADJUSTMENTS FOR STOCK SPLITS, STOCK DIVIDENDS, ETC. If the Corporation (1) pays a dividend in shares of the Common Stock to holders of the Common Stock, (2) makes distributions in shares of Common Stock to holders of the Common Stock, (3) subdivides the outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combines the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in any such case, the conversion rate in effect immediately prior to such action shall be adjusted so that the holder of any shares of PIK Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned immediately following such action had such shares of PIK Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this Section

         6(e)(i) shall become effective on the record date in the case of a dividend or distribution and on the effective date in the case of a subdivision or combination.

                           (ii) ADJUSTMENTS FOR OTHER DISTRIBUTIONS. If the Corporation distributes pro rata to all holders of the Common Stock shares of any class of capital stock (excluding the Common Stock), or options, rights or warrants to acquire any class of capital stock (including the Common Stock), or other assets of the Corporation (excluding capital stock of the Corporation held in its treasury) and does not make an equivalent distribution with respect to the PIK Preferred Stock, then, and in any such case, the number of shares of Common Stock into which each share of the PIK Preferred Stock shall be convertible shall be adjusted so that the same shall equal the number determined by multiplying the number of shares of Common Stock into which such share of the PIK Preferred Stock was convertible immediately prior to the record date of such distribution by a fraction of which
         (x) the numerator shall be the Fair Market Value per share of the Common Stock on the record date mentioned below and (y) the denominator shall be such Fair Market Value less the then-Fair Market Value per share of Common Stock of the securities or assets so distributed. Such adjustment shall become effective on the record date for determination of the holders of Common Stock entitled to receive the distribution. Notwithstanding the foregoing, if the Corporation distributes rights or warrants pro rata to holders of the Common Stock (the "Rights"), then the Corporation may, in lieu of making any adjustment pursuant to this
         Section 6(e)(ii), make proper provision so that each holder of a share of PIK Preferred Stock that is converted into Common Stock after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights ("the Distribution Date"), the same number of Rights to which a holder of a number of shares of the Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and, (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of the Common Stock into which a share of the PIK Preferred Stock so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                           (iii) WEIGHTED AVERAGE PRICE PROTECTION. Subject to the last sentence of this Section 6(e)(iii), if the Corporation shall, in events other than as provided for in Sections 6(e)(i) and 6(e)(ii), issue Common Stock or rights or warrants entitling the holders thereof to subscribe for or to purchase shares of Common Stock at a price per share (the "Exercise Price") less than $22.50 (adjusted for the events described in Sections 6(e)(i), 6(e)(ii) and 6(e)(iii)), then, and in any such case, the number of shares of Common Stock into which each share of the PIK Preferred Stock shall be convertible shall be adjusted to equal the number of shares of Common Stock into which such share of PIK Preferred Stock was convertible immediately prior to the date of such issuance multiplied by a fraction of which (x) the numerator shall be the number of shares of Common Stock Deemed Outstanding at the close of business on the day immediately prior to such issuance plus the total number of shares of Common Stock (or Common Stock underlying such rights or warrants) so offered for subscription or purchase and (y) the denominator shall be the number of shares of Common Stock Deemed Outstanding at the close of business on the day immediately prior to such issuance plus the number of shares of Common Stock that the aggregate of the Exercise Price for the shares of Common Stock (or Common Stock underlying such rights or warrants) so offered for subscription or purchase could purchase at $22.50 per share (adjusted for the events set forth in Sections 6(e)(i), 6(e)(ii) and 6(e)(iii)), such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this Section 6(e)(iii), the number of shares of Common Stock Deemed Outstanding at any time shall not include shares held in the treasury of the Corporation but shall include shares underlying outstanding options and warrants and shares issuable upon the conversion of the PIK Preferred Stock into shares of Common Stock. Notwithstanding the foregoing, in no event shall any adjustment to the conversion ratio be made pursuant to this Section 6(e)(iii) in respect of (i) any issuance of options, rights or warrants in exchange for outstanding shares of Common Stock if such options, rights or warrants entitle the holders thereof to subscribe for no more than the number of shares of Common Stock exchanged therefor (subject to antidilution provisions similar to those contained herein), (ii) any issuance of Common Stock upon conversion of the PIK Preferred Stock, (iii) any issuance of Common Stock, rights or warrants, in each case pursuant to the Employee Stock Plan or (iv) any issuance of Common Stock (or options, rights or warrants to purchase Common Stock) in connection with a Qualified Financing.

                           (iv) DEFERRAL OF ISSUANCE. In any case in which this
         Section 6 shall require that an adjustment be made on or immediately following a record date, the Corporation may elect to defer (but only until five Business Days following the mailing of the notice described in Section 6(i)) issuing to the holder of any share of the PIK Preferred Stock converted after such record date the shares of Common Stock into which such PIK Preferred Stock shall have been converted, and in lieu of the shares the issuance of which is so deferred the Corporation shall issue or cause its transfer agent to issue due bills or other appropriate evidence of the right to receive such shares.

                  (f) COMPUTATIONS. All calculations under this Section 6 shall be made to the nearest one-hundredth of a share.

                  (g) SHARES OTHER THAN COMMON SHARES. If, as result of any adjustment made pursuant to Section 6(e), the holder of any share of PIK Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than shares of Common Stock, then the number of such other shares so receivable upon conversion of any shares of the PIK Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 6.

                  (h) OTHER INCREASES IN CONVERSION RATE. The Corporation may make such increases in the conversion rate, in addition to those required by Sections 6(e)(i), 6(e)(ii) and 6(e)(iii), as it considers advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to recipients thereof.

                  (i) NOTICE OF CONVERSION RATE CHANGE. Whenever the conversion rate is adjusted, the Corporation shall promptly mail to all holders of record of shares of the PIK Preferred Stock a notice of the adjustment.

                  (j) VOLUNTARY CONVERSION PRIOR TO CERTAIN EVENTS. If the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction, then a holder of shares of the PIK Preferred Stock may convert some or all of such shares into shares of Common Stock simultaneously with the record date for, or the effective date of, the transaction so as to receive the rights, warrants, securities or assets that a holder of shares of the Common Stock on that date may receive. In furtherance thereof, the Corporation shall mail to holders of shares of the PIK Preferred Stock a notice stating the proposed record date or effective date, as the case may be. The Corporation shall mail the notice at least 10 days before such date.

                  (k) EQUIVALENT CONVERSION. If any of the following occurs, namely: (i) any reclassification of, or change in, outstanding shares of capital stock of the class issuable upon conversion of the PIK Preferred Stock (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or
(ii) any consolidation or merger to which the Corporation is a party and which does not result in any reclassification of, or change in (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), outstanding shares of such capital stock, then the Corporation or the successor corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation or merger, provide in its certificate of incorporation or other charter document that each share of the PIK Preferred Stock shall be convertible into the number and class of shares of capital stock issuable upon conversion of such share of PIK Preferred Stock immediately prior to such reclassification, change, consolidation or merger. Such certificate of incorporation or other charter document shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
6. If this Section 6(k) applies, then Section 6(e)(i) does not apply. If, in the case of any such reclassification, change, consolidation or merger, the stock or other securities and property (including cash) receivable thereupon by a holder of the capital stock issuable upon conversion of the PIK Preferred Stock includes shares of capital stock or other securities and property of a corporation other than the successor corporation in such reclassification, change, consolidation or merger, then the certificate of incorporation or other charter document of such other corporation shall contain such additional provisions to protect the interests of the holders of shares of the PIK Preferred Stock as the Board of Directions shall reasonably consider necessary by reason of the foregoing, which provisions shall be subject to approval by the affirmative vote or consent of holders of at least two-thirds of the shares of the then-outstanding PIK Preferred Stock. The provisions of this Section 6(k) shall similarly apply to successive reclassifications, changes, consolidations, mergers.

         SECTION 7. DISSOLUTION OF THE CORPORATION.

                  (a) TRIGGERS. The Corporation shall dissolve at any time after the February [7], 2003, if at such time at least 25% of the shares of PIK Preferred Stock outstanding on February [7], 1997 remain outstanding and holders of at least a majority of PIK Preferred Stock then outstanding vote to dissolve the Corporation and provide notice of such vote to the Corporation; provided, however, that in the event that such a vote and resulting dissolution of the Corporation would result in an event of default or an incipient default under any then existing indebtedness of the Corporation or any Subsidiary with an outstanding balance of $10 million or more, then such majority vote shall not cause the dissolution of the Corporation, but rather shall constitute notice by the holders of the PIK Preferred Stock to the Board of Directors that such holders desire that the Board of Directors promptly arrange the sale of the Corporation (including its Subsidiaries) or a sale of all or substantially all of its assets.

                  (b) WINDING UP OR SALE. Upon dissolution of the Corporation the Board of Directors shall wind up the Corporation's affairs; but the Delaware Court of Chancery, upon cause shown, may wind up the Corporation's affairs upon application of any 10% Stockholder, his legal representative or assignee, and in connection therewith, may appoint a liquidating trustee. The Persons charged with winding up the Corporation shall settle and close the Corporation's business, and dispose of and convey the Corporation's noncash assets as promptly as reasonably possible following dissolution as is consistent with obtaining the fair market value for the Corporation's assets.

         If the holders of the PIK Preferred Stock have given notice under
Section 7(a) (regardless of whether such notice has caused the dissolution of the Corporation), and if the Corporation has not entered into a definitive agreement for the sale or other disposition of substantially all of its equity interests or assets on or prior to the date that is six (6) months after the date of such notice, or if the Corporation has not closed the sale or other disposition of substantially all of its equity interests or assets on or prior to the date that is nine (9) months after the date of such notice, then at any time after either of such dates the holders of the PIK Preferred Stock acting by a vote of the holders of a majority such PIK Preferred Stock may (i) increase the size of the Board of Directors by four (4) individuals who shall each have a single vote, and (ii) elect by majority vote four (4) individuals to serve as members of the Board of Directors with the result that the four (4) individuals thus elected, together with the three (3) PIK Preferred Stock Directors, shall have a majority of the votes on the Board of Directors.

         SECTION 8.  OTHER DEFINITIONS.

                  "Affiliate" means, with respect to any specified Person, any other Person that directly or indirectly controls, or is under common control with, or is owned or controlled by, the specified Person. For purposes of this definition, (i) "control" means, with respect to any specified Person, either
(x) the beneficial ownership of 50% or more of the equity securities issued by such Person or (y) the power to direct the management and policies of the specified Person through the ownership of voting securities or other equity interests, by contract or otherwise, (ii) the terms "controlling," "control with" and "controlled by," etc., shall have meanings correlative to the foregoing, and (iii) the officers, directors, stockholders, employees and partners of such Person shall be deemed to be Affiliates of such Person.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized or required to close by law or executive order in Washington, D.C.

                  "Change of Control" means (i) the merger, consolidation or other business combination of the Corporation or any of its Subsidiaries with or into, or the merger of, another Person (other than the Corporation or a Subsidiary of the Corporation) with or into the Corporation with the effect that, immediately after such transaction, the stockholders of the Corporation immediately prior to such transaction hold less than a majority in interest of the total voting power entitled to vote in the election of directors, managers or trustees of the Person surviving such transaction or less than 50% of the equity interests in such Person, or (ii) the acquisition by any Person or related group of Persons, other than a Permitted Transferee, by way of merger, sale, transfer, consolidation or other business combination or acquisition, of
(x) all or substantially all of the assets, property or business of the Corporation, (y) more than fifty percent of the total voting power entitled to vote in the election of directors, managers or trustees of the Corporation or such other Person as survives the transaction, or (z) more than 50% of the equity interests in the Corporation or such other Person as survives the transaction.

                  "Columbia" shall mean Columbia DBS Investors, L.P., a Delaware limited partnership, or its successors or assigns.

                  "Deemed Outstanding" means the total number of outstanding shares of Common Stock of the Corporation plus the total number of shares of Common Stock of the Corporation into which all other outstanding securities of the Corporation are exercisable or convertible.

                  "Employee Stock Plan" means the arrangements, terms and procedures that the Corporation may establish from time to time for the issuance of up to 180,000 shares of Common Stock (or such larger number of shares as may be approved by (i) the "Compensation Committee" of the Board of Directors, or if no such committee exists, by the Board of Directors and (ii) the holders of at least 70% of the shares of PIK Preferred Stock) to employees or independent contractors of the Corporation or any Subsidiary at prices equal to the market value thereof as of the date of issuance and pursuant to such terms and conditions (including vesting) as the Board of Directors shall determine.

                  "Fair Market Value" means: (a) with respect to any security,
(i) if such security is listed on any national securities exchange or authorized for quotation by any national securities association, the last sale price of such security in such market (or the quoted closing bid price if there shall have been no sale), or (ii) if there is no such closing bid price or such security is not so listed or authorized for quotation, the value of such security as determined in good faith by a registered broker-dealer selected by the Board of Directors; and (b) with respect to any other asset, the value of such asset as determined in good faith by an appraiser selected by the Board of Directors and approved by the holders of a majority of the PIK Preferred Stock, which approval shall not be unreasonably withheld.

                  "Fleet" shall mean collectively, the group consisting of the following entities, or their successors: Fleet Venture Resources, Inc., Fleet Equity Partners VI, LP, Chisholm Partners III, LP, and Kennedy Plaza Partners.

                  "IPO" shall mean an offering of equity securities of the Corporation or any successor entity pursuant to a registration statement filed in accordance with the Securities Act of 1933, as amended.

                  "Permitted Portion" shall mean the percentage of the dividends payable on each share of PIK Preferred Stock that may be paid through the issuance of additional shares of the PIK Preferred Stock, which percentage shall equal the lesser of (i) 50%, or (ii) (A) 100% less (B) the Combined Effective Marginal Tax Rate. For this purpose, the Combined Effective Marginal Tax Rate shall mean the highest single effective rate (expressed as a percentage) of United States federal, state and local income taxation applicable to holders of 5% or more of the PIK Preferred Stock whose principal residence or commercial domicile is within the United States determined as of each record date for the payment of dividends, giving effect to any limitations on the deductibility of state and local income taxes in computing United States federal taxable income, and assuming that such holders are individuals and subject to the highest United Stated federal and highest state and local marginal income tax rates then applicable in the jurisdictions in which they have their principal residence or commercial domicile. The determination of the Combined Effective Marginal Tax Rate shall be made by the Corporation.

                  "Permitted Transferee" shall mean (i) in the case of Whitney,
(a) Whitney's parent company (Whitney Equity Partners, L.P.) ("Whitney Parent") and (b) Whitney Parent's and Whitney's Affiliates' partners, retired partners, stockholders and retired stockholders, the estates and family members of any such partners, retired partners, stockholders and retired stockholders and of their spouses, and any trusts for the benefit of any of the foregoing Persons,
(ii) in the case of each entity comprising the collective definition of "Fleet", the Affiliates, partners, retired partners, stockholders and retired stockholders of such entity and its respective Affiliates, the estates and family members of any such partners, retired partners, stockholders and retired stockholders and of their spouses, and any trusts for the benefit of any of the foregoing Persons, (iii) in the case of Columbia, (a) Columbia's general partner (Columbia Capital Corporation) ("CCC") and (b) CCC's and Columbia's Affiliates' partners, retired partners, stockholders and retired stockholders, the estates and family members of any such partners, retired partners, stockholders and retired stockholders and of their spouses, and any trusts for the benefit of or any partnership or limited liability company all of the equity interests of which are owned by any of the foregoing Persons, and (iv) in the case of any other Stockholder, any Related Party or Affiliate of such Stockholder; provided, however, that in each case such Person shall agree in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Qualified Financing" means the issuance of $50 million or more of indebtedness by the Corporation or any Subsidiary on one or more occasions together with the issuance of capital stock of the Corporation (or options, rights or warrants to acquire capital stock) in the Corporation in the same transaction constituting in the aggregate with respect to all such issuances up to 5% of the capital stock of the Corporation on a fully-diluted basis.

                  "Qualified IPO" shall mean an underwritten IPO resulting in gross proceeds to the Corporation or its successor, before fees and expenses, of at least $25,000,000 and for a per share price, which shall be determined by dividing the Total Equity Value of the Corporation by the total number of shares of capital stock outstanding, equal to at least $33.75 per share if the IPO is consummated on or before July 31, 1998; $39.37 per share if the IPO is consummated after July 31, 1998 but on or before July 31, 1999; $[42.19] per share if the IPO is consummated after July 31, 1999 but on or before July 31, 2000; and $45.00 per share if the IPO is consummated at any time after July 31, 2000.

                  "Subsidiary" shall mean any entity more than 50% of the equity interests of which are owned directly or indirectly by the Corporation or more than 50% of the total voting power entitled to vote in the election of directors, managers, general partners or trustees of which is held directly or indirectly by the Corporation.

                  "Total Equity Value" shall mean, as of any day of determination, the enterprise value (without duplication) of the Corporation (including the fair market value of its equity, but excluding the fair market value of its debt), as determined by an independent banking firm of national standing with experience in such valuations (which firm may be an underwriter of the Qualified IPO) and evidenced by a written opinion in customary form, directed to the Board of Directors of the Corporation; provided that for purposes of any such determination, the enterprise value of the Corporation shall be calculated as if all of the shares of the Corporation were registered and publicly held with no restrictions on resale, and as if the Corporation had no controlling stockholder. For purposes of any such determination, such banking firm's written opinion may state that such fair market value is no less than a specified amount.

                  "Whitney" shall mean WEP Intermediate Corp., a Delaware corporation, or its successors or assigns.


                      [SIGNATURES FOLLOW ON THE NEXT PAGE]

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by its authorized officers, this ________ day of ___________, _____.


                                     DIGITAL TELEVISION SERVICES, INC.



                                     By: _________________________________
                                         Name:
                                         Title:


Attest:



By: ___________________________
    Name:
    Title:

                                    EXHIBIT J
                                     TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

          CERTIFICATE OF MERGER -- PREFERRED STOCK CORPORATE CONVERSION

                              CERTIFICATE OF MERGER
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                                      INTO
                             WEP INTERMEDIATE CORP.


The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

         FIRST: That the name and jurisdiction of organization of each of the constituent entities of the merger is as follows:

                          NAME                     JURISDICTION OF ORGANIZATION
                          ----                     ----------------------------

              WEP Intermediate Corp.                          Delaware
              Digital Television Services, LLC                Delaware


         SECOND: That a plan and agreement of merger among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 18-209 of the Limited Liability Company Act of the State of Delaware and Sections 264(c) and 251 of the General Corporation Law of the State of Delaware.

         THIRD: That pursuant to Sections 264(e) and 251(e) of the General Corporation Law of the State of Delaware, the certificate of incorporation of the surviving corporation shall be substantially in the form of Exhibit M to the Amended and Restated Limited Liability Agreement of Digital Television Services, LLC (the "Limited Liability Company Agreement").

         FOURTH: That the name of the surviving corporation of the merger is Digital Television Services, Inc.

         FIFTH: That the executed plan and agreement of merger is contained in the Limited Liability Company Agreement. The merger effected by this Certificate of Merger is a "Preferred Stock Corporate Conversion" as defined in the Limited Liability Company Agreement. The Limited Liability Company Agreement is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is Building C-200, 880 Holcomb Bridge Road, Roswell, GA 30076.

         SIXTH: That a copy of the plan and agreement of merger will be furnished by the surviving corporation, on request and without cost to any member or stockholder or of any other person holding any interest in any constituent entity.

         IN WITNESS WHEREOF, WEP Intermediate Corp. has caused this Certificate to be signed by Attorney-in-Fact, its authorized officer, this ______ day of _______________, _________ .



                                         WEP INTERMEDIATE CORP.

                                         By:   DTS Management, LLC,
                                               as Attorney-in-Fact



                                               By:
                                                   ----------------------------
                                                   Title:

                                    EXHIBIT K
                                     TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

           CERTIFICATE OF MERGER -- COMMON STOCK CORPORATE CONVERSION

                              CERTIFICATE OF MERGER
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                                      INTO
                             WEP INTERMEDIATE CORP.


The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

         FIRST: That the name and jurisdiction of organization of each of the constituent entities of the merger is as follows:

                      NAME                    JURISDICTION OF ORGANIZATION
                      ----                    ----------------------------

            WEP Intermediate Corp.                      Delaware
            Digital Television Services, LLC            Delaware


         SECOND: That a plan and agreement of merger among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 18-209 of the Limited Liability Company Act of the State of Delaware and Sections 264(c) and 251 of the General Corporation Law of the State of Delaware.

         THIRD: That pursuant to Sections 264(e) and 251(e) of the General Corporation Law of the State of Delaware, the certificate of incorporation of the surviving corporation shall be substantially in the form of Exhibit M to the Amended and Restated Limited Liability Agreement of Digital Television Services, LLC (the "Limited Liability Company Agreement").

         FOURTH: That the name of the surviving corporation of the merger is Digital Television Services, Inc.

         FIFTH: That the executed plan and agreement of merger is contained in the Limited Liability Company Agreement. The merger effected by this Certificate of Merger is a "Common Stock Corporate Conversion" as defined in the Limited Liability Company Agreement. The Limited Liability Company Agreement is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is Building C-200, 880 Holcomb Bridge Road, Roswell, GA 30076.

         SIXTH: That a copy of the plan and agreement of merger will be furnished by the surviving corporation, on request and without cost to any member or stockholder or of any other person holding any interest in any constituent entity.

         IN WITNESS WHEREOF, WEP Intermediate Corp. has caused this Certificate to be signed by Attorney-in-Fact, its authorized officer, this ______ day of _____________, ______.



                                            WEP INTERMEDIATE CORP.

                                            By:  DTS Management, LLC,
                                                 as Attorney-in-Fact



                                                 By:
                                                      -------------------------
                                                      Title:

                                    EXHIBIT L
                                     TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


                             STOCKHOLDERS AGREEMENT


         This STOCKHOLDERS AGREEMENT (this "Agreement") is made as of this _____ day of ___________, _____ by and among Digital Television Services, Inc., a Delaware corporation (the "Company"), and the stockholders (the "Stockholders") listed on the signature pages hereto.

         WHEREAS, the Company was formerly a Delaware limited liability company known as Digital Television Services, LLC (the "LLC") and the Stockholders were all of the members of the LLC; and

         WHEREAS, in accordance with the Limited Liability Company Agreement of the LLC (the "LLC Agreement"), the LLC has been converted into the Company pursuant to a Preferred Stock Corporate Conversion (as defined in the LLC Agreement); and

         WHEREAS, the LLC Agreement requires the Stockholders to enter into this Stockholders Agreement in order to set forth certain agreements with respect to the management of the Company, the transfer of the securities of the Company now owned or hereafter acquired by each of the Stockholders and certain other matters;

         NOW, THEREFORE, in consideration of the premised and the mutual promises herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         "Affiliate" means, with respect to any specified Person, any other Person that directly or indirectly controls, or is under common control with, or is owned or controlled by, the specified Person. For purposes of this definition, (i) "control" means, with respect to any specified Person, either
(x) the beneficial ownership of 50% or more of the equity securities issued by such Person or (y) the power to direct the management and policies of the specified Person through the ownership of voting securities or other equity interests, by contract or otherwise, (ii) the terms "controlling," "control with" and "controlled by," etc., shall have meanings correlative to the foregoing, and (iii) the officers, directors, stockholders, employees and partners of such Person shall be deemed to be Affiliates of such Person.

         "Board of Directors" shall mean the board of directors of the Company.

         "Certificate of Designations" means the Certificate of Designations of the PIK Preferred Stock as filed with the Secretary of State of the State of Delaware, as amended from time to time.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor federal revenue law.

         "Columbia" shall mean Columbia DBS Investors, L.P., a Delaware limited partnership, or its successors or assigns.

         "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

         "Employee Stock Plan" shall mean the arrangements, terms and procedures that the Company may establish from time to time for the issuance of up to 180,000 shares of Common Stock (or such larger number of shares as may be approved by (i) the "Compensation Committee" of the Board of Directors, or if no such committee exists, the Board of Directors and (ii) the holders of at least 70% of the shares of PIK Preferred Stock) to employees or independent contractors of the Company or any Subsidiary at prices equal to the market value thereof as of the date of issuance and pursuant to such terms and conditions (including vesting) as the Board of Directors shall determine.

         "Fiscal Year" shall mean the calendar year.

         "Fleet" shall mean collectively, the group consisting of the following entities, or their successors: Fleet Venture Resources, Inc., Fleet Equity Partners VI, LP, Chisholm Partners III, LP, and Kennedy Plaza Partners.

         "Interim Financing" shall mean the issuance by the Company of up to $25,000,000 of indebtedness prior to any Qualified Financing or IPO the proceeds of which are used to fund the Company's acquisition of NRTC System Nos. 0422, 1071, 0120, 0073, and 0164 located in Georgia and Alabama.

         "NRTC System" shall mean any one of the geographical areas with in the United States of America specifically designated by the National Rural Telecommunications Cooperative, or its successor, (the "NRTC") within which the NRTC has granted to any Person rights to distribute direct broadcast satellite services.

         "Permitted Reimbursements" shall mean the reimbursement by the Company or any of its Subsidiaries to Columbia Capital Corporation, Whitney or Fleet, or any of their Affiliates of (i) the costs with respect to any employee of any such entity who is requested by the Chief Executive Officer of the Company to provide services to the Company or any Subsidiary in connection with the ongoing business and affairs (including financing) of the Company or any Subsidiary, other than services as a member of the Board of Directors or similar services associated with monitoring the investment by Columbia, Whitney, Fleet or their Affiliates in the

Company, which engagement and reimbursement amount is approved by the Board of Directors (with at least one designee of Whitney or Fleet approving the engagement and the amount, and (ii) the costs not to exceed $5,000 per year actually incurred by Whitney for corporate franchise tax, fees due to any Person serving as its registered agent, and similar amounts necessary to maintain its corporate status and good standing and to prepare and file its tax returns and its annual and periodic financial statements.

         "Permitted Transferee" shall mean (i) in the case of Whitney, (a) Whitney's parent company (Whitney Equity Partners, L.P.) ("Whitney Parent") and
(b) Whitney Parent's and Whitney's Affiliates' partners, retired partners, stockholders and retired stockholders, the estates and family members of any such partners, retired partners, stockholders and retired stockholders and of their spouses, and any trusts for the benefit of any of the foregoing Persons,
(ii) in the case of each entity comprising the collective definition of "Fleet", the Affiliates, partners, retired partners, stockholders and retired stockholders of such entity and its respective Affiliates, the estates and family members of any such partners, retired partners, stockholders and retired stockholders and of their spouses, and any trusts for the benefit of any of the foregoing Persons, (iii) in the case of Columbia, (a) Columbia's general partner (Columbia Capital Corporation) ("CCC") and (b) CCC's and Columbia's Affiliates' partners, retired partners, stockholders and retired stockholders, the estates and family members of any such partners, retired partners, stockholders and retired stockholders and of their spouses, and any trusts for the benefit of or any partnership or limited liability company all of the equity interests of which are owned by any of the foregoing Persons, and (iv) in the case of any other Stockholder, any Related Party or Affiliate of such Stockholder; provided, however, that in each case such Person shall agree in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement.

         "PIK Preferred Stock" shall mean the Series A Payment-in-Kind Preferred Stock, par value $.01 per share, of the Company.

         "Preferred Stockholders" shall mean the record holders of the PIK Preferred Stock and a "Preferred Stockholder" shall mean any one of them.

         "Prime Rate" as of a particular date shall mean the prime rate of interest as published on that date in the Wall Street Journal, and generally defined therein as "the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks." If the Wall Street Journal is not published on a date for which the Prime Rate must be determined, the Prime Rate shall be the prime rate published in the Wall Street Journal on the nearest-preceding date on which the Wall Street Journal was published.

         "Qualified Financing" means the issuance of $50 million or more of indebtedness by the Company or any Subsidiary on one or more occasions together with the issuance of capital stock of the Company (or options, rights or warrants to acquire capital stock) in the Company in the same transaction constituting in the aggregate with respect to all such issuances up to 5% of the capital stock of the Company on a fully-diluted basis.

         "Registration Rights Agreement" shall mean that certain registration rights agreement dated ________, ________ by and among the LLC and the members of the LLC on the date of such agreement.

         "Related Party" shall mean (a) with respect to any individual, such individual's spouse, any descendants (whether natural, adopted or in the process of adoption), any sibling, a spouse of any descendant or sibling, any ancestor, any trust 90% or more of the beneficial interests of which are owned by such individuals or any organization described in Code Section 501(c)(3), and any corporation, association, partnership or limited liability company 90% of the equity interests of which are owned by those above-described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

         "Stock" shall mean the Common Stock and the PIK Preferred Stock.

         "Subsidiary" shall mean any entity more than 50% of the equity interests of which are owned directly or indirectly by the Company or more than 50% of the total voting power entitled to vote in the election of directors, managers, general partners or trustees of which is held directly or indirectly by the Company.

         "10% Stockholder" shall mean any Stockholder that holds at least 10% of all outstanding capital stock of the Company, and in all events the term "10% Stockholder" shall include Columbia, Whitney, and each entity that is part of the group of entities collectively defined as "Fleet" herein.

         "Transfer" shall mean any sale, assignment, transfer, conveyance, pledge, hypothecation, or other disposition, voluntarily or involuntarily, by operation of law, with or without consideration, or otherwise (including, without limitation, by way of intestacy, will, gift, bankruptcy, receivership, levy, execution, charging order or other similar sale or seizure by legal process) of all or any portion of any asset.

         "Transfer Notice" shall mean written notice given to the Company and all Stockholders of all the details of any proposed Transfer of an Interest including the name of the proposed transferee, the date of the proposed Transfer, the portion of the Stockholder's Stock to be transferred, the price or other consideration, if any, to be received, and a complete description of all noncash consideration to be received.

         "Whitney" shall mean WEP Intermediate Corp., a Delaware corporation, or its successors or assigns.


                                   ARTICLE II

                               CONDUCT OF BUSINESS

         SECTION 2.1. SCOPE OF ARTICLE. The provisions of this Article II shall apply to all Stock held by any Stockholder, whether or not held or acquired by such Stockholder on or after the date of this Agreement or at or after any time such Stockholder first became subject to this Agreement.

         SECTION 2.2. INFORMATION TO BE PROVIDED. Within ninety (90) days after the end of each Fiscal Year, each Stockholder shall be furnished with annual financial statements containing a balance sheet, income statement, and statement of changes in working capital as of or for the Fiscal Year then ending which financial statements shall be prepared in accordance with generally accepted accounting principles and shall be audited by Arthur Andersen & Co. or such other firm of independent certified public accountants as may be selected by the Board of Directors and reasonably satisfactory to the holders of at least 70% of the PIK Preferred Stock. The Company shall also provide to each of the Preferred Stockholders and such other Stockholders as the Board of Directors may determine
(i) an annual operating budget and capital expenditure budget for each Fiscal Year (which shall be delivered prior to February 15 of each such Fiscal Year);
(ii) unaudited quarterly financial statements within 45 days of the completion of each calendar quarter of the Fiscal Year; and (iii) unaudited monthly financial statements containing a balance sheet, a statement of income, and a statement of changes in working capital and showing variances to the annual operating budget and capital expenditure budget within 30 days after the last day of each month.

         SECTION 2.3. SPECIAL VOTING RIGHTS OF THE PIK PREFERRED STOCK.

         (a) Class Vote Required. For so long as any shares of PIK Preferred Stock are outstanding, without the vote of the holders of at least seventy percent (70%) of the PIK Preferred Stock, the Company shall not take any action that:

         (i) Alters or changes the rights, preferences or privileges with respect to the PIK Preferred Stock.

         (ii) Creates, by reclassification or otherwise, any new class or series of capital stock having rights, preferences or privileges senior or pari passu to the PIK Preferred Stock.

         (iii) Results in any merger, reorganization, Change of Control or any transaction or a series of related transactions in which all or substantially all of the assets, properties, or businesses of the Company and its Subsidiaries taken as a whole are sold or otherwise transferred to Persons other than the Company or any of its Subsidiaries, unless such transaction would result in cash proceeds to the holders of the PIK Preferred Stock with respect to the PIK Preferred Stock of an amount per share equal to or greater than the Liquidation Preference.

         (iv)     Results in an IPO that is not a Qualified IPO.

         (v) Results in the redemption or repurchase of any capital stock of the Company, whether in the form of cash or promissory notes, or otherwise (except in connection with the redemption or acquisition of capital stock of the Company held by employees, managers, or consultants of the


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                  Company or any Subsidiary, or Permitted Transferees of such
                  Persons, in connection with or in furtherance of the termination of such relationship).

         (vi) Results in the issuance of any equity interest in the Company or in any Subsidiary, or rights to acquire such equity interests, other than under the Employee Stock Plan or in connection with a Qualified Financing.

         (vii) Results in any distribution with respect to any equity interests in the Company (other than as permitted in clause
                  (v) above).

         (viii) Results in any contract, agreement, loan, transaction or other relationship with the Company or any Subsidiary and any of Columbia, Columbia DBS, Inc., Columbia Capital Corporation, Whitney or Fleet, or with an Affiliate of any of them (excluding for this purpose any Subsidiary) provided that the foregoing shall not prohibit any payment of Permitted Reimbursements.

         (ix) Results in a change in the size or composition of the Board of Directors.

         (x) Results in an increase in the number of shares of Common Stock authorized to be issued under the Employee Stock Plan.

         (xi) Results in the Company engaged in any business other than the distribution of, or the indirect holding of rights to distribute, DirecTv broadcast satellite services, programming and products or results in the Company exceeding the scope of the purpose for which the Company was formed.

         (xii) Results in any Subsidiary that is not a juridical corporation electing on IRS Form 8832 or otherwise electing to be treated as a corporation for federal tax purposes.

         (b) Special PIK Preferred A Vote. For so long as the any shares of PIK Preferred Stock are outstanding, without the vote of at least fifty percent (50%) of the PIK Preferred Stock neither the Company nor any Subsidiary shall enter into or consummate an acquisition of any NRTC System (other than those NRTC Systems under contract on the date hereof or referred to in the definition of Interim Financing) if the acquisition price per household is greater than $120 or the aggregate purchase price exceeds $25,000,000; provided, however, that this Section 2.2(b) shall expire on February [7], 1999.


                                   ARTICLE III

                              PARTICIPATION RIGHTS

         SECTION 3.1. PARTICIPATION RIGHTS. Except in the case of issuance of shares of capital stock of the Company (i) pursuant to the Employee Stock Plan,
(ii) in connection with


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a Qualified Financing or (iii) in exchange for capital contributions consisting of property other than cash, prior to issuing any additional shares of capital stock of the Company all Stockholders shall have been offered the right to purchase their proportionate share of such additional shares of capital stock on the same terms and subject to the same conditions as the proposed issuance to others, which rights to purchase shall be offered to such Stockholder in the ratio that their aggregate number of shares of Stock bear to the aggregate number of shares of Stock. Any shares of capital stock not initially subscribed for by those Stockholders holding Stock shall be reoffered to those Stockholders electing initially to purchase their proportionate share hereunder in proportion to the relative number of shares of Stock held by those Stockholders initially electing to purchase their proportionate share. The Company shall determine the timing and such other procedures as may be necessary and appropriate to enable the Stockholders to exercise their rights hereunder, provided that in any event such Stockholders shall be given no less than five (5) business days prior notice before being required to commit to purchase the shares of capital stock subject to the Participation Rights hereunder.


                                   ARTICLE IV

                               TRANSFERS OF STOCK

         SECTION 4.1. SCOPE OF ARTICLE. The provisions of this Article IV shall apply to all Stock, whether or not held or acquired by a Stockholder at or after the date of this Agreement or at or after any time such Stockholder first became subject to this Agreement. Every Transfer shall be subject to all of the terms, conditions, restrictions, and obligations of this Agreement. Any attempted Transfer which does not comply with the provisions of this Article shall be void and the Company shall not recognize the attempted purchaser, assignee, or transferee for any purpose whatsoever, and the Stockholder attempting such Transfer shall have breached this Agreement for which the Company and the non-breaching Stockholders shall have all remedies available for breach of contract.

         SECTION 4.2. CONDITIONS PRECEDENT TO TRANSFER OF STOCK. A Stockholder may Transfer all or any shares of Stock held by such Stockholder if all the following conditions are satisfied:

         (a) Prior Notice. At least ten (10) days prior to any proposed Transfer of Stock otherwise permitted pursuant to this Section, the Stockholder proposing to Transfer all or any shares of Stock held by such Stockholder gives a Transfer Notice.

         (b) Expenses. The transferor agrees to reimburse the Company for any expenses reasonably incurred by the Company in connection with the consummation of the Transfer.

         (c) Transfer Documents; Effective Time of Transfer. Such Stockholder and its purchaser, transferee or assignee shall execute, acknowledge, and deliver to the Company such instruments of transfer and assignment with respect to such transaction as are in form and substance reasonably satisfactory to the Company, including, without limitation, the written agreement of the purchaser, transferee or assignee to assume and be bound by all of the obligations of the transferor under this Agreement.


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         (d) Securities Law Compliance. Either (i) the Transfer is to the heirs, devisees or legatees of a deceased Stockholder; (ii) the Stock to be Transferred is registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "1933 Act"), and any applicable state securities laws; or (iii) the Company determines that the Transfer qualifies for an exemption from the registration requirements of the 1933 Act and any applicable state securities laws. Except as specifically provided in the Registration
Rights Agreement, the Company has no obligation or intention to register any of the Stock for resale under any federal or state securities laws or to take any action which would make available any exemption from the registration requirements of such laws.

         (e) Opinion of Counsel. In its discretion, the Company may require as a condition precedent to any Transfer of Stock delivery to the Company, at the proposed transferor Stockholder's expense, of an opinion of counsel satisfactory (both as to the counsel and substance of the opinion) to the Company that the proposed Transfer will satisfy all or certain of the conditions set forth in
Section 4.2(d).

         (f) Other Agreements. The Transfer complies with the provision of any employment agreement or other agreement between the Stockholder and the Company or any Subsidiary.

         (g) Right of First Refusal. If the proposed Transfer is an Optional Purchase Event, the Transferring Stockholder shall have complied with the provisions contained in this Article.

         (h) Right of Co-Sale. In the event that the proposed Transfer is to a Person that is not a Permitted Transferee of the transferring Stockholder, then all nontransferring Stockholders shall have the right to participate in such Transfer based upon the relative number of shares of Stock held by each such Stockholder as set forth in Section 4.4 below.

         SECTION 4.3. RIGHT OF FIRST REFUSAL.

         (a) Grant of Option. Upon the occurrence of an Optional Purchase Event with respect to a Stockholder, the Company, followed by all of the other 10% Stockholders, shall have successive options to purchase all, but not less than all, of the shares of Stock proposed to be sold, assigned or transferred by such Stockholder (the "Offered Stock") pursuant to the terms and conditions set forth in this Agreement.

         Upon the occurrence of an Optional Purchase Event, the Stockholder with respect to whom the Optional Purchase Event has occurred shall immediately give written notice to the Company and to all 10% Stockholders, which notice shall describe the Optional Purchase Event (unless the Optional Purchase Event is the giving of a Transfer Notice, in which case the Transfer Notice shall suffice). If the Stockholder with respect to whom the Optional Purchase Event has occurred does not provide such notice and another Stockholder knows of the occurrence of such Optional Purchase Event, such Stockholder may send written notice of the Optional Purchase Event to the Company, and if the Company determines that Optional Purchase Event has occurred, the Company shall provide to all 10% Stockholders the Transfer Notice.

         (b) Optional Purchase Events. For purposes of this Agreement, the term "Optional Purchase Event" shall mean any of the following events with respect to a stockholder:


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         (i)      The delivery of a Transfer Notice by the Stockholder unless such Transfer is to a Permitted Transferee.

         (ii) In the case of any Stockholder that is an individual, the entry by any court of an order or adjudication that the current or former spouse of the Stockholder has acquired any rights in any shares of the Stockholder's Stock as a result of divorce, equitable distribution or community property partition proceedings pursuant to the laws of any state or jurisdiction.

         (iii) In the case of any Stockholder who initially received such Stock from the Company (or an equity interest in a predecessor of the Company) when such Stockholder was an officer, director, employee, manager or independent contractor of any member of the Group, such Stockholder is no longer an officer, director, employee, manager or an independent contractor of the Company or any Subsidiary.

         (iv) In the case of Whitney, Columbia, or any other Stockholder substantially all of the assets of which consist of such Stockholder's Stock, any Transfer of more than ten percent (10%) of its capital stock or other equity interests, or the sale or issuance of any capital stock or equity interest in such Stockholder unless such Transfer, sale or issuance, is to a then current owner of such Stockholder or a Permitted Transferee of such Stockholder.

         (v) In the case of any estate or trust, any Transfer to any beneficiary of such estate or trust who is not a Related Party to the estate's decedent or to the grantor of the trust.

         (vi) In the case of Columbia and Columbia DBS, Inc., if any Person or group of Persons who are Affiliates, other than those Persons who are shareholders of Columbia Capital Company, Columbia DBS, Inc., or partners of Columbia on the date hereof or Affiliates or Related Parties to such Persons, shall become the owner of more than 50% of the equity interests of Columbia or be entitled to direct the business and affairs of Columbia.

         (c) Proposed Transfer for Consideration. If the Optional Purchase Event is the delivery of a Transfer Notice and the Transfer is for cash, indebtedness, property or other consideration, then the Company's and the 10% Stockholders' successive options shall be to purchase the Offered Stock for the fair market value of the consideration proposed to be received in the Transfer or payable at the closing described below, and pursuant to all of the other terms and conditions of the proposed Transfer. The Stockholder desiring to Transfer the Offered Stock and the Company (acting on behalf of all Persons who exercise their option to purchase hereunder) shall attempt to agree, in writing, on the fair market value of any noncash consideration to be received in the proposed transfer. If the Stockholder and the Company are


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unable to agree on the fair market value of the noncash consideration within thirty (30) days following the exercise of the options to purchase granted in this Section, either the Stockholder or the Company may by notice to the other commence the Appraisal Process.

         (d) Other Optional Purchase Events. If the Optional Purchase Event is not a proposed Transfer for consideration, then the successive options shall be for a purchase price equal to (i) the fair market value of the Offered Stock as of the last day of the calendar month immediately prior to the occurrence of the Optional Purchase Event (the "Valuation Date"), plus (ii) interest at the Prime Rate on the amount determined under clause (i) from the Valuation Date to the closing date, compounded monthly, reduced by (iii) any dividends or other distributions with respect to the Offered Stock from the Valuation Date through the closing (including dividends with respect to the PIK Preferred Stock consisting of additional shares of PIK Preferred Stock). For purposes of determining the purchase price, the fair market value of a share of Stock shall equal the amount that would be received by the owner of such share of Stock if all of the assets of the Company were sold for cash equal to their fair market value, the Company paid all of its liabilities and liquidated, all as of the Valuation Date. The selling Stockholder and the Company (acting on behalf of all Persons who have options to purchase hereunder) shall attempt in good faith to agree on the fair market value of the Offered Stock. If they are unable to agree, in writing, on the fair market value of the Offered Stock within thirty
(30) days following the exercise of the options to purchase granted in this Section, either the selling Stockholder or the Company may by notice to the other commence the Appraisal Process.

         (e) Exercise of Option by the Company. The Company shall provide written notice of exercise of the option to the Stockholder with respect to whom an Optional Purchase Event has occurred and to all 10% Stockholders within thirty (30) days following the Transfer Notice or the other written notice to all 10% Stockholders of the occurrence of the Optional Purchase Event, specifying whether or not the Company is exercising its option to purchase the Offered Stock pursuant to this Section. A failure by the Company to give notice within such period shall be deemed to be a notice of nonexercise.

         (f) Exercise of Option by 10% Stockholders. In the event the Company does not exercise its option, then each of the 10% Stockholders shall have the option to (i) purchase the Offered Stock pursuant to this Section 4.3 on the same terms as the Company in proportion to the relative number of shares of Stock held by all the 10% Stockholders; (ii) exercise the rights of co-sale specified in Section 4.4 below; or (iii) neither purchase any of such Offered Stock nor exercise rights of co-sale. In order to exercise its option pursuant to this Section, a 10% Stockholder shall provide written notice of exercise of the option to the Stockholder with respect to whom an Optional Purchase Event has occurred, to the Company and to all other 10% Stockholders within thirty
(30) days following the Company's nonexercise. If any 10% Stockholder elects not to exercise their option, then those 10% Stockholders that do exercise their option shall have the option, for an additional fifteen (15) days following the end of the option period for all 10% Stockholders, to acquire the Offered Stock that could have been acquired by the nonexercising 10% Stockholders in proportion to the relative number of shares of Stock held by the exercising 10% Stockholders.

         Any party with an option to purchase Stock pursuant to this Article may waive its option at any time by notice of such waiver to the Company.


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         (g) Waiver; Failure to Exercise Options. With respect to an Optional
Purchase Event that is the giving of a Transfer Notice, if Persons with options under this Section shall fail to exercise their options to purchase the Offered Stock within the applicable periods, or in the event the purchaser(s) shall fail to tender the required consideration at the closing referred to below, then subject to the rights of co-sale described in Section 4.4 below, the transferring Stockholder may transfer the Offered Stock to the Person, and upon the terms and price, specified in the notice of the proposed transfer, but only if such transfer is consummated within ninety (90) days after the expiration or withdrawal of the last option, or the failure to tender the consideration if applicable. If the Offered Stock is not so transferred within the applicable period, the Offered Stock shall again become subject to all of the terms and conditions of the Agreement and may not thereafter be transferred except in the manner and on the terms herein provided. In the event the Company or any 10% Stockholder exercises an option hereunder, but fails to tender the required consideration at the closing, the transferring Stockholder shall have all rights and remedies against the Company or the exercising 10% Stockholders, as the case may be, available for breach of contract, including the remedy of specific performance.

         (h) Closing of Purchase of Stock; Payment of Purchase Price; Security. The closing of the purchase of any Offered Stock by the Company or any of the 10% Stockholders pursuant to this Section shall occur at the offices of the Company within thirty (30) days after the earlier of (a) the written agreement of the parties on the fair market value of the Offered Stock or the consideration to be received therefor, as the case may be, or (b) the conclusion of the Appraisal Process. At the closing, the selling Stockholder shall deliver to the purchaser(s) of the Offered Stock certificates evidencing the Offered Stock, and the purchaser(s) shall deliver the purchase price as provided below to the such Stockholder. The selling Stockholder and the purchaser(s) each shall execute and deliver such other documents as may reasonably be requested by the other.

         The purchase price shall be delivered at closing as follows:

         (i) If the purchase of the Offered Stock is as a result of a proposed Transfer to a third party for consideration, the purchase price determined under this Agreement shall be payable on the same basis as the purchase price was to have been paid by the third party.

         (ii) If the purchase of the Offered Stock is as a result of any other Optional Purchase Event the purchase price shall be payable in cash or same day funds.

         SECTION 4.4. RIGHT OF CO-SALE.

         (a) Right of Co-Sale. In the event of a proposed Transfer of Stock to a Person who is not a Permitted Transferee, to the extent the Stock proposed to be transferred is not purchased by the Company pursuant to its right of first refusal described in Section 4.3, each other Stockholder shall have the right to participate in the Transfer in the manner set forth in this Section 4.4. Each such nontransferring Stockholder may Transfer to the proposed transferee identified in the Transfer Notice a pro rata share (defined below) of such non-transferring Stockholders Stock, by giving written notice to the Company and to the transferring Stockholder within the thirty (30) day period specified in
Section 4.3(f), which notice shall state that the


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Stockholder elects to exercise its rights of co-sale under this Section 4.4. A notice of exercise of a Stockholder's right of first refusal under Section 4.3(f) and a notice of exercise of a Stockholder's rights of co-sale hereunder shall be mutually exclusive and the first such notice given shall be binding and irrevocable. Each nontransferring Stockholder shall be deemed to have waived its right of co-sale hereunder either if it fails to give notice within the prescribed time period or if such Stockholder gives notice exercising its right of first refusal pursuant to Section 4.3(f). A nontransferring Stockholder's pro rata share for this purpose shall equal that number of shares of the nontransferring Stockholder's Stock represented by the number obtained by multiplying the number of shares of Stock that are the subject of the proposed Transfer by a fraction, the numerator of which is the number of shares of Stock then held by such nontransferring Stockholder, and the denominator of which is the number of shares of Stock then held by all persons entitled to this right of co-sale plus the number of shares of Stock proposed to be Transferred by the transferring Stockholder. Insofar as possible this right of co-sale shall apply to Stock of the same class or classes as the Stock subject to the Transfer Notice. If any Stockholder desiring to exercise its rights of co-sale hereunder does not have a sufficient number of Stock of the same class as the Stock subject to the Transfer Notice, such Stockholder may substitute Stock of another class so long as such class ranks senior in liquidation to the class of Stock subject to the Transfer Notice.

         (b) Consummation of Co-Sale. Each nontransferring Stockholder, in exercising its right of co-sale hereunder, may participate in the Transfer by delivering to the transferring Stockholder at the closing of the Transfer of the transferring Stockholder's Stock to the transferee (the "Closing") one or more certificates duly endorsed representing the shares of Stock to be transferred by such nontransferring Stockholder. At the Closing, such certificates will be delivered to the purchaser (whether such purchaser is the proposed transferee set forth in the Transfer Notice or those Stockholders who have exercised their rights of first refusal under Section 4.3) and the transferring Stockholder will remit, or will cause to be remitted, to the nontransferring Stockholder at the Closing that portion of the proceeds of the Transfer to which such nontransferring Stockholder would otherwise be entitled by reason of such nontransferring Stockholder's participation in such Transfer pursuant to these rights of co-sale.

         SECTION 4.5. APPRAISAL PROCESS.

         (a) If a Stockholder and the Company are unable to agree, in writing, on the fair market value of any shares of Stock or the consideration to be received in exchange for any shares of Stock within the time limits set forth in
Article IV, at any time following the expiration of such time limit either may invoke the process described in this Section (the "Appraisal Process") by sending the notice selecting an appraiser as described in subparagraph (i) below, in which case the determination of fair market value shall be final and binding on all parties to this Agreement.

         (i) First Appraisal. The written notice invoking the Appraisal Process shall state that the Appraisal Process is being invoked and shall set forth the name and address of the unrelated third party appraiser selected by the party invoking the Appraisal Process. Any appraiser selected pursuant to this Section shall be a Person qualified with respect to determining the fair market value of the shares of Stock or other property that is in question. The party to the purchase and sale transaction who did not invoke the Appraisal Process shall have ten (10) days


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following the notice of the selection of the first appraiser to select a second unrelated third party appraiser by sending to the other party written notice setting forth the name and address of the second appraiser.

         If a second appraiser is not selected within the 10 day time period, the appraiser selected by the party invoking the Appraisal Process shall prepare his appraisal report and submit it to the owner of the shares of Stock and the Company within sixty (60) days following the notice of his selection as an appraiser, in which case the Appraisal Process shall be concluded and the fair market value of the property in question shall be the amount set forth in the appraiser's report.

         (ii) Second Appraisal. If a second appraiser has been selected pursuant to subparagraph (i) above, the two appraisers so selected shall consult with each other in an effort to reach an agreement as to the fair market value. If the two appraisers shall agree in writing as to the fair market value of the property in question within forty-five (45) days following the appointment of the second appraiser, the fair market value of such property shall be the amount to which the appraisers have agreed, and the Appraisal Process shall be concluded.

         In the event the two appraisers are unable to agree as to the fair market value, the two appraisers shall prepare their separate reports and submit them to the Company and the owner of the shares of Stock within sixty (60) days following the appointment of the second appraiser. If the higher fair market value exceeds the lower fair market value by 10% or less of the lower fair market value the Appraisal Process shall be concluded and the fair market value of the property in question shall be the average of the two fair market values as set forth in the two appraisal reports. If the higher fair market value exceeds the lower fair market value by more than 10% of the lower fair market value, the owner of the shares of Stock and the Company shall further attempt to agree as to the fair market value.

         (iii) Third Appraisal. If the higher fair market value of the two appraisals exceeds the lower fair market value by more than 10% of the lower fair market value and, as of the eleventh (11th) day following the submission of both appraisal reports, neither party has sent written notice calling for a third appraiser, the Appraisal Process shall be concluded and the fair market value of the property in question shall be the average of the two fair market values as set forth in the two appraisal reports. If, however, the higher fair market value exceeds the lower fair market value by more than 10% of the lower fair market value and, within ten (10) days following the submission of the first two appraisers' reports, either party sends written notice to the other calling for a third appraiser, the two previously-selected appraisers shall promptly (but in any event within thirty (30) days following the submission of both appraisal reports) select a third appraiser to determine the fair market value of the property in question. The first two appraisers shall notify the Company, which shall in turn notify the owner of the shares of Stock and all other Stockholders, of the name and address of the third appraiser so selected; provided, however, that if the Company has not received notice of the name and address of the third appraiser within such thirty (30) day period, then the fair market value of the property in question shall be the average of the two appraisals that have been completed. Neither the previously selected appraisers, the Stockholder whose shares of Stock are being purchased, the Company, the Stockholders nor any Persons related to any of them shall disclose to the third appraiser the appraisal reports of the first two appraisers or the results of the first


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two appraisals. Within thirty (30) days following his appointment, the third appraiser shall submit to the owner of the shares of Stock and the Company his appraisal report, in which case the Appraisal Process shall be concluded and the fair market value of the property in question shall be the average of the two appraisals that are closest to each other.

         (b) Costs of Appraisal Process.

         (i) General Rules. Unless provided otherwise in clause (b)(ii) below, the costs of the Appraisal Process shall be borne equally by the Stockholder whose shares of Stock are being purchased and by the Person(s) obligated to purchase such shares of Stock. If one or more of the Stockholders exercised its option to purchase such shares of Stock, the portion of the costs of the Appraisal Process that are not borne by the owner of such shares of Stock shall be divided among the exercising Stockholders based upon the relative number of shares of Stock being purchased.

         (ii) Exception. Notwithstanding subparagraph (i) above, in the event a party calls for a third appraiser as provided above and the fair market value of the property in question as determined pursuant to the Appraisal Process is less favorable to that party than if the fair market value was determined by averaging the appraised fair market values as determined by the first two appraisers, the entire costs of the Appraisal Process shall be borne by the party calling for the third appraiser.


                                    ARTICLE V

                               BOARD OF DIRECTORS

         SECTION 5.1. SIZE AND COMPOSITION OF BOARD OF DIRECTORS. (a) Each of the Stockholders agrees that the number of members of the Board of Directors shall be seven (7) and that such Stockholder shall not take or permit to be taken any action which would change such number. Each Stockholder agrees to vote or otherwise cause the election of the following individuals as directors:

         (i) Two (2) individuals designated in writing by Whitney (which shall be two of the three PIK Preferred Stock Directors provided for in the Certificate of Designations).

         (ii) One (1) individual designated in writing by Fleet (which shall be one of the three PIK Preferred Stock Directors provided for in the Certificate of Designations).

         (iii) The chief executive officer of the Company, as may be elected from time to time by the Board of Directors, which individual is currently Douglas S. Holladay, Jr.

         (iv) Those two (2) individuals elected by a vote of the holders of Common Stock with each such holder being entitled to cast that number of votes equal to the number of such shares of Common Stock held by such holder, which vote shall be taken separately with respect to each of the two (2) seats without cumulative voting. The two (2) individuals designated pursuant to this clause (iv) shall also be


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                  designated by the Stockholders as entitled to two (2) votes each on all matters before the Board of Directors.

         (v) One (1) individual elected by a vote of the holders of the Common Stock, with each such holder being entitled to cast that number of votes equal to the number of such shares of Common Stock held by such holder.

         The individual designees to the Board of Directors, effective on the date hereof, are listed on Exhibit A attached hereto. Such Persons shall continue to serve until their death or resignation, or until their successor is designated as provided herein.

         (b) Upon the affirmative vote of Columbia, Whitney and Fleet, the size of the Board of Directors shall be increased from seven (7) to nine (9). The two additional seats shall be filled by individuals approved by Columbia, Whitney, and Fleet, and elected by holders of a majority of the Common Stock, and who are not otherwise a Related Party to or Affiliated with any of Columbia, Whitney, Fleet or the Company. In the event of such an increase in the size of the Board of Directors, the two (2) individuals designated pursuant to clause (iv) above and the two (2) new designated individuals shall be entitled to one vote each.

         (c) The Board of Directors shall meet not less often than once per quarter. In the event that the Board of Directors create an "Executive Committee," a "Compensation Committee," an "Audit Committee," or committees with similar functions such committees shall have at least one member designated by each of Columbia, Whitney and Fleet.

         (d) At such time as there are no longer any shares of PIK Preferred Stock outstanding, the following shall be the composition of the Board of
Directors: (i) the size of the Board of Directors shall be the same as that immediately to such time, (ii) each member of the Board of Directors shall have one vote on all matters and (iii) all directors shall be elected by the holders of the Common Stock.

         SECTION 5.2 INSURANCE. The Company shall obtain "directors and officers" insurance or comparable insurance coverage of a minimum of $5,000,000 for the members of the Board of Directors as soon as reasonably possible after the date hereof, and in any event prior to the closing of any Qualified Financing. The Company shall obtain within sixty (60) days of the date hereof, and thereafter maintain in force so long as requested to do so by Whitney, Fleet, or Columbia, key man insurance on the life of Douglas S. Holladay, Jr. in an amount of coverage not less than $10,000,000 and on the life of Donald A. Doering in an amount of coverage not less than $3,000,000, provided, however, that such individuals are insurable at commercially reasonable rates.

         SECTION 5.3 WHITNEY AND FLEET REPRESENTATIVES. The Persons that collectively constitute Fleet and any Permitted Transferee or other Person permitted under this Agreement to acquire any portion of Fleet's Class Units shall designate one such Person to have and exercise all of the rights of Fleet under this Agreement, which designation shall be made by notice to the Company signed by each Fleet entity and each such Permitted Transferee or other Person; provided, however, that until Fleet shall otherwise notify the Company to the contrary,

Chisholm Partners III, LP shall have and exercise all of the rights of Fleet under this Agreement.

         In the event that Whitney shall transfer all or any of its PIK Preferred Stock to any Permitted Transferee or other Person permitted under this Agreement to acquire any of Whitney's PIK Preferred Stock, Whitney and such Persons shall designate one such Person to have and exercise all of the rights of Whitney under this Agreement, which designation shall be made by notice to the Company signed by each such Person. Until such designation is made, Whitney shall have and exercise all of the rights of Whitney under this Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.1. NOTICES. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the Person or to an officer or manager of the Person to whom the same is directed, or sent by regular, registered, or certified United States mail, or by facsimile transmission or by private mail or courier service, addressed as follows: if to the Company, to the principal office address of the Company, or to such other address as may be specified from time to time by notice to the Stockholders; if to a Stockholder, to the address set forth in the records of the Company, or to such other address as the Stockholder may specify from time to time by notice to the Company. Any such notice shall be deemed to be delivered, given, and received for all purposes (i) as of the date of actual receipt if delivered personally or if sent by regular mail, facsimile transmission or by private mail or courier service, or (ii) four (4) business days after the date on which the same was deposited in a regularly-maintained receptacle for the deposit of United States mail, if sent by registered or certified United States mail, postage and charges prepaid, return receipt requested.

         SECTION 6.2. BINDING EFFECT. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Stockholders, and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

         SECTION 6.3. CONSTRUCTION. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Stockholder. No provision of this Agreement is to be interpreted as a penalty upon, or a forfeiture by, any party to this Agreement. The parties acknowledge that each party to this Agreement has shared equally in the drafting and construction of this Agreement and, accordingly, no court construing this Agreement shall construe it more strictly against one party hereto than the other.

         SECTION 6.4. ENTIRE AGREEMENT; AMENDMENTS. This Agreement may only be amended by an agreement in writing signed by the Company and by (i) Preferred Stockholders holding of record 70% or more of the then outstanding PIK Preferred Stock and (ii) Stockholders holding of records two-thirds (2/3) or more of the then outstanding Common Stock. Any such amendment shall be binding on the Company and all Stockholders.

         SECTION 6.5. HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

         SECTION 6.6. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

         SECTION 6.7. ADDITIONAL DOCUMENTS. Each Stockholder, upon the request of the Company, agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

         SECTION 6.8. VARIATION OF PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

         SECTION 6.9. TERMINATION. Notwithstanding any other provision herein contained to the contrary, this Agreement shall be terminated and shall cease to have any force and effect upon the consummation of a Qualified IPO (as defined in the Certificate of Designations of the PIK Preferred Stock).

         SECTION 6.10. GOVERNING LAW; CONSENT TO JURISDICTION; DISPUTE
RESOLUTION.

         (a) The laws of the State of Delaware shall govern the validity of this Agreement and the construction and interpretation of its terms. All disputes between or among any Stockholders arising out of or in any way connected with the execution, interpretation and performance of this Agreement (including the validity, scope and enforceability of the dispute resolution provisions contained herein) shall be solely and finally settled in accordance with this
Section 6.10. Each Stockholder hereby irrevocably consents to the personal jurisdiction of the courts of the Commonwealth of Virginia with respect to matters arising out of or related to the enforcement of the provisions of this
Section 6.10 and with respect to matters, if any, related to this Agreement not required to be resolved pursuant to this Section 6.10.

         (b) Mandatory Arbitration. All disputes between or among any Stockholders arising out of or in connection with the execution, interpretation and performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be solely and finally settled by a board of arbitrators consisting of either one arbitrator or three arbitrators, as set forth below (the term "Arbitrators" shall refer to the board of arbitrators, whether it consists of one or three members). The arbitration proceedings shall be held in the Washington, D.C. metropolitan area, and except as otherwise may be provided in this Section, the arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules (the "AAA Rules") of the American Arbitration Association (the "AAA").

         (c) Arbitration Notice. If a Stockholder or Stockholders determine to submit a dispute for arbitration pursuant to this Section, such Stockholder(s) shall furnish the other Stockholders with a dated, written statement (the "Arbitration Notice") indicating (i) such

Stockholder's intent to commence arbitration proceedings, (ii) the nature, with reasonable detail, of the dispute and (iii) the remedy or remedies such Stockholder will seek.

         (d) Selection of Sole Arbitrator. Within ten (10) days of the date of the Arbitration Notice, the Stockholder or Stockholders commencing the arbitration (collectively, the "Petitioner") and the party with whom the Petitioner has its dispute (collectively, the "Respondent") shall attempt to agree on and then select one neutral arbitrator (the "Sole Arbitrator"). A "neutral" arbitrator shall be a Person who would not be subject to disqualification under rule No. 19 of the AAA Rules.

         (e) Arbitration Panel. If, within such ten (10) day period, the Petitioner and Respondent are unable to agree upon a Sole Arbitrator, each of them shall have five (5) business days (following the expiration of the ten (10) day period) to select (and provide written notice of such selection to the other Stockholders and the Company) a qualifying arbitrator. A "qualifying" arbitrator is a Person who is not (i) an Affiliate or Related Person of either the Petitioner or Respondent or (ii) counsel to any such Person at such time. If either the Petitioner or Respondent fails to select a qualifying arbitrator or provide such notice within the five (5) day period, the AAA shall have the right to make such selection. (Such qualifying arbitrators hereafter may be referred to, respectively, as the "First Arbitrator" and the "Second Arbitrator.") Within ten (10) days following their selection, the First and Second Arbitrator shall select (and provide written notice to the Stockholders and the Company of such selection) a third arbitrator (the "Third Arbitrator") from a list of members of the AAA's National Panel of Commercial Arbitrators. The Third Arbitrator must be "neutral" as that term is defined above. Notwithstanding the foregoing, if a dispute involves more than two Stockholders, all proceedings shall be conducted before a Sole Arbitrator, who shall be selected by the AAA if the Stockholders are unable to agree upon such Sole Arbitrator within the ten (10) day period mentioned above.

         (f) Discovery Requests. At any time within forty (40) days after the date of the Arbitration Notice, the Petitioner and Respondent can make discovery requests of the other (including, but not limited to, requests for delivery of documents, production of witnesses for testimony and delivery of interrogatory responses). The recipient of a discovery request shall have ten (10) days after the receipt of such request to object to any or all portions of such request and make an application to the Arbitrators to limit the scope of such discovery request, and shall respond to any portions of such request not so objected to within twenty (20) days of the receipt of such request. All objections shall be in writing and shall indicate the reasons for such objections. Within five (5) business days after the end of the period for the submission by the requested party of an application to limit the discovery request, the Arbitrators shall grant or deny such discovery request, in whole or in part, to the extent the Arbitrators determine such discovery is or is not, as the case may be, reasonably necessary to enable the requesting party to obtain information relevant to the dispute without unreasonably burdening the requested party. The requested party shall comply with a discovery request granted by the Arbitrators within ten (10) business days after such discovery request is granted, or within such longer period as the Arbitrators may determine upon application of the requested party for extension thereof for reasonable cause. Neither party shall be permitted to make more than one application for discovery to the Arbitrators. All depositions shall be taken in the city in which the Person being deposed resides or has its principal place of business, unless otherwise agreed by the parties. The Arbitrators are not authorized to subpoena documents or perform independent investigations.

         (g) Timing of Hearings. Hearings must commence no later than ninety
(90) days following the date of the Arbitration Notice and such hearings shall be conducted for no more than five (5) business days.

         (h) Format of Hearings. Each of the Petitioner and the Respondent shall submit a brief, outlining such party's claim for relief or defense to any claim, to the other and to the Arbitrators on or before the tenth (10th) day following the date of the last hearing. Reply briefs must be exchanged and submitted to the Arbitrators on or before the twentieth (20th) day following the date of the last hearing. The final decision of the Arbitrators is due on or before the thirtieth (30th) day following the date of the last hearing. The Arbitrators shall choose the form of final decision that, in their judgment, is most consistent with the terms of this Agreement and the intent of the Stockholders, as supported by evidence presented by the Petitioner and Respondent in the arbitration proceeding or, if the subject matter of the dispute is not clearly addressed in or determinable under this Agreement, that, in their opinion, would be most fair to the Petitioner and Respondent under the arbitration. The Arbitrators shall not be required to provide reasons for their decision.

         (i) Fees and Expenses. The fees of the First and Second Arbitrators shall be borne by the Petitioner and Respondent, respectively. All other expenses of the arbitration shall be shared equally by the Petitioner and Respondent in accordance with the AAA Rules.

         (j) Arbitrators' Discretion. The foregoing time periods and procedural steps may be modified or extended by the Arbitrators in their discretion to the extent they deem necessary to prevent fundamental unfairness; provided that at all times the Arbitrators shall be mindful of the Stockholders' desire for the most expeditious possible resolution of the Stockholders' disputes; and provided, further, that a final decision of the Arbitrators shall be rendered within 120 days of the Arbitration Notice.

         (k) Enforceability. To the extent permissible under applicable law, the Stockholders agree that the award of the Arbitrators shall be final and shall not be subject to judicial review. Judgment on the arbitration award may be entered and enforced in any court having jurisdiction over the parties or their assets. It is the intent of the parties that the arbitration provisions hereof be enforced to the fullest extent permitted by applicable law, including the Federal Arbitration Act, 9 U.S.C. Section 2.

         (l) Injunctive Relief. Nothing contained in this Section shall prevent a Stockholder from seeking injunctive relief or require arbitration of any issue for which injunctive relief is sought by either party hereto.

         SECTION 6.11. COUNTERPART EXECUTION; FACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if the Company and all of the Stockholders had signed the same document. Such executions may be transmitted to the Company and/or the other Stockholders by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

         SECTION 6.12. TIME OF THE ESSENCE. Time is of the essence with respect to each and every term and provision of this Agreement.


                      [SIGNATURES FOLLOW ON THE NEXT PAGE]

Execution Page to the Stockholders Agreement


         IN WITNESS WHEREOF, the Company and Stockholders have executed this Agreement on the following execution pages, to be effective as of the date first set forth above.


THE COMPANY:

                                 DIGITAL TELEVISION SERVICES, INC.
                                    A DELAWARE CORPORATION

                                       By:     ___________________________

                                       Title:  ___________________________


STOCKHOLDERS:

                                 COLUMBIA DBS, INC.,
                                    A VIRGINIA CORPORATION
                                 COLUMBIA DBS INVESTORS, L.P.,
                                    A DELAWARE LIMITED PARTNERSHIP
                                 WEP INTERMEDIATE CORP.,
                                    A DELAWARE CORPORATION
                                 FLEET VENTURE RESOURCES INC.
                                    A
                                 FLEET EQUITY PARTNERS VI, LP,
                                    A
                                 CHISHOLM PARTNERS III, LP,
                                    A
                                 KENNEDY PLAZA PARTNERS,
                                    A
                                 DOUGLAS S. HOLLADAY, JR.
                                 DONALD A. DOERING
                                 WILLIAM J. DORRAN

                                       By: DTS Management, LLC,
                                           a Delaware limited liability company,
                                           their Attorney-in-Fact

                                           By:      ______________________

                                           Title:   ______________________

                                    EXHIBIT A
                                     TO THE
                             STOCKHOLDERS AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, INC.

                         DESIGNEES TO BOARD OF DIRECTORS


As of February 7, 1997, pursuant to and in accordance with Section 5.1(a), clause

         (i) Whitney has designated the following two (2) individuals:

         -------------------------------------

         -------------------------------------


         (ii) Fleet has designated the following individual:

         -------------------------------------


         (iii) The Chief Executive Officer of the Company is:

         Douglas S. Holladay, Jr.


         (iv) The holders of the Common Stock have designated the following two
(2) individuals (who each shall have two (2) votes on the board of managers):

         --------------------------------------

         --------------------------------------


         (v) The holders of the Common Stock have designated the following individual:

         --------------------------------------


to serve on the Board of Directors.

                                    EXHIBIT M
                                     TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                          CERTIFICATE OF INCORPORATION
                       UPON QUALIFIED CORPORATE CONVERSION



         FIRST: The name of this corporation is Digital Television Services, Inc. (hereinafter referred to as the "Corporation").

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801, and its registered agent at such address is THE CORPORATION TRUST COMPANY.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which the Corporation may be organized under the General Corporation Law of the State of Delaware.

         The purpose specified in the foregoing paragraph shall in no way be limited or restricted by the reference to, or inference from, the terms of any provision in this Certificate of Incorporation.

         The Corporation shall possess and may exercise all powers and privileges necessary or convenient to effect the foregoing purpose, including the general powers now or hereafter conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of the State of Delaware.

         FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is ______________ ( ___________ ) shares, of which _________ ( _______ ) shares shall be designated common stock, par value $.01 per share (the "Common Stock"), and _________ ( __________ ) shares shall be designated preferred stock, par value $.01 per share (the "Preferred Stock").

         The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         (a) The number of shares constituting that series and the distinctive designation of that series;

         (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

         (h) Any other relative rights, preferences and limitations of that series.

         Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

         If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

         FIFTH: The name and mailing address of the sole incorporator is as follows:

           NAME                      MAILING ADDRESS
           ----                      ---------------

           Catherine L. Amspacher    Nelson Mullins Riley & Scarborough, L.L.P.
                                     NationsBank Corporate Center
                                     Suite 3350
                                     100 North Tryon Street
                                     Charlotte, NC  28202-4000

         SIXTH:  The Corporation is to have perpetual existence.

         SEVENTH: The private property of the stockholders of the Corporation shall not be subject to the payment of the corporate debts to any extent whatsoever.

         EIGHTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the directors and stockholders:

             (1) The number of directors of the Corporation shall be seven, of which two shall be entitled to two votes with respect to any matter and five shall be entitled to one vote with respect to any matter. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

             (2) The Board of Directors shall have power without the assent or vote of the stockholders:

                  (a) To make, alter, amend, change, add to or repeal the bylaws of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends; and

                  (b) To determine from time to time whether, and to what extent, and at what time and places, and under what conditions and regulation, the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders.

         (3) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the General Corporation Law of Delaware, of this Certificate of Incorporation, and to any bylaws from time to time adopted by the stockholders; provided, however, that no bylaw so adopted shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

         NINTH: The Corporation shall, to the fullest extent permitted by the provisions of the General Corporation Law of Delaware, as now or hereafter in effect, indemnify all persons whom it may indemnify under such provisions. The indemnification provided by this Section shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under the bylaws of the Corporation, by agreement, vote of the stockholders or disinterested directors of the Corporation or others. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of
Section 102 of the General Corporation Law of the State of Delaware as the same may be amended or supplemented. Except as specifically required by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights and powers conferred upon stockholders, directors, and officers herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand the _______ day of ______________, ______.




                                           --------------------------------
                                           Catherine L. Amspacher
                                           Sole Incorporator

                                    EXHIBIT N
                                     TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                CERTIFICATE OF LIMITED LIABILITY COMPANY INTEREST

                        Pursuant to Section 18-702(c) of the
                   Delaware Limited Liability Company Act and
     Section 7.1 of the Limited Liability Company Agreement ("Agreement") of
                        Digital Television Services, LLC

  CERTIFICATE           CAPITAL              CLASS
    NUMBER           CONTRIBUTION           OF UNIT                  UNITS

                     $
----------------      -----------        ------------           ---------------

                        DIGITAL TELEVISION SERVICES, LLC
                      a Delaware limited liability company

          This Certifies that ______________________________ is the
registered owner of an Interest in the Company, which Interest is represented by Capital Contributions to the Company in the aggregate amount of $___________ and denominated as ________ Class ___ Units, with all the rights, limitations, preferences, obligations, and restrictions attendant thereto as set forth in the Limited Liability Company Agreement of Digital Television Services, LLC.

       The Interest in DIGITAL TELEVISION SERVICES, LLC represented by this Certificate is transferable only on the books of the Company by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

                          THE SECURITIES REPRESENTED BY
                 THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
       THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE '33 ACT),
  OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED
   OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE '33 ACT
        AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE
                 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF
                           THE '33 ACT AND SUCH LAWS.


       IN WITNESS WHEREOF, the said Company has caused this Certificate to be signed by duly authorized officers of its Manager this _______________ day of __________________________ A.D. 19____


----------------------------------               -------------------------------
            President                                      Vice-President

DTS Management, LLC                              DTS Management, LLC

         [Reverse of CERTIFICATE OF LIMITED LIABILITY COMPANY INTEREST
                      of DIGITAL TELEVISION SERVICES, LLC]


                               IN ADDITION TO THE
                             RESTRICTIONS SPECIFIED
                       IN THE LEGEND APPEARING ON THE FACE
                 OF THIS CERTIFICATE, THE SECURITIES REPRESENTED
                 BY THIS CERTIFICATE ARE SUBJECT IN ALL RESPECTS
              TO THE LIMITED LIABILITY COMPANY AGREEMENT OF DIGITAL
          TELEVISION SERVICES, LLC, INCLUDING RESTRICTIONS ON TRANSFER,
       AND PURSUANT TO SUCH AGREEMENT EACH OWNER OF AN INTEREST HAS AGREED
  TO GRANT A SECURITY INTEREST IN, COLLATERALLY ASSIGN, PLEDGE, OR HYPOTHECATE
    ITS INTEREST REPRESENTED BY THIS CERTIFICATE FOR ANY AND ALL DEBTS OF THE
     COMPANY OR CERTAIN RELATED ENTITIES IF, AS, AND WHEN CALLED UPON TO DO
      SO BY THE MANAGER OF THE COMPANY, SUBJECT TO SATISFACTION OF CERTAIN
      SPECIFIED CONDITIONS, AND THE HOLDER HEREOF CONSTITUTES THE MANAGER,
       WITH RIGHTS OF SUBSTITUTION AND RESUBSTITUTION, ITS TRUE AND LAWFUL
         ATTORNEY-IN-FACT TO SIGN, EXECUTE, CERTIFY, AND ACKNOWLEDGE ANY
              AND ALL INSTRUMENTS AND DOCUMENTS AS MAY BE NECESSARY
                     FOR THESE PURPOSES, ALL AS DEFINITIVELY
                          DESCRIBED IN SAID AGREEMENT.



         FOR VALUE RECEIVED ___________________________________________ hereby sell, assign, and transfer unto ________________________________________________
                                                  (name)

________________________________________________________________________________
                                            (address)

______________________ Units of Interest represented by the within Certificate,

and do hereby irrevocably constitute and appoint _______________________________

Attorney to transfer the said Units on the books of the within-named LLC with full power of substitution and resubstitution in the premises.



                              -------------------------------------------------
                              [Print name of owner as it appears on the face of this Certificate]


                              -------------------------------------------------
                              [Authorized Signature]


                              -------------------------------------------------
                              [Title]

                              Dated:
                                     ------------------------------------------

                                    EXHIBIT O
                                     TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                   OPERATING AGREEMENT OF DTS MANAGEMENT, LLC








                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                               DTS MANAGEMENT, LLC
                       A GEORGIA LIMITED LIABILITY COMPANY

                                TABLE OF CONTENTS
                                     OF THE
                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                               DTS MANAGEMENT, LLC
                       A GEORGIA LIMITED LIABILITY COMPANY


RECITALS.......................................................................1

ARTICLE I - FORMATION..........................................................1

         SECTION 1.1.    Formation; Assignment.................................1
         SECTION 1.2.    Name..................................................2
         SECTION 1.3.    Purposes..............................................2
         SECTION 1.4.    Registered Agent; Registered Office...................2
         SECTION 1.5.    Commencement and Term.................................2
         SECTION 1.6.    Tax Classification; Requirement of Separate
                         Books and Records and Segregation of Assets
                         and Liabilities.......................................2
         SECTION 1.7.    Title to Assets; Transactions.........................3

ARTICLE II - CAPITAL CONTRIBUTIONS.............................................3

         SECTION 2.1.    Capital Contributions.................................3
         SECTION 2.2.    Liability of Members  ................................3

ARTICLE III - DISTRIBUTIONS....................................................3

         SECTION 3.1.    Distributions.........................................3

ARTICLE IV - MANAGEMENT........................................................4

         SECTION 4.1.    Management............................................4
         SECTION 4.2.    Limitation of Liability; Indemnification..............4

ARTICLE V - TRANSFER OF INTERESTS..............................................4

         SECTION 5.1.    Transfer of Interests.................................4

ARTICLE VI - DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS.............5

         SECTION 6.1.    Dissolution Triggers..................................5
         SECTION 6.2.    Winding Up............................................5
         SECTION 6.3.    Liquidating Distributions.............................5


                                       O-i

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ARTICLE VII - BOOKS AND RECORDS................................................5

         SECTION 7.1.    Books and Records.....................................5

ARTICLE VIII - MISCELLANEOUS...................................................5

         SECTION 8.1.    Binding Effect........................................5
         SECTION 8.2.    Construction..........................................5
         SECTION 8.3.    Entire Agreement; No Oral Operating Agreements........6
         SECTION 8.4.    Headings..............................................6
         SECTION 8.5.    Severability..........................................6
         SECTION 8.6.    Variation of Pronouns.................................6
         SECTION 8.7.    Governing Law; Consent to Jurisdiction................6
         SECTION 8.8.    Counterpart Execution; Facsimile Execution............6
         SECTION 8.9.    Time of the Essence...................................6
         SECTION 8.10.   Exhibits..............................................6

         EXHIBIT A:      Articles of Organization.
         EXHIBIT B:      Glossary of Terms.
         EXHIBIT C:      Indemnification Exhibit.


                                      O-ii

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                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                               DTS MANAGEMENT, LLC
                       A GEORGIA LIMITED LIABILITY COMPANY

         THIS AMENDED AND RESTATED OPERATING AGREEMENT is made and entered into as of 10:00 A.M. Eastern Time, February 7, 1997, (the "Effective Time") by and between Digital Television Services, LLC, a Delaware limited liability company (formerly Columbia DBS Holdings, LLC (successor by conversion to DBS Holdings, L.P., a Delaware limited partnership)) ("Holdings"), and Columbia Capital Corporation, a Virginia corporation ("Columbia"). Unless otherwise indicated, capitalized words and phrases in this Amended and Restated Operating Agreement (the "Agreement") shall have the meanings set forth in the Glossary of Terms attached hereto as Exhibit B.

                                    RECITALS

         B. DTS Management, LLC (the "LLC") was formed on June 21, 1996, upon the filing of the Articles of Organization with the Secretary of State of Georgia.

         B. The LLC has had two members from its formation until the effective date of this Agreement, specifically, Columbia with a 1% Interest and Holdings with a 99% Interest.

         C. The LLC is the sole manager of Holdings and Holdings is consummating a series of transactions, including the admission of additional Members and the amendment and restatement of Holdings' limited liability company agreement.

         NOW THEREFORE, in consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree that the operating agreement of the LLC shall be amended and restated to read as follows:

                                    ARTICLE I

                                    FORMATION

         SECTION 1.1. FORMATION; ASSIGNMENT.

         The LLC was formed on June 21, 1996, and shall be continued pursuant to the terms hereof.

         By virtue of its execution of this Agreement and without the necessity of the execution or delivery of any other document or instrument, Columbia hereby assigns and transfers all of its right, title and interest in and to its 1% member Interest in the LLC to Holdings, as a capital contribution with respect to its interest in Holdings without any further issuance of equity interests in Holdings, and shall be deemed to have withdrawn as a Member of the LLC, all effective 10:01 A.M. Eastern Time, February 7, 1997, which assignment and transfer shall be in all respects subject to the security interest granted under Section 3 of the Guarantee and Collateral Agreement (the "Security Interest"), with the effect that as of 10:01 A.M. Eastern Time, February 7, 1997, Holdings shall hold 100% of the Interests in the LLC, and thus become the sole member of the LLC, with its entire Interest subject to the Security Interest. Columbia hereby represents and warrants to the LLC and to Holdings that with the exception of the Security Interest, its Interest in the LLC assigned hereby is free and clear of all liens, claims and encumbrances of any nature whatsoever. Columbia shall cause or take all necessary further action as may be requested by the LLC or by Holdings to confirm and ensure the complete assignment of its Interest as provided herein.

         The rights and obligations of the Members and the terms and conditions of the LLC shall be governed by the Act and this Agreement, including all the Exhibits to this Agreement. To the extent the Act and this Agreement are inconsistent with respect to any subject matter covered in this Agreement, this Agreement shall govern, but only to the extent permitted by law.

         SECTION 1.2. NAME. The name of the LLC shall be as set forth in the Articles of Organization, as amended, attached hereto as Exhibit A.

         SECTION 1.3. PURPOSES. The purposes of the LLC shall be (i) to provide management and administrative services to various entities operating direct satellite broadcast businesses, including Holdings, (ii) to serve as an intermediate holding company owning interests in entities operating direct satellite broadcast businesses, (iii) to own, hold, maintain, encumber, lease, sell, transfer or otherwise dispose of all property or assets or interests in property or assets as may be necessary, appropriate or convenient to accomplish the activities described in clauses (i) and (ii) above, (iv) to incur indebtedness or obligations in furtherance of the activities described in clauses (i), (ii) and (iii) above, and (v) to conduct such other activities as may be necessary or incidental to the foregoing, all on the terms and conditions and subject to the limitations set forth in this Agreement.

         SECTION 1.4. REGISTERED AGENT; REGISTERED OFFICE. The LLC's registered agent shall be Douglas S. Holladay, Jr. and the LLC's registered office shall be 880 Holcomb Bridge Rd., Bldg. C-200, Roswell, GA 30076. The LLC's registered agent or registered office may be changed as provided in Act Section 14-11-209, or successor provision.

         SECTION 1.5. COMMENCEMENT AND TERM. The term of the LLC commenced at the time and date appearing in the Articles of Organization and shall continue until it is dissolved, its affairs are wound up and final liquidating distributions are made pursuant to this Agreement but in any event, not later than December 31, 2036.

         SECTION 1.6. TAX CLASSIFICATION; REQUIREMENT OF SEPARATE BOOKS AND RECORDS AND SEGREGATION OF ASSETS AND LIABILITIES. The parties acknowledge that because the LLC will have a single Member pursuant to Treasury Regulations
Section 301.7701-3, the LLC shall be disregarded as an entity separate from its owner for federal income tax purposes until the effective date of any election it may make (but only as may be permitted under the Parent LLC Agreement) to change its classification for federal income tax purposes to that of a corporation by filing IRS Form 8832, Entity Classification Election or until the LLC has more than one Member in which case it would be treated as a partnership for federal income tax purposes

(provided that the LLC has not elected on Form 8832 to be treated as a corporation). In all events, however, the LLC shall keep books and records separate from those of its Member and its Subsidiaries and shall at all times segregate and account for all of its assets and liabilities separately from those of its sole Member and of its Subsidiaries.

         SECTION 1.7. TITLE TO ASSETS; TRANSACTIONS. The LLC shall keep title to all of its assets in its own name and not in the name of its Member or any Subsidiary. The LLC shall enter into and engage in all transactions in its own name and not in the name of its Member or any Subsidiary. In furtherance thereof, the LLC shall evidence its execution of instruments as follows:

                         DTS Management, LLC,
                         a Georgia limited liability company
                         By:__________________________________
                         Title: Manager [or other authorized person]


                                   ARTICLE II

                              CAPITAL CONTRIBUTIONS

         SECTION 2.1. CAPITAL CONTRIBUTIONS. As of the date hereof, the Member has made Capital Contributions to the LLC on the dates and equal to the amounts reflected in the books and records of the LLC. The Member shall make additional Capital Contributions in such form and at such time as the Member and the Managers shall determine; provided, however, that any such additional Capital Contributions shall be evidenced in writing and recorded in the books and records of the LLC.

         SECTION 2.2. LIABILITY OF MEMBERS. No Member shall be liable for any debts or losses of capital or profits of the LLC or be required to contribute or lend funds to the LLC.


                                   ARTICLE III

                                  DISTRIBUTIONS

         SECTION 3.1. DISTRIBUTIONS. Subject only to (i) the laws of fraudulent conveyance of the State of Georgia, (ii) any and all restrictions in the Parent LLC Agreement, and (iii) any and all other contractual restrictions agreed to by the LLC or its Member in writing, the Member shall have authority to cause the LLC to distribute cash or property to the Member, in such amounts, at such times and as of such record dates as the Managers shall determine.

                                   ARTICLE IV

                                   MANAGEMENT

         SECTION 4.1. MANAGEMENT. The LLC shall be managed by a board of managers, which board of managers shall consist of such individuals and shall be governed in all respects by the Parent LLC Agreement. Except as provided in the Parent LLC Agreement, the LLC's board of managers shall have complete authority and exclusive control over the business and affairs of the LLC; provided, however, in no event shall the board of managers or the Member take any action or cause the LLC to take any action inconsistent with the relative rights, privileges and obligations of the members of Holdings as reflected in the Parent LLC Agreement.

         SECTION 4.2. LIMITATION OF LIABILITY; INDEMNIFICATION. Notwithstanding any other provision to the contrary contained in this Agreement, no manager or Member shall be liable, responsible, or accountable in damages or otherwise to the LLC or to any Member or assignee of a Member for any loss, damage, cost, liability, or expense incurred by reason of or caused by any act or omission performed or omitted by such manager or Member, whether alleged to be based upon or arising from errors in judgment, negligence, or breach of duty (including alleged breach of any duty of care or duty of loyalty or other fiduciary duty), except for (i) acts or omissions the manager or Member knew at the time of the acts or omissions were clearly in conflict with the interest of the LLC, or (ii) any transaction from which the manager or Member derived an improper personal benefit, (iii) a willful breach of this Agreement, or (iv) gross negligence, recklessness, willful misconduct, or knowing violation of law. Without limiting the foregoing, no manager or Member shall in any event be liable for (A) the failure to take any action not specifically required to be taken by the manager or Member under the terms of this Agreement, (B) any action or omission taken or suffered by any other manager or Member, or (C) any mistake, misconduct, negligence, dishonesty or bad faith on the part of any employee or other agent of the LLC appointed in good faith by such manager or Member. The provisions regarding the indemnification of certain Persons are set forth in the Indemnification Exhibit attached hereto as Exhibit C.


                                    ARTICLE V

                              TRANSFER OF INTERESTS

         SECTION 5.1. TRANSFER OF INTERESTS. Subject to the Parent LLC Agreement, the Member may transfer its Interest at such time, in such amount and pursuant to such terms, in whole or in part, as the Member shall in its sole discretion determine.

                                   ARTICLE VI

              DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS

         SECTION 6.1. DISSOLUTION TRIGGERS. The LLC shall dissolve only upon the first to occur of any of the following events:

         (a) Upon the delivery for filing with the Secretary of State of a Statement of Commencement of Winding Up of the LLC pursuant to Act Section 14-11-606.

         (b) The entry of a decree of judicial dissolution under Act Section 14-11-603(a).

         SECTION 6.2. WINDING UP. Upon dissolution of the LLC the same Persons who are entitled to wind up the Member under the Parent LLC Agreement shall wind up the LLC's affairs.

         SECTION 6.3. LIQUIDATING DISTRIBUTIONS. Following the dissolution of the LLC, the assets of the LLC shall be applied to satisfy claims of creditors and distributed to the Member in liquidation as provided in the Act, by the Persons charged with winding up the affairs of the LLC.


                                   ARTICLE VII

                                BOOKS AND RECORDS

         SECTION 7.1. BOOKS AND RECORDS. The LLC shall keep books and records at its principal place of business, which shall set forth an accurate account of all transactions of the LLC and which shall enable the LLC to comply with the requirement under Section 1.6 above that it segregate and account for its assets and liabilities separately from those of the Member and of its Subsidiaries. The LLC shall prepare financial statements at least annually, which shall include at least a balance sheet and income statement prepared in accordance with GAAP, which financial statements need not be audited, except in connection with any audit that the Member or the LLC's ultimate parent entity may obtain.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1. BINDING EFFECT. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their successors, transferees, and assigns.

         SECTION 8.2. CONSTRUCTION. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member. No provision of this Agreement is to be interpreted as a penalty upon, or a forfeiture by, any party to this Agreement.

         SECTION 8.3. ENTIRE AGREEMENT; NO ORAL OPERATING AGREEMENTS. This Agreement, together with the Parent LLC Agreement, constitutes the entire agreement with respect to the affairs of the LLC and the conduct of its business, and supersede all prior agreements and understandings, whether oral or written. The LLC shall have no oral operating agreements.

         SECTION 8.4. HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

         SECTION 8.5. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

         SECTION 8.6. VARIATION OF PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

         SECTION 8.7. GOVERNING LAW; CONSENT TO JURISDICTION. The laws of the State of Georgia shall govern the validity of this Agreement, the construction and interpretation of its terms, and organization and internal affairs of the LLC and the limited liability of its managers, Members, and other owners. The Member hereby irrevocably consents to the personal jurisdiction of the courts of the State of Georgia with respect to matters arising out of or related to the enforcement of the provisions of this Agreement.

         SECTION 8.8. COUNTERPART EXECUTION; FACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. Such executions may be transmitted to the LLC and/or any other Member by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

         SECTION 8.9. TIME OF THE ESSENCE. Time is of the essence with respect to each and every term and provision of this Agreement.

         SECTION 8.10. EXHIBITS. The Exhibits to this Agreement, each of which are incorporated by reference, are:

         EXHIBIT A:        Articles of Organization.
         EXHIBIT B:        Glossary of Terms.
         EXHIBIT C:        Indemnification Exhibit.

         IN WITNESS WHEREOF, the Members have executed this Agreement on the following execution page, to be effective as of the date described in Article I.

                                 EXECUTION PAGE
                                     TO THE
                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                              DTS MANAGEMENT, LLC,
                       A GEORGIA LIMITED LIABILITY COMPANY


INITIAL AND CONTINUING MEMBER:


                                    DIGITAL TELEVISION SERVICES, LLC,
                                    A DELAWARE LIMITED LIABILITY COMPANY

                                          By:      DTS Management, LLC
                                          Its:     Manager

                                          By:      ___________________________
                                          Name:    Douglas S. Holladay, Jr.
                                          Title:   Vice President

INITIAL AND WITHDRAWING MEMBER:
(Signing solely for the purpose
of acknowledging and consenting
to the provisions of Section 1.1.)

                                    COLUMBIA CAPITAL CORPORATION,
                                    A VIRGINIA CORPORATION

                                          By:      ___________________________
                                          Name:    Neil P. Byrne
                                          Title:   Vice President

                                    EXHIBIT A

                            CERTIFICATE OF FORMATION

                                       OF

                           COLUMBIA DBS HOLDINGS, LLC


         The undersigned, desiring to form a limited liability company pursuant to Sections 18-214(b)(2) and 18-201 of the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, do hereby certify as follows:

                                       I.

         The name of the limited liability company is COLUMBIA DBS HOLDINGS, LLC.

                                       II.

         The address of the registered office of the LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the LLC's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.



         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Columbia DBS Holdings, LLC as of November ___, 1996.

                                       Member:
                                       COLUMBIA DBS, INC.

                                       By:
                                              ----------------------------------

                                       Name:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------

                                       Member:
                                       COLUMBIA DBS INVESTORS, L.P.
                                       By:      Columbia Capital Corporation,
                                                its general partner

                                       By:
                                              ----------------------------------

                                       Name:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------

             CERTIFICATE OF CONVERSION TO LIMITED LIABILITY COMPANY
                                       OF
                               DBS HOLDINGS, L.P.
                                       TO
                           COLUMBIA DBS HOLDINGS, LLC

         The undersigned, desiring to convert DBS HOLDINGS, L.P., a Delaware limited partnership, to COLUMBIA DBS HOLDINGS, LLC, a Delaware limited liability company, pursuant to Section 18-214 of the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, do hereby certify as follows:

                                       I.

         The date on which and jurisdiction where the entity that is converting to a limited liability company was first formed was January 30, 1996 in the State of Delaware.

                                       II.

         The name of the entity that is converting to a limited liability company immediately prior to the filing of this Certificate of Conversion is DBS HOLDINGS, L.P.

                                      III.

         The name of the limited liability company as set forth in its certificate of formation filed in accordance with Section 18-214(b) of the Delaware Limited Liability Company Act is COLUMBIA DBS HOLDINGS, LLC.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Conversion of DBS Holdings, L.P. to Columbia DBS Holdings, LLC as of November ___, 1996.

                                       General Partner:
                                       COLUMBIA DBS, INC.

                                       By:
                                              ----------------------------------

                                       Name:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------

                                       Limited Partner:
                                       COLUMBIA DBS INVESTORS, L.P.
                                       By:      Columbia Capital Corporation,
                                                its general partner

                                       By:
                                              ----------------------------------

                                       Name:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------

                                    EXHIBIT B
                                     TO THE
                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                               DTS MANAGEMENT, LLC
                       A GEORGIA LIMITED LIABILITY COMPANY

                                GLOSSARY OF TERMS

         "Act" shall mean the Georgia Limited Liability Company Act, as in effect in Georgia and set forth at Section 14-11-100 et. seq. (or any corresponding provision of succeeding law).

         "Agreement" shall mean this Amended and Restated Operating Agreement as amended from time to time and, as the context shall require, includes the Parent LLC Agreement.

         "Articles of Organization" shall mean the articles of organization required to be filed by the LLC pursuant to the Act together with any amendments thereto.

         "Capital Contribution" shall mean with respect to the Member, the amount of money and any property (other than money) contributed to the LLC with respect to the Interest of such Member.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor federal revenue law.

         "Effective Time" shall have the meaning set forth in the paragraph immediately preceding the Recitals.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, including without limitation, those principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as approved by a significant segment of the accounting profession.

         "Guarantee and Collateral Agreement" shall mean that certain Guarantee and Collateral Agreement made by Columbia DBS Holdings, LLC as a Grantor, Columbia DBS Management, LLC, certain Subsidiaries of Columbia DBS Holdings, LLC, as Guarantors and Grantors, and Columbia DBS, Inc., Columbia Capital Corporation, Columbia DBS Investors, L.P. and certain individuals, as Investors and Pledgors in favor of Canadian Imperial Bank of Commerce, as Administrative Agent dated as of November 27, 1996.

         "Holdings" shall mean Digital Television Services, LLC, a Delaware limited liability company, formerly Columbia DBS Holdings, LLC, a Delaware limited liability company, successor by conversion to DBS Holdings, L.P., a Delaware limited partnership.

         "Interest" shall mean all of the rights, privileges, preferences and obligations of the Member or assignee with respect to the LLC created under this Agreement or under the Act.

         "LLC" shall mean the limited liability company formed pursuant to this Agreement.

         "Managers" shall refer collectively to those individuals who constitute the board of managers of the LLC which individuals are designated as members of the LLC's board of managers pursuant to the provisions of that certain Amended and Restated Limited Liability Company Agreement of Digital Television Services, LLC, a Delaware limited liability company.

         "Member" shall mean (i) at any time prior to 10:01 A.M., February 7, 1997, Holdings and Columbia, and (ii) at any time on or thereafter, Holdings.

         "Parent LLC Agreement" shall mean the Amended and Restated Limited Liability Company Agreement of Holdings dated February 10, 1997, as amended thereafter from time to time as provided therein.

         "Person" shall mean any natural person, partnership, trust, estate, association, limited liability company, corporation, custodian, nominee, governmental instrumentality or agency, body politic or any other entity in its own or any representative capacity.

         "Subsidiaries" shall mean Digital Television Services of Alabama, LLC, Digital Television Services of California, LLC, Digital Television Services of Colorado, LLC, Digital Television Services of Georgia, LLC, Digital Television Services of Kansas, LLC, Digital Television Services of Kentucky, LLC, Digital Television Services of New Mexico, LLC, Digital Television Services of New York I, LLC, Digital Television Services of New York II, LLC, Digital Television Services of South Carolina I, LLC, Digital Television Services of South Carolina II, LLC, Digital Television Services of Vermont, LLC, Spacenet, Inc., or any other Person all of the equity interests of which are owned directly or indirectly by the LLC.


         [THE REMAINDER OF THIS PAGE INTENTIONALLY HAS BEEN LEFT BLANK.]

                                    EXHIBIT C
                                     TO THE
                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                               DTS MANAGEMENT, LLC
                       A GEORGIA LIMITED LIABILITY COMPANY


                             INDEMNIFICATION EXHIBIT

         (a)      Rights to Indemnification.

                  (i) Pursuant to Act Section 14-11-306, and to the full extent otherwise permitted by law, the LLC shall indemnify and save harmless its Member, the members of the board of managers of the LLC, its Member's members, and all members, partners, shareholders, directors, officers, trustees, employees and agents of any of those Persons ("Representatives"), (collectively, the "Indemnitees") from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnitee and arise out of or in connection with the business of the LLC or the performance by such Indemnitee of any of the Person's responsibilities under this Agreement. The rights created by this Exhibit shall continue as to an Indemnitee who has ceased to be a Member, or a Representative and shall inure to the benefit of such Indemnitee's heirs, executors, administrators, legal representatives, successors and assigns.

                  (ii) Without limiting any other provisions of this Exhibit, the LLC shall pay or reimburse, and indemnify and hold harmless each Indemnitee against, expenses incurred by such Indemnitee in connection with his appearances as a witness or other participation in a Proceeding involving or affecting the LLC at a time when the Indemnitee is not a named defendant or respondent in the Proceeding. For the purposes of this Exhibit, a "Proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

                  (iii) Notwithstanding any other provision of this Exhibit any indemnification hereunder shall be provided out of and to the extent of LLC assets only, and no Member of the LLC shall have personal liability on account thereof.

         (b)      Indemnification Procedures.

                  (i) Any Person seeking indemnification pursuant to this Exhibit (including any Advancement of Expenses as provided in Subsection (c) of this Exhibit) shall be subject to the procedures of this Subsection (b) for indemnification.

                  (ii) Any indemnification of any Representative under this Exhibit, unless ordered by a court or arbitration panel, shall be made by the LLC only as authorized in the specific case and only upon a determination by the LLC's Member (or by special legal counsel pursuant to Subsection (v) below if so requested by an Indemnitee) that (1) the Indemnitee acted in good faith, (2) the Indemnitee reasonably believed that its conduct was in the best interests of the LLC or at least not opposed to the best interests of the LLC, and in the case of a criminal Proceeding, had no cause to believe that its conduct was criminal, and
                           (3) Indemnitee's conduct did not constitute gross negligence, recklessness, or intentional misconduct, fraud, or a knowing violation or breach of this Agreement. The termination of any Proceeding by judgment, order, settlement, conviction or on a plea of nolo contendere or its equivalent shall not alone determine that Indemnitee did not meet the requirements set forth in the preceding sentence.

                  (iii) To claim indemnification under this Exhibit, a Representative shall submit to the Member a written request for indemnification, including therewith (or affirming that there will be made available to the
                           LLC) such documentation and information as is reasonably available to Indemnitee and as the Member may reasonably request to support such claims and enable the Member to make or cause to be made the determinations hereinafter provided for. If at the time of receipt of such request, the LLC has in effect or is entitled to claim reimbursement for such request under any policy of insurance covering such claim, the LLC shall thereafter take proper action to cause such insurers to accept coverage and thereafter shall take all necessary action to cause such insurers to pay such claim to or on behalf of Indemnitee.

                  (iv) Indemnitee and the LLC shall cooperate with each other and the Person making the indemnification determination, including providing upon reasonable advance request such information that is not privileged or otherwise protected from disclosure and which is reasonably necessary to such determination.

                  (v) Any "special legal counsel" selected to make any indemnification determination required hereunder shall be a law firm, or member of a law firm, experienced in matters of corporation, partnership and LLC law and which neither presently is, nor in the past five (5) years has been, retained to represent the LLC, the Indemnitee or any other party to the Proceeding

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                           giving rise to the claim for indemnification, and
                           shall not include any Person who, under prevailing applicable standards of professional conduct, would have a conflict of interest with Indemnitee or the LLC or any other party to the Proceeding. Any determination required herein, if Indemnitee has so requested, shall be made by special legal counsel selected by the Indemnitee and reasonably satisfactory to the Member.

                  (vi) An Indemnitee shall not be denied indemnification in whole or in part under this Subsection (b) solely on the grounds that it had an interest in the transaction with respect to which the indemnification applies, if the transaction was fully disclosed to the Member in advance and was otherwise permitted to be carried out by the terms of the Agreement.

                  (vii) The indemnification provided in this Exhibit is solely for the benefit of Indemnitees and shall not give rise to any right to indemnification in favor of any other Persons.

         (c) Advance Payment of Expenses. Expenses incurred by an Indemnitee in defense or settlement of any claim that may be subject to a right of indemnification hereunder may be advanced by the LLC prior to the final disposition thereof (an "Advancement of Expense") upon receipt of a written agreement by the Indemnitee to repay such amount to the extent that it shall be determined ultimately that such Indemnitee is not entitled to be indemnified hereunder.

         (d)      Right of Indemnitee to Commence Proceeding.

                  (i) If a claim under Subsection (a) of this Exhibit is not paid in full by the LLC within sixty (60) days after a written claim has been received by the LLC, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, an Indemnitee may at any time thereafter commence a Proceeding against the LLC in the State Courts of Georgia. If successful in whole or in part in any such Proceeding, or in a Proceeding brought by the LLC to recover any Advancement of Expenses, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such Proceeding.

                  (ii) In any Proceeding brought by an Indemnitee to enforce a right to Indemnification hereunder (but not in a Proceeding brought by Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that (and in any Proceeding by the LLC to recover an Advancement of Expenses, the LLC shall be entitled to recover such expenses upon a final adjudication that) the Indemnitee has not met the requirements for indemnification hereunder; provided, however, that in any such Proceeding, neither (A) the failure of the Member to have made the determination prior to the commencement of such Proceeding that indemnification of Indemnitee is proper in the circumstances, (B) an actual determination by the Member that Indemnitee has not met such applicable requirements, nor (C) termination of any Proceeding by any judgment,

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                           order, settlement, or plea therein shall, of itself,
                           create a presumption that Indemnitee has not met such applicable legal requirements or, in the case of such a Proceeding brought by Indemnitee, be a defense to such a Proceeding.

                  (iii) In any Proceeding brought by Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the LLC to recover an Advancement of Expenses, the burden of proving that Indemnitee is not entitled to be indemnified, or to such Advancement or Expenses, under this Exhibit or otherwise shall be on the LLC.

                  (iv) Without limiting the foregoing, any action commenced pursuant to this Subsection (d) shall be conducted in all respects as a de novo adjudication on the merits; provided, however, if a determination shall have been made, or deemed to have been made pursuant to Subsection (b) above, that a Person is entitled to indemnification, the LLC shall be bound thereby. The LLC and all Members shall be precluded from asserting in any action pursuant to this Subsection (d) that the procedures and presumptions of this Exhibit are not valid, binding and enforceable.

         (e) Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Exhibit shall not be exclusive of any other right which any Person may have or hereafter acquire under applicable law, under any other agreement, pursuant to any determination by the Member or otherwise, provided that the Indemnitee shall not be entitled to recover more than once for the same damage.

         (f) Insurance. The LLC shall be authorized to maintain insurance, in reasonable amounts and with responsible carriers, at the LLC's expense, to insure any amounts indemnifiable hereunder as well as to protect the Indemnitees or any employee or agent of the LLC or another enterprise against any expense, liability or loss of the kind referred to in this Exhibit, whether or not the LLC would have the power to indemnify such Person against such expense, liability or loss under the applicable law.

         (g) Contribution by LLC. The LLC hereby agrees that, in the event that the indemnification provided for in this Exhibit is for any reason finally judicially determined to be unavailable, the LLC shall contribute to the payment of any and all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA or other excise taxes or penalties, and amounts paid in settlement) in such proportion as is appropriate to reflect the relative fault of the LLC and the Indemnitee with respect to such expenses, liability and loss.

         (h) Other Indemnification Sources. Any Indemnitees entitled to indemnification from the LLC hereunder shall first seek recovery under any insurance policies by which such Indemnitee is covered and shall obtain the written consent of the Member prior to entering into any compromise or settlement that would result in an obligation of the LLC to indemnify such Indemnitee. If the amounts in respect of which such indemnification is sought arise out of the conduct of the business and affairs of the LLC and also of any other Person for which the Person entitled to indemnification from the LLC hereunder was then acting in a similar capacity,

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the amount of the indemnification provided by the LLC shall be limited to the
LLC's proportionate share thereof as determined in good faith by the Member.

         (i) Survival. The provisions of this Exhibit shall survive the dissolution of the LLC.

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                                    EXHIBIT P
                                     TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                   DESIGNEES TO MANAGEMENT'S BOARD OF MANAGERS


As of February 10, 1997, pursuant to and in accordance with Agreement Section 5.1(a), clause

         (i) Whitney has designated the following two (2) individuals:

         William Laverack, Jr.

         Michael C. Brooks


         (ii) Chisholm has designated the following individual:

         Riordon B. Smith


         (iii) The Chief Executive Officer of DTS Management, LLC is:

         Douglas S. Holladay, Jr.


         (iv) The holders of Class B Units have designated the following two (2) individuals (each of whom shall have two (2) votes on the board of managers subject to the provisions of Subsection 5.1(a)):

         Harry F. Hopper III

         James B. Murray, Jr.


         (v) The holders of the Class B, C, and D Units have designated the following individual:

         David P. Mixer


to serve on the board of managers of DTS Management, LLC, Manager of the LLC.